Filed Pursuant to Rule 424(b)(3)
Registration No. 333-269415

PROSPECTUS SUPPLEMENT NO. 2
(To Prospectus dated April 9, 2025)

BLUEROCK HOMES TRUST, INC.

This prospectus supplement (this “Prospectus Supplement No. 2”) updates, amends, and supplements the prospectus dated April 9, 2025, as supplemented by that certain Prospectus Supplement No. 1 dated May 9, 2025 (collectively, the “Prospectus”), which forms a part of our Registration Statement on Form S-11 (Registration No. 333-269415). Capitalized terms used in this Prospectus Supplement No. 2 and not otherwise defined herein have the meanings specified in the Prospectus.

This Prospectus Supplement No. 2 is being filed to update, amend, and supplement the information in the Prospectus with the information contained in (a) (i) our Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“SEC”) on July 1, 2025 and (ii) our Current Report on Form 8-K/A filed with the SEC on July 8, 2025 (collectively, the “Form 8-K/A Filings”), and (b) our Quarterly Report on Form 10-Q filed with the SEC on August 13, 2025 (the “Form 10-Q Filing”). Accordingly, we have attached the Form 8-K/A Filings and the Form 10-Q Filing to this Prospectus Supplement No. 2.

You should read this Prospectus Supplement No. 2 in conjunction with the Prospectus, including any amendments and supplements thereto. This Prospectus Supplement No. 2 is qualified by reference to the Prospectus, except to the extent that the information contained in this Prospectus Supplement No. 2 supersedes the information contained in the Prospectus. This Prospectus Supplement No. 2 is not complete without, and may not be utilized except in connection with, the Prospectus.

Investing in our securities involves significant risks. See the “Risk Factors” sections of the Prospectus and in Item 1A of our Annual Report on Form 10-K filed on March 20, 2025 for a discussion of the risks that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 2. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 13, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025

BLUEROCK HOMES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Third Avenue, 40th Floor

New York, NY 10022

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 1, 2025, Bluerock Homes Trust, Inc. (the “Company”) filed, with the U.S. Securities and Exchange Commission (the “SEC”), a Current Report on Form 8-K dated April 25, 2025 (the “Form 8-K”) in conjunction with the acquisition of a 272-unit residential community known as Southern Pines Reserve, f/k/a Hawthorne at the Pines, located in Aberdeen, North Carolina.

This Current Report on Form 8-K/A (the “Form 8-K/A”) amends Item 9.01 of the Form 8-K to present certain financial statements of Southern Pines Reserve. This Form 8-K/A should be read in conjunction with the Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Real Estate Acquired

Southern Pines Reserve

Independent Auditor’s Report

Statements of Revenues and Certain Operating Expenses for the year ended December 31, 2024 and the three months ended March 31, 2025

Notes to Statements of Revenues and Certain Operating Expenses

(b)

Pro Forma Financial Information

Bluerock Homes Trust, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2025 (unaudited)

Notes to Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2025 (unaudited)

Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income for the three months ended March 31, 2025 (unaudited)

Notes to Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income for the three months ended March 31, 2025 (unaudited)

Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income for the year ended December 31, 2024 (unaudited)

Notes to Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income for the year ended December 31, 2024 (unaudited)

Statements in this Current Report on Form 8-K/A, including intentions, beliefs, expectations or projections relating to items such as the long-term performance of the Company’s portfolio are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions, and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2025 and its other filings with the SEC.

(c)	Exhibit No.	Description

	23.1	Consent of Plante Moran, PC
	104	Cover Page Interactive Data File (formatted as inline XBRL).

Independent Auditor’s Report

To the Board of Directors and Stockholders

Bluerock Homes Trust, Inc.

Opinion

We have audited the accompanying statements of revenues and certain operating expenses (the "Statements") of Southern Pines Reserve (the "Property") for the year ended December 31, 2024 and the related notes to the Statements.

In our opinion, the accompanying Statements present fairly, in all material respects, the revenue and certain operating expenses of the Property described in Note 2 of the Statements for the year ended December 31, 2024 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter – Purpose of the Presentation

We draw attention to Note 2 to the Statements, which describes that the Statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Bluerock Homes Trust, Inc. and is not intended to be a complete presentation of the Property's revenue and expenses. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Statements

Management is responsible for the preparation and fair presentation of the Statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the Statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Plante Moran, PC

East Lansing, Michigan

July 1, 2025

SOUTHERN PINES RESERVE

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

(In thousands)

	Year Ended December 31, 2024	(Unaudited) Three Months Ended March 31, 2025
Revenues
Rental and other property revenues	$4,922	$1,211
Total revenues	4,922	1,211

Certain Operating Expenses
Property operating expenses	1,566	400
Total certain operating expenses	1,566	400

Revenues in Excess of Certain Operating Expenses	$3,356	$811

See accompanying notes to statements of revenues and certain operating expenses

SOUTHERN PINES RESERVE

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Note 1 – Business

On April 28, 2025, Bluerock Homes Trust, Inc. (the “Company”), through BHM DST Acquisitions, LLC, a wholly owned subsidiary of Bluerock Residential Holdings, L.P. (the Company’s “Operating Partnership”), acquired Southern Pines Reserve (the “Property”) pursuant to a Purchase and Sale Agreement (the “PSA”) with Hawthorne Pines, LLC, an unaffiliated third party. The Company, through its subsidiaries, assigned the PSA to BR Churchill Downs, DST, a Delaware statutory trust and an indirect, wholly owned subsidiary of the Operating Partnership.

Note 2 – Basis of Presentation

The accompanying statements of revenues and certain operating expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the United States Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual operations for the periods presented as revenues, and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reporting and disclosure of revenues and certain expenses during the reporting period to present the statement of revenues and certain operating expenses. Actual results could differ from those estimates.

Note 3 – Revenues

The Property is located in Aberdeen, North Carolina and contains 280 residential units (refer to Note 6 for additional information) that are rented to tenants under various lease agreements that are generally one year in length. All leases are accounted for as operating leases. The Property recognizes rental revenue on a straight-line basis over the terms of the rental agreements and in accordance with ASC Topic 842 Leases. Rental revenue is recognized on an accrual basis and when the collectability of the amounts due from tenants is deemed probable. Rental revenue is included within rental and other property revenues on the Property’s statements of revenues and certain operating expenses.

Tenant reimbursements for common area maintenance and other recoverable expenses, such as pet, administrative, application and other fees, are recognized when the services are provided and the performance obligations are satisfied. Tenant reimbursements are included within rental and other property revenues on the Property’s statements of revenues and certain operating expenses.

Note 4 – Certain Operating Expenses

Certain operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Property operating expenses include administrative, repairs and maintenance, marketing, payroll, utilities, taxes, and insurance. Expenses such as depreciation, amortization, and interest are excluded.

Note 5 – Commitments and Contingencies

The Property is subject to various legal actions and claims arising in the ordinary course of business. Although the outcome of any legal matter cannot be predicted with certainty, management does not believe that any of these legal proceedings or matters will have a material adverse effect on the financial position or results of operations or liquidity of the Property.

Note 6 – Subsequent Events

The Property evaluated subsequent events through July 1, 2025, the date the financial statements were available to be issued. On February 8, 2025, the Property sustained a fire that resulted in the loss of eight units, reducing the number of units from 280 to 272. The Property’s final purchase price for the April 2025 acquisition was adjusted to exclude and reflect the loss of the eight units.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS INFORMATION

The following unaudited pro forma condensed consolidated financial statements of Bluerock Homes Trust, Inc. (together with its consolidated subsidiaries, the “Company,” “we,” “our” or “us”) should be read in conjunction with our historical audited consolidated financial statements as of and for the year ended December 31, 2024, and as of and for the three months ended March 31, 2025 (unaudited), and the related notes thereto.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025, and the unaudited pro forma condensed consolidated statement of operations and comprehensive income for the three months ended March 31, 2025, and the year ended December 31, 2024, have been prepared to provide pro forma financial information with regard to the Southern Pine Reserve acquisition on April 28, 2025, which the Company expects to consolidate.

The pro forma condensed consolidated balance sheet at March 31, 2025 assumes that the Southern Pines Reserve acquisition occurred on March 31, 2025.

The pro forma condensed consolidated statements of operations and comprehensive income assume the transaction referred to above occurred on January 1, 2024. In February 2025, Southern Pines Reserve sustained a fire that resulted in the loss of eight units. The pro forma condensed consolidated statements of operations and comprehensive income have been adjusted to reflect the loss of these units.

Our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our future financial position or results of operations.

All completed acquisitions are accounted for as asset acquisitions. The purchase price was allocated to the acquired assets and assumed liabilities based on their estimated fair values at the date of acquisition.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only. In management’s opinion, all material adjustments necessary to reflect the effects of the transactions referred to above have been made. Our unaudited pro forma condensed consolidated financial statements are based on assumptions and estimates considered appropriate by the Company’s management. However, they are not necessarily indicative of what our consolidated financial condition or results of operations would have been assuming the transactions referred to above had occurred as of the dates indicated, nor do they purport to represent our consolidated financial position or results of operations for future periods.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2025

(In thousands, except share and per share amounts)

		Pro Forma Adjustments
	Bluerock Homes Trust, Inc. Historical (a)	Southern Pines Reserve (b)	Pro Forma Total
ASSETS
Net real estate investments
Land	$103,299	$4,240	$107,539
Buildings and improvements	579,817	51,763	631,580
Furniture, fixtures and equipment	20,310	1,644	21,954
Construction in process	2,919	—	2,919
Total gross operating real estate investments	706,345	57,647	763,992
Accumulated depreciation	(47,812)	—	(47,812)
Total net operating real estate investments	658,533	57,647	716,180
Operating real estate held for sale, net	18,386	—	18,386
Total net real estate investments	676,919	57,647	734,566
Cash and cash equivalents	134,748	(9,065)	125,683
Restricted cash	15,939	—	15,939
Notes and accrued interest receivable, net	9,449	—	9,449
Accounts receivable, prepaids and other assets, net	36,133	—	36,133
Preferred equity investments, net	88,953	—	88,953
In-place lease intangible assets, net	849	1,003	1,852
Due from affiliates	1,256		1,256
Non-real estate assets associated with operating real estate held for sale	125	—	125
TOTAL ASSETS	$964,371	$49,585	$1,013,956

LIABILITIES AND EQUITY
Mortgages payable	$251,457	$29,585	$281,042
Revolving credit facilities	85,000	20,000	105,000
Accounts payable	824	—	824
Other accrued liabilities	18,739	—	18,739
Due to affiliates	5,916	—	5,916
Distributions payable	2,331	—	2,331
Liabilities associated with operating real estate held for sale	137	—	137
Total Liabilities	364,404	49,585	413,989
6.0% Series A Redeemable Preferred Stock, liquidation preference $25.00 per share, 30,000,000 shares authorized; 5,278,493 shares issued and outstanding at March 31, 2025	116,746	—	116,746
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 220,000,000 shares authorized; no shares issued and outstanding at March 31, 2025	—	—	—
Common stock - Class A, $0.01 par value, 562,500,000 shares authorized; 3,953,219 shares issued and outstanding at March 31, 2025, historical and pro forma	40	—	40
Common stock - Class C, $0.01 par value, 187,500,000 shares authorized; 8,489 shares issued and outstanding at March 31, 2025, historical and pro forma	—	—	—
Additional paid-in-capital	119,083	—	119,083
Cumulative earnings in excess of distributions	17,684	—	17,684
Accumulated other comprehensive gain	307	—	307
Total Stockholders’ Equity	137,114	—	137,114
Noncontrolling Interests
Operating partnership units	307,411	—	307,411
Partially owned properties	38,696	—	38,696
Total Noncontrolling Interests	346,107	—	346,107
Total Equity	483,221	—	483,221
TOTAL LIABILITIES AND EQUITY	$964,371	$49,585	$1,013,956

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

BLUEROCK HOMES TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2025

(a)	Historical consolidated financial information derived from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

(b)	The acquisition of a 100% ownership interest in Southern Pines Reserve for a purchase price of $56.6 million, which the Company consolidated on its balance sheet. The Company recorded the following associated with the acquisition of Southern Pines Reserve: (i) $2.0 million of capitalized acquisition costs, of which $1.4 million is an acquisition fee payable to BR Churchill Downs DST Manager, LLC, which is a related party to the Company, (ii) a $30.7 million senior loan, and (iii) borrowings of $20.0 million through a credit facility entered into with KeyBank National Association (the “KeyBank Credit Facility”). The carrying value of the senior loan includes approximately ($1.1) million of deferred financing costs related to the acquisition.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2025

(In thousands, except share and per share amounts)

		Pro Forma Adjustments
	Bluerock Homes Trust, Inc. Historical (a)	Southern Pines Reserve (b)		Pro Forma Total
Revenues
Rental and other property revenues	$15,910	$1,188		$17,098
Interest income from loan investments	503	—		503
Total revenues	16,413	1,188		17,601

Expenses
Property operating	7,652	398		8,050
Property management and asset management fees	1,325	58	(c)	1,383
General and administrative	3,057	—		3,057
Management fees to related party	2,540	—		2,540
Acquisition and other transaction costs	76	—		76
Depreciation and amortization	7,492	528	(d)	8,020
Total expenses	22,142	984		23,126

Other (expense) income
Other expense, net	(59)	—		(59)
Income from preferred equity investments	3,110	—		3,110
Recovery of credit losses, net	102	—		102
Gain on sale and impairment of real estate investments, net	703	—		703
Loss on extinguishment of debt costs	(4)	—		(4)
Interest expense, net	(6,211)	(432	)(e)	(6,643)
Interest income	1,104	—		1,104
Total other expense	(1,255)	(432)		(1,687)
Loss before income taxes	(6,984)	(228)		(7,212)
Income tax expense	(346)	—		(346)
Net loss	(7,330)	(228)		(7,558)
Preferred stock dividends	(2,010)	—		(2,010)
Preferred stock accretion	(523)	—		(523)
Net loss attributable to noncontrolling interests
Operating partnership units	(5,661)	(158)		(5,819)
Partially owned properties	(1,673)	—		(1,673)
Net loss attributable to noncontrolling interests	(7,334)	(158)		(7,492)
Net loss attributable to common stockholders	$(2,529)	$(70)		$(2,599)

Loss per common share (f)
Net loss per common share – Basic	$(0.67)			$(0.69)
Net loss per common share – Diluted	$(0.67)			$(0.69)

Weighted average basic common shares outstanding	3,864,622			3,864,622
Weighted average diluted common shares outstanding	3,864,622			3,864,622

Other comprehensive income
Unrealized gain on available for sale investments	$1,524	$—		$1,524
Less unrealized gain attributable to Operating partnership units	(1,053)	—		(1,053)
Other comprehensive income attributable to common stockholders	471	—		471
Comprehensive loss attributable to noncontrolling interests	(6,281)	(158)		(6,439)
Comprehensive loss attributable to common stockholders	$(2,058)	$(70)		$(2,128)

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income

BLUEROCK HOMES TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2025

(a)	Historical consolidated financial information derived from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

(b)

Represents adjustments to the Company’s historical operations to give effect to the purchase of Southern Pines Reserve on April 28, 2025 as if these assets had been acquired on January 1, 2024. Pro forma adjustments to the Company’s historical results for the three months ended March 31, 2025 include adjustments to the following: rental and other property revenues, property operating expenses, property management and asset management fees, depreciation and amortization, interest expense, and the operating partnership units’ interest.

The property’s actual results of operations (historical operations for the three months ended March 31, 2025) for rental and other property revenues and property operating expenses have been adjusted to reflect operations with eight fewer units as such units were lost due to a fire that occurred at the property in February 2025.

(c)	Represents property management and asset management fees estimated to have been incurred for Southern Pines Reserve. Property management fees shall be calculated at the greater of (i) 2.50% of monthly property revenues, or (ii) $8,500 per month. The Company calculated the property management fees at 2.50% of monthly property revenues. Asset management fees are calculated at 0.20% per annum of the $56.6 million purchase price, prorated for the three months ended March 31, 2025, which is due to BR Churchill Downs DST Manager, LLC for providing management and supervisory services in connection with Southern Pines Reserve. BR Churchill Downs DST Manager, LLC is a related party of the Company, but it is not within the Company’s control and is not consolidated in the Company’s financial statements.

(d)	Represents depreciation and amortization expense adjustment to historical results for the three months ended March 31, 2025 based on the allocation of the purchase price. Depreciation expense is calculated using the straight-line method over the asset’s estimated useful life as follows: 30-40 years for the building, 5-15 years for building and land improvements, and 3-8 years for furniture, fixtures and equipment. Amortization expense relates to the Company’s identifiable intangible assets and consists of the value of in-place leases. In-place leases are amortized using the straight-line method over the remaining non-cancelable term of the respective leases, which is on average six months.

(e)	Represents interest expense for the Southern Pines Reserve acquisition and is estimated to have been incurred on the $30.7 million senior loan, which bears interest at a fixed rate of 5.13% and matures on May 1, 2035. Interest expense is calculated as if the senior loan was entered into on January 1, 2024. Interest expense also includes deferred financing costs which are recognized at acquisition and amortized using the straight-line method over the remaining life of the senior loan. Interest expense does not include any amounts related to borrowings on the KeyBank Credit Facility as borrowings are assumed to have been made on January 1, 2024 and repaid in full one year from the date of funding due to certain minimum paydown requirements per the terms of the KeyBank Credit Facility. The mortgage balance assumed in the pro forma balance sheet is presented at fair value less unamortized deferred financing costs.

(f)	Earnings per share is calculated in accordance with Accounting Standards Codification 260 – “Earnings per Share.” The historical earnings per share amounts are the amounts reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2024

(In thousands, except share and per share amounts)

		Pro Forma Adjustments
	Bluerock Homes Trust, Inc. Historical (a)	Southern Pines Reserve (b)		Pro Forma Total
Revenues
Rental and other property revenues	$48,584	$4,781		$53,365
Interest income from loan investments	1,630	—		1,630
Total revenues	50,214	4,781		54,995

Expenses
Property operating	24,144	1,554		25,698
Property management and asset management fees	4,715	233	(c)	4,948
General and administrative	10,592	—		10,592
Management fees to related party	9,111	—		9,111
Acquisition and other transaction costs	255	—		255
Weather-related losses, net	170	—		170
Depreciation and amortization	19,940	3,116	(d)	23,056
Total expenses	68,927	4,903		73,830

Other income (expense)
Other income, net	330	—		330
Income from preferred equity investments	11,937	—		11,937
Recovery of credit losses, net	93	—		93
Gain on sale and impairment of real estate investments, net	7,081	—		7,081
Loss on extinguishment of debt costs	(151)	—		(151)
Interest expense, net	(18,092)	(2,595	)(e)	(20,687)
Interest income	5,424	—		5,424
Total other income (expense)	6,622	(2,595)		4,027
Net loss	(12,091)	(2,717)		(14,808)
Preferred stock dividends	(4,022)	—		(4,022)
Preferred stock accretion	(244)	—		(244)
Net loss attributable to noncontrolling interests
Operating partnership units	(9,232)	(1,860)		(11,092)
Partially owned properties	(2,891)	—		(2,891)
Net loss attributable to noncontrolling interests	(12,123)	(1,860)		(13,983)
Net loss attributable to common stockholders	$(4,234)	$(857)		$(5,091)

Loss per common share (f)
Net loss per common share – Basic	$(1.10)			$(1.32)
Net loss per common share – Diluted	$(1.10)			$(1.32)

Weighted average basic common shares outstanding	3,856,162			3,856,162
Weighted average diluted common shares outstanding	3,856,162			3,856,162

Other comprehensive loss
Unrealized loss on available for sale investments	$(527)	$—		$(527)
Less unrealized loss attributable to Operating partnership units	363	—		363
Other comprehensive loss attributable to common stockholders	(164)	—		(164)
Comprehensive loss attributable to noncontrolling interests	(12,486)	(1,860)		(14,346)
Comprehensive loss attributable to common stockholders	$(4,398)	$(857)		$(5,255)

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income

BLUEROCK HOMES TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2024

(a)	Historical consolidated financial information derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(b)

Represents adjustments to the Company’s historical operations to give effect to the purchase of Southern Pines Reserve on April 28, 2025 as if these assets had been acquired on January 1, 2024. Pro forma adjustments to the Company’s historical results for the year ended December 31, 2024 include adjustments to the following: rental and other property revenues, property operating expenses, property management and asset management fees, depreciation and amortization, interest expense, and the operating partnership units’ interest.

The property’s actual results of operations (historical operations for the year ended December 31, 2024) for rental and other property revenues and property operating expenses have been adjusted to reflect operations with eight fewer units as such units were lost due to a fire that occurred at the property in February 2025.

(c)	Represents property management and asset management fees estimated to have been incurred for Southern Pines Reserve. Property management fees shall be calculated at the greater of (i) 2.50% of monthly property revenues, or (ii) $8,500 per month. The Company calculated the property management fees at 2.50% of monthly property revenues. Asset management fees are calculated at 0.20% per annum of the $56.6 million purchase price, which is due to BR Churchill Downs DST Manager, LLC for providing management and supervisory services in connection with Southern Pines Reserve. BR Churchill Downs DST Manager, LLC is a related party of the Company, but it is not within the Company’s control and is not consolidated in the Company’s financial statements.

(d)	Represents depreciation and amortization expense adjustment to historical results for the year ended December 31, 2024 based on the allocation of the purchase price. Depreciation expense is calculated using the straight-line method over the asset’s estimated useful life as follows: 30-40 years for the building, 5-15 years for building and land improvements, and 3-8 years for furniture, fixtures and equipment. Amortization expense relates to the Company’s identifiable intangible assets and consists of the value of in-place leases. In-place leases are amortized using the straight-line method over the remaining non-cancelable term of the respective leases, which is on average six months.

(e)	Represents interest expense for the Amira at Westly acquisition and is estimated to have been incurred on (i) the $30.7 million senior loan, which bears interest at a fixed rate of 5.13% and matures on May 1, 2035, and (ii) the borrowings of $20.0 million on the KeyBank Credit Facility, which bears interest per annum, at the Company’s option, at SOFR (Daily Simple or Term) plus 3.60% or the base rate plus 2.50%, and matures one-year from the date of funding, subject to certain minimum paydowns determined by the terms of the KeyBank Credit Facility. Interest expense is calculated as if the senior loan was entered into, and borrowings on the KeyBank Credit Facility were made, on January 1, 2024. Interest expense also includes deferred financing costs which are recognized at acquisition and amortized using the straight-line method over the remaining life of the senior loan. The senior loan balance assumed in the pro forma balance sheet is presented at fair value less unamortized deferred financing costs.

(f)	Earnings per share is calculated in accordance with Accounting Standards Codification 260 – “Earnings per Share.” The historical earnings per share amounts are the amounts reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Unvested share-based payment awards that contain nonforfeitable rights to dividends are participating securities and are included in the computation of earnings per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

DATE:	July 1, 2025	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Exhibit

23.1	Consent of Plante Moran, PC
104	Cover Page Interactive Data File (formatted as inline XBRL).

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-267764) and Form S-11 (File No. 333-269415) of Bluerock Homes Trust, Inc. (each, a “Registration Statement”), and the accompanying prospectuses to each Registration Statement, of our report dated July 1, 2025, relating to the statements of revenues and certain operating expenses of Southern Pines Reserve for the year ended December 31, 2024, which appears in this Form 8-K/A.

/s/ PLANTE MORAN, PC

East Lansing, Michigan

July 1, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025

BLUEROCK HOMES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Third Avenue, 40th Floor

New York, NY 10022

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 1, 2025, Bluerock Homes Trust, Inc. (the “Company”) filed, with the U.S. Securities and Exchange Commission (the “SEC”), a Current Report on Form 8-K dated April 25, 2025 (the “Form 8-K”) in conjunction with the acquisition of a limited partnership interest (the “Marble Investment”) in Marble Capital Income and Impact Fund, LP (the “Marble Fund”).

This Current Report on Form 8-K/A (the “Form 8-K/A”) amends Item 9.01 of the Form 8-K to present certain financial statements of the Marble Fund, and to include the required financial statements and pro forma financial information not previously included in the Form 8-K. This Form 8-K/A should be read in conjunction with the Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)		Financial Statements of Business Acquired

Marble Capital Income and Impact Fund, LP and Subsidiaries

	(i)	Audited consolidated financial statements as of and for the year ended December 31, 2024, and the notes related thereto, and the Report of Deloitte & Touche LLP, Independent Auditors, dated April 25, 2025, which are attached to this Form 8-K/A as Exhibit 99.1 and incorporated herein by reference.

	(ii)	Audited consolidated financial statements as of and for the year ended December 31, 2023, and the notes related thereto, and the Report of Deloitte & Touche LLP, Independent Auditors, dated April 26, 2024, which are attached to this Form 8-K/A as Exhibit 99.2 and incorporated herein by reference.

	(iii)	Unaudited consolidated financial statements as of March 31, 2025 and December 31, 2024, and for the three months ended March 31, 2025 and 2024, and the notes related thereto, which are attached to this Form 8-K/A as Exhibit 99.3 and incorporated herein by reference.

(b)		Pro Forma Financial Information

Bluerock Homes Trust, Inc.

	(i)	Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2025 (unaudited), and the notes thereto.

	(ii)	Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income for the three months ended March 31, 2025 (unaudited), and the notes thereto.

	(iii)	Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income for the year ended December 31, 2024 (unaudited), and the notes thereto.

Statements in this Current Report on Form 8-K/A, including intentions, beliefs, expectations or projections relating to items such as the long-term performance of the Company’s portfolio are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions, and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2025 and its other filings with the SEC.

(c)	Exhibit No.	Description

	23.1	Consent of Deloitte & Touche LLP

	99.1	Audited consolidated financial statements of Marble Capital Income and Impact Fund, LP and Subsidiaries as of and for the year ended December 31, 2024, and the notes related thereto, and the Report of Deloitte & Touche LLP, Independent Auditors, dated April 25, 2025.

	99.2	Audited consolidated financial statements of Marble Capital Income and Impact Fund, LP and Subsidiaries as of and for the year ended December 31, 2023, and the notes related thereto, and the Report of Deloitte & Touche LLP, Independent Auditors, dated April 26, 2024.

	99.3	Unaudited consolidated financial statements of Marble Capital Income and Impact Fund, LP and Subsidiaries as of March 31, 2025 and December 31, 2024, and for the three months ended March 31, 2025 and 2024, and the notes related thereto.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS INFORMATION

The following unaudited pro forma condensed consolidated financial statements of Bluerock Homes Trust, Inc. (together with its consolidated subsidiaries, the “Company,” “we,” “our” or “us”) should be read in conjunction with our historical audited consolidated financial statements as of and for the year ended December 31, 2024, and as of and for the three months ended March 31, 2025 (unaudited), and the related notes thereto.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025, and the unaudited pro forma condensed consolidated statements of operations and comprehensive income for the three months ended March 31, 2025 and the year ended December 31, 2024, have been prepared to provide pro forma financial information with regard to the Company’s acquisition of a limited partnership interest (the “Marble Investment”) in Marble Capital Income and Impact Fund, LP (the “Marble Fund”) on April 25, 2025.

The pro forma condensed consolidated balance sheet at March 31, 2025 assumes that the Marble Investment occurred on March 31, 2025.

The pro forma condensed consolidated statements of operations and comprehensive income for the three months ended March 31, 2025 and the year ended December 31, 2024 assume the transaction referred to above occurred on January 1, 2024.

Our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our future financial position or results of operations.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only. In management’s opinion, all material adjustments necessary to reflect the effects of the transactions referred to above have been made. Our unaudited pro forma condensed consolidated financial statements are based on assumptions and estimates considered appropriate by the Company’s management. However, they are not necessarily indicative of what our consolidated financial condition or results of operations would have been assuming the transactions referred to above had occurred as of the dates indicated, nor do they purport to represent our consolidated financial position or results of operations for future periods.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2025

(In thousands, except share and per share amounts)

		Pro Forma Adjustments
	Bluerock Homes Trust, Inc. Historical (a)	Marble Investment (b)	Pro Forma Total
ASSETS
Net real estate investments
Land	$103,299	$—	$103,299
Buildings and improvements	579,817	—	579,817
Furniture, fixtures and equipment	20,310	—	20,310
Construction in process	2,919	—	2,919
Total gross operating real estate investments	706,345	—	706,345
Accumulated depreciation	(47,812)	—	(47,812)
Total net operating real estate investments	658,533	—	658,533
Operating real estate held for sale, net	18,386	—	18,386
Total net real estate investments	676,919	—	676,919
Cash and cash equivalents	134,748	(25,000)	109,748
Restricted cash	15,939	—	15,939
Notes and accrued interest receivable, net	9,449	—	9,449
Investment in unconsolidated real estate joint ventures	—	25,000	25,000
Accounts receivable, prepaids and other assets, net	36,133	—	36,133
Preferred equity investments, net	88,953	—	88,953
In-place lease intangible assets, net	849	—	849
Due from affiliates	1,256	—	1,256
Non-real estate assets associated with operating real estate held for sale	125	—	125
TOTAL ASSETS	$964,371	$—	$964,371

LIABILITIES AND EQUITY
Mortgages payable	$251,457	$—	$251,457
Revolving credit facilities	85,000	—	85,000
Accounts payable	824	—	824
Other accrued liabilities	18,739	—	18,739
Due to affiliates	5,916	—	5,916
Distributions payable	2,331	—	2,331
Liabilities associated with operating real estate held for sale	137	—	137
Total Liabilities	364,404	—	364,404
6.0% Series A Redeemable Preferred Stock, liquidation preference $25.00 per share, 30,000,000 shares authorized; 5,278,493 shares issued and outstanding at March 31, 2025	116,746	—	116,746
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 220,000,000 shares authorized; no shares issued and outstanding at March 31, 2025	—	—	—
Common stock - Class A, $0.01 par value, 562,500,000 shares authorized; 3,953,219 shares issued and outstanding at March 31, 2025, historical and pro forma	40	—	40
Common stock - Class C, $0.01 par value, 187,500,000 shares authorized; 8,489 shares issued and outstanding at March 31, 2025, historical and pro forma	—	—	—
Additional paid-in-capital	119,083	—	119,083
Cumulative earnings in excess of distributions	17,684	—	17,684
Accumulated other comprehensive gain	307	—	307
Total Stockholders’ Equity	137,114	—	137,114
Noncontrolling Interests
Operating partnership units	307,411	—	307,411
Partially owned properties	38,696	—	38,696
Total Noncontrolling Interests	346,107	—	346,107
Total Equity	483,221	—	483,221
TOTAL LIABILITIES AND EQUITY	$964,371	$—	$964,371

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

BLUEROCK HOMES TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2025

(a)	Historical consolidated financial information derived from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

(b)	The acquisition of a limited partnership interest (the “Marble Investment”) in Marble Capital Income and Impact Fund, LP (the “Marble Fund”) for a purchase price of $25 million.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2025

(In thousands, except share and per share amounts)

		Pro Forma Adjustments
	Bluerock Homes Trust, Inc. Historical (a)	Marble Investment (b)		Pro Forma Total
Revenues
Rental and other property revenues	$15,910	$—		$15,910
Interest income from loan investments	503	—		503
Total revenues	16,413	—		16,413

Expenses
Property operating	7,652	—		7,652
Property management and asset management fees	1,325	—		1,325
General and administrative	3,057	—		3,057
Management fees to related party	2,540	—		2,540
Acquisition and other transaction costs	76	—		76
Depreciation and amortization	7,492	—		7,492
Total expenses	22,142	—		22,142

Other (expense) income
Other expense, net	(59)	—		(59)
Income from preferred equity investments	3,110	—		3,110
Income from unconsolidated real estate joint ventures	—	300	(c)	300
Recovery of credit losses, net	102	—		102
Gain on sale and impairment of real estate investments, net	703	—		703
Loss on extinguishment of debt costs	(4)	—		(4)
Interest expense, net	(6,211)	—		(6,211)
Interest income	1,104	—		1,104
Total other (expense) income	(1,255)	300		(955)
(Loss) income before income taxes	(6,984)	300		(6,684)
Income tax expense	(346)	—		(346)
Net (loss) income	(7,330)	300		(7,030)
Preferred stock dividends	(2,010)	—		(2,010)
Preferred stock accretion	(523)	—		(523)
Net (loss) income attributable to noncontrolling interests
Operating partnership units	(5,661)	207		(5,454)
Partially owned properties	(1,673)	—		(1,673)
Net (loss) income attributable to noncontrolling interests	(7,334)	207		(7,127)
Net (loss) income attributable to common stockholders	$(2,529)	$93		$(2,436)

Loss per common share (d)
Net loss per common share – Basic	$(0.67)			$(0.65)
Net loss per common share – Diluted	$(0.67)			$(0.65)

Weighted average basic common shares outstanding	3,864,622			3,864,622
Weighted average diluted common shares outstanding	3,864,622			3,864,622

Other comprehensive income
Unrealized gain on available for sale investments	$1,524	$—		$1,524
Less unrealized gain attributable to Operating partnership units	(1,053)	—		(1,053)
Other comprehensive income attributable to common stockholders	471	—		471
Comprehensive (loss) income attributable to noncontrolling interests	(6,281)	207		(6,074)
Comprehensive (loss) income attributable to common stockholders	$(2,058)	$93		$(1,965)

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income

BLUEROCK HOMES TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2025

(a)	Historical consolidated financial information derived from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

(b)	Represents adjustments to the Company’s historical operations to give effect to the Marble Investment on April 25, 2025 as if the investment had been made on January 1, 2024. Pro forma adjustments to the Company’s historical results for the three months ended March 31, 2025 include adjustments to the following: income from unconsolidated real estate joint ventures and the operating partnership units’ interest.

(c)	Represents income from unconsolidated real estate joint ventures estimated to have been earned on the Marble Investment. Income from unconsolidated real estate joint ventures is calculated at 1.2% of the Company’s total $25 million investment and is based on historical distribution rates for an investor with similar limited partnership interests in the Marble Fund.

(d)	Earnings per share is calculated in accordance with Accounting Standards Codification 260 – “Earnings per Share.” The historical earnings per share amounts are the amounts reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Unvested share-based payment awards that contain nonforfeitable rights to dividends are participating securities and are included in the computation of earnings per share.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2024

(In thousands, except share and per share amounts)

		Pro Forma Adjustments
	Bluerock Homes Trust, Inc. Historical (a)	Marble Investment (b)		Pro Forma Total
Revenues
Rental and other property revenues	$48,584	$—		$48,584
Interest income from loan investments	1,630	—		1,630
Total revenues	50,214	—		50,214

Expenses
Property operating	24,144	—		24,144
Property management and asset management fees	4,715	—		4,715
General and administrative	10,592	—		10,592
Management fees to related party	9,111	—		9,111
Acquisition and other transaction costs	255	—		255
Weather-related losses, net	170	—		170
Depreciation and amortization	19,940	—		19,940
Total expenses	68,927	—		68,927

Other income (expense)
Other income, net	330	—		330
Income from preferred equity investments	11,937	—		11,937
Income from unconsolidated real estate joint ventures	—	1,225	(c)	1,225
Recovery of credit losses, net	93	—		93
Gain on sale and impairment of real estate investments, net	7,081	—		7,081
Loss on extinguishment of debt costs	(151)	—		(151)
Interest expense, net	(18,092)	—		(18,092)
Interest income	5,424	—		5,424
Total other income	6,622	1,225		7,847
Net (loss) income	(12,091)	1,225		(10,866)
Preferred stock dividends	(4,022)	—		(4,022)
Preferred stock accretion	(244)	—		(244)
Net (loss) income attributable to noncontrolling interests
Operating partnership units	(9,232)	839		(8,393)
Partially owned properties	(2,891)	—		(2,891)
Net (loss) income attributable to noncontrolling interests	(12,123)	839		(11,284)
Net (loss) income attributable to common stockholders	$(4,234)	$386		$(3,848)

Loss per common share (d)
Net loss per common share – Basic	$(1.10)			$(1.00)
Net loss per common share – Diluted	$(1.10)			$(1.00)

Weighted average basic common shares outstanding	3,856,162			3,856,162
Weighted average diluted common shares outstanding	3,856,162			3,856,162

Other comprehensive loss
Unrealized loss on available for sale investments	$(527)	$—		$(527)
Less unrealized loss attributable to Operating partnership units	363	—		363
Other comprehensive loss attributable to common stockholders	(164)	—		(164)
Comprehensive (loss) income attributable to noncontrolling interests	(12,486)	839		(11,647)
Comprehensive (loss) income attributable to common stockholders	$(4,398)	$386		$(4,012)

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income

BLUEROCK HOMES TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2024

(a)	Historical consolidated financial information derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(b)	Represents adjustments to the Company’s historical operations to give effect to the Marble Investment on April 25, 2025 as if the investment had been made on January 1, 2024. Pro forma adjustments to the Company’s historical results for the year ended December 31, 2024 include adjustments to the following: income from unconsolidated real estate joint ventures and the operating partnership units’ interest.

(c)	Represents income from unconsolidated real estate joint ventures estimated to have been earned on the Marble Investment. Income from unconsolidated real estate joint ventures is calculated at 4.9% of the Company’s total $25 million investment and is based on historical distribution rates for an investor with similar limited partnership interests in the Marble Fund.

(d)	Earnings per share is calculated in accordance with Accounting Standards Codification 260 – “Earnings per Share.” The historical earnings per share amounts are the amounts reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Unvested share-based payment awards that contain nonforfeitable rights to dividends are participating securities and are included in the computation of earnings per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

DATE:	July 8, 2025	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Exhibit

23.1	Consent of Deloitte & Touche LLP

99.1	Audited consolidated financial statements of Marble Capital Income and Impact Fund, LP and Subsidiaries as of and for the year ended December 31, 2024, and the notes related thereto, and the Report of Deloitte & Touche LLP, Independent Auditors, dated April 25, 2025.

99.2	Audited consolidated financial statements of Marble Capital Income and Impact Fund, LP and Subsidiaries as of and for the year ended December 31, 2023, and the notes related thereto, and the Report of Deloitte & Touche LLP, Independent Auditors, dated April 26, 2024.

99.3	Unaudited consolidated financial statements of Marble Capital Income and Impact Fund, LP and Subsidiaries as of March 31, 2025 and December 31, 2024, and for the three months ended March 31, 2025 and 2024, and the notes related thereto.

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-267764) and Form S-11 (File No. 333-269415) of Bluerock Homes Trust, Inc. (each, a “Registration Statement”), and the accompanying prospectuses to each Registration Statement, of our reports dated April 26, 2024, and April 25, 2025, relating to the 2023 and 2024 financial statements, respectively, of Marble Capital Income and Impact Fund, LP and Subsidiaries appearing in this Current Report on Form 8-K/A dated July 8, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas

July 8, 2025

Exhibit 99.1

MARBLE CAPITAL INCOME AND IMPACT FUND, LP

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITOR'S REPORT

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2024

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

December 31, 2024

Independent Auditor's Report	1 – 2

Consolidated Financial Statements

Consolidated Statement of Assets and Liabilities	3

Consolidated Schedule of Investments	4 – 5

Consolidated Statement of Operations	6

Consolidated Statement of Changes in Partners' Capital	7

Consolidated Statement of Cash Flows	8

Notes to Consolidated Financial Statements	9 – 17

INDEPENDENT AUDITOR'S REPORT

To the General Partner of Marble Capital Income and Impact Fund, L.P.:

Opinion

We have audited the financial statements of Marble Capital Income and Impact Fund, L.P. and subsidiaries (the "Fund”) , which comprise the consolidated statement of assets and liabilities, including the consolidated schedule of investments, as of December 31, 2024, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2024, and the results of its operations, changes in its partners’ capital, and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Fund and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Houston, Texas

April 25, 2025

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Statement of Assets and Liabilities

December 31, 2024

ASSETS
Investments in private operating companies, at fair value (cost $109,568,391)	$113,261,454
Investment in affiliated private investment company, at fair value (cost $40,407,720)	41,864,340
Cash and cash equivalents	5,233,740
Other assets	612,979
Distributions receivable from investments in private operating companies	1,446,344
Distribution receivable from investment in affiliated private investment company	834,011
Dividends receivable	8,162
Total Assets	$163,261,030

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
Due to related party	$292,289
Distributions payable	2,125,325
Capital contributions received in advance	2,758,227
Management fee payable	13,085
Accrued expenses	108,957
Total Liabilities	5,297,883

PARTNERS' CAPITAL	157,963,147

Total Liabilities and Partners' Capital	$163,261,030

The accompanying footnotes are an integral part of the consolidated financial statements.

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MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Schedule of Investments

December 31, 2024

		Percentage
	Fair	of Partners'
Investments in private operating companies, at fair value	Value	Capital
United States
Real Estate, Common Member
Marble Palms at Cinco Ranch Investor, LLC (1)	$16,952,027	10.73%
Marble Vida Health Village Investor, LLC (2)	6,929,387	4.39
Marble Timbercreek Investor, LLC (3)	2,361,127	1.49
Marble Aspire Lenox Park Investor (4)	23,695,915	15.00
Marble Metropole Investor, LLC (5)	12,925,000	8.18
Marble Shadow Creek Investor, LLC (6)	21,134,897	13.38
Marble Trailside Investor, LLC (7)	15,539,525	9.84
Total Real Estate, Common Member	99,537,878	63.01

Real Estate, Preferred Member
Marble Trailside Investor, LLC (7)	13,723,576	8.69
Total Real Estate, Preferred Member	13,723,576	8.69

Total investments in private operating companies, at fair value (cost $109,568,391)	$113,261,454	71.70%

		Percentage
	Fair	of Partners'
Investment in affiliated private investment company, at fair value	Value	Capital
MC I&I Pref Opco, LP (8) (cost $40,407,720)	41,864,340	26.50
Total investment in affiliated private investment company, at fair value (cost $40,407,720)	$41,864,340	26.50%

(1)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Palms at Cinco Ranch Investor, LLC. Marble Palms at Cinco Ranch Investor, LLC has a 89.9% ownership interest in Palms at Cinco Ranch JV, LLC, which in turn owns 100% of Palms at Cinco Ranch Owner, LLC. Palms at Cinco Ranch Owner, LLC owns and operates Palms at Cinco Ranch, a 200-unit multifamily development. As of December 31, 2024, the unfunded commitment for this investment was $887,206.
(2)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Vida Health Village Investor, LLC. Marble Vida Health Village Investor, LLC has a 66% ownership interest in RPMI 2680 N Orange Ave Venture, LLC which in turn owns 30% in Health Village Apartments Venture, LLC. Health Village Apartments Venture, LLC owns and operates Vida Health Village, a 285-unit multifamily development.
(3)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Timbercreek Investor, LLC. Marble Timbercreek Investor, LLC has 19.13% ownership interest in 614 S 1st Street Investor, LLC, which in turn owns and operates Timbercreek Apartments, a 198-unit multifamily development.
(4)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Aspire Lenox Park Investor, LLC, which in turn owns 78.18% of 1050 Lenox Park Blvd Owner, LLC, which in turn owns and operates Aspire Lenox Park Apartments, a 407-unit multifamily development. As of December 31, 2024, the unfunded commitment for this investment was $2,104,085.
(5)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Metropole Investor, LLC. Marble Metropole Investor, LLC has a 90% ownership interest in Post RPMO JC LLC, which in turn owns 99.50% in RPMI Metropole Holdings LLC. Post RPMI Metropole Holdings LLC has 100% ownership in Post RPMI Metropole LP. Post RPMI Metropole LP owns and operates Metropole Apartments, a 289-unit multifamily development. As of December 31, 2024, the unfunded commitment for this investment was $1,339,315.
(6)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Shadow Creek Investor, LLC, which in turn owns 79.99% in KV Shadow Creek Holdings, LLC, which in turn owns and operates Shadow Creek Apartments, a 347-unit multifamily development. As of December 31, 2024, the unfunded commitment for this investment was $2,630,633.
(7)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Trailside Investor, LLC. Marble Trailside Investor, LLC has a 85% ownership interest in Trailside JV, LLC, which in turn owns 100% of Trailside Townhomes, LLC. Trailside Townhomes owns and operates a 149-unit multifamily development.
(8)	Marble Capital Income and Impact Fund, L.P. and Subsidiaries have a 84.87% ownership interest in MC I&I Pref Opco, LP, an affiliated entity with the primary purpose to invest in preferred interests of privately held companies engaged in the acquisition and/or development and operation of various real estate projects. As of December 31, 2024, the Fund's uncalled capital commitment is $0. Redemptions are not permitted. Proceeds will be distributed as they become available, the timing of which is currently unknown. The fund does not have a fixed term.

The accompanying footnotes are an integral part of the consolidated financial statements.

4

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Schedule of Investments (continued)

December 31, 2024

The following table represents security positions that are indirectly held by the Fund through MC I&I Pref Opco, LP. The cost and value represent the Fund's proportionate share of investments held by MC I&I Pref Opco, LP.

	Fund's	Percentage
	Proportionate	of Partners'
Investment in MC I&I Pref Opco, LP, at fair value	Share	Capital
United States
Real Estate, Preferred Member
Marble Legacy Park Investor, LLC	$11,882,131	7.5%
Marble Patten East Investor, LLC	5,754,242	3.6
Marble Rainbow Mezz Lender, LLC	18,007,486	11.4
Marble Discovery Park Investor, LLC	$6,136,170	3.9%

The accompanying footnotes are an integral part of the consolidated financial statements.

5

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Statement of Operations

For the Year Ended December 31, 2024

Investment income allocated from affiliated private investment company
Interest	$1,370,795
Distributions from private operating companies	1,671,956
Total investment income allocated from affiliated private investment company	3,042,751

Expenses allocated from affiliated private investment company
Professional fees	179,024
Organizational expenses	27,803
Other expenses	20,061
Total expenses allocated from affiliated private investment company	226,888

Investment Income
Dividend income	141,843
Distributions from private operating companies	4,942,285
Total investment income	5,084,128

Expenses
Professional fees	707,351
Organization costs	179,686
Other expenses	118,353
Management fee	358,133
Total expenses	1,363,523

Net investment income	$6,536,468

Realized and unrealized gain on investments
Net change in unrealized appreciation on investments in private operating companies	$3,693,063
Net change in unrealized appreciation allocated from investments in affiliated private investment company	1,368,886
Net gain on investments	5,061,949

Net increase in partners' capital resulting from operations	$11,598,417

The accompanying footnotes are an integral part of the consolidated financial statements.

6

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Statement of Changes in Partners' Capital

For the Year Ended December 31, 2024

	General	Limited
	Partner	Partner	Total
Partners' capital, beginning of year	$-	$63,716,223	$63,716,223

Capital contributions	-	89,937,087	89,937,087

Capital distributions	-	(7,288,580)	(7,288,580)

Net increase in partners' capital resulting from operations
Net investment income	-	6,536,468	6,536,468
Net gain on investment	-	5,061,949	5,061,949
Carried interest allocation to General Partner	341,129	(341,129)	-
Net increase in partners' capital resulting from operations	341,129	11,257,288	11,598,417

Partners' capital, end of year	$341,129	$157,622,018	$157,963,147

The accompanying footnotes are an integral part of the consolidated financial statements.

7

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2024

Cash flows from operating activities
Net increase in partners' capital resulting from operations	$11,598,417
Adjustments to reconcile net increase (decrease) in partners' capital from operations to net cash provided by (used in) operating activities:
Interest income allocated from investment in affiliated private investment company	(1,370,795)
Distributions from private operating company, allocated from affiliated private investment company	(1,671,956)
Expenses allocated from investment in affiliated private investment company	226,888
Net change in unrealized appreciation (depreciation) allocated from investments in affiliated private investment company	(1,368,886)
Net change in unrealized appreciation (depreciation) on investments in private operating companies	(3,693,063)
Purchases of investment in affiliated private investment company	(13,090,270)
Proceeds from investment in affiliated private investment company	2,883,307
Purchases of investments in private operating companies	(56,360,269)
Changes in assets and liabilities:
Distributions receivable from investments in private operating companies	(899,068)
Distribution receivable from investment in affiliated private investment company	10,583
Prepaid management fee	13,497
Dividends receivable	(8,162)
Other assets	134,188
Due from related party	20,591
Due to related party	(17,504,066)
Accrued expenses	28,931
Management fee payable	13,085
Net cash used in operating activities	(81,037,048)

Cash flows from financing activities
Capital contributions, net of contributions received in advance	92,695,314
Capital distributions, net of distributions payable	(6,499,082)
Net cash provided by financing activities	86,196,232

Net change in cash and cash equivalents	$5,159,184

Cash and cash equivalents, beginning of year	74,556

Cash and cash equivalents, end of year	$5,233,740

The accompanying footnotes are an integral part of the consolidated financial statements.

8

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

1.             Nature of operations

Marble Capital Income and Impact Fund, LP (“Marble Capital Income and Impact”), a Delaware limited partnership, and its wholly owned subsidiaries MC Income and Impact REIT, LLC (“REIT”), a Delaware limited liability company and MC I&I Common Opco, LP (Common Opco), a Delaware limited partnership, together (the “Fund”), commenced operations on July 26, 2023. The primary purpose of the Fund is to invest in privately held entities engaged in the acquisition and/or development and operation of real estate projects.

The Fund is managed by Marble Capital Income and Impact Fund GP, LLC (the “General Partner”), which serves as the general partner. The Partnership has perpetual existence but shall be dissolved and the affairs of the Fund wound up upon the occurrence of a disabling event with respect to the General Partner, a vote by limited partners representing at least 66.67% of the Fund’s interests to dissolve the Fund, or the election of General Partner to terminate and dissolve the Fund provided written notice of such election to the limited partners with no majority of limited partners objecting to such dissolution.

2.             Summary of significant accounting policies

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Fund is an investment company and follows the accounting and reporting guidance in FASB Topic 946 of the Codification, entitled Financial Services – Investment Companies.

Consolidation

The accompanying consolidated financial statements reflect consolidated accounts of Marble Capital Income and Impact and its wholly owned subsidiaries REIT and Common Opco, formed for the sole purpose of facilitating the Fund's investments. All intercompany balances were eliminated in the accompanying consolidated financial statements.

Cash

Cash represents cash deposits held at financial institutions. Cash is held at major financial institutions and is subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) limitations. As of December 31, 2024, the Fund had cash equivalents of $2,363,647 in money market funds, which are stated at net asset value, and are classified as Level 1 in the fair value hierarchy.

In the normal course of business, substantially all of the Fund’s cash balances and transactions are transacted with Bank of America. The Fund is subject to credit risk to the extent any institution with whom it conducts business is unable to fulfill contractual obligations on its behalf. The Fund’s management monitors the financial condition of such institutions and does not anticipate losses from these counterparties.

Fair Value - Definition and Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Fund uses a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

9

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

2.             Summary of significant accounting policies (continued)

Fair Value - Definition and Hierarchy (continued)

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2 - Inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly. These inputs may include: (a) quoted prices for similar assets in active markets; (b) quoted prices for identical or similar assets in markets that are not active; (c) inputs other than quoted prices that are observable for the asset; or (d) inputs derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are unobservable and significant to the entire fair value measurement.

Private investment companies measured using net asset value as the practical expedient are not categorized within the fair value hierarchy.

The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors, including the type of investment, whether the investment is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, determining fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for investments categorized in Level 3. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is generally categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Fair Value – Valuation Techniques and Inputs

Investments in Private Operating Companies

The Fund establishes valuation processes and procedures to ensure that the valuation methodologies for investments that are categorized within Level 3 of the fair value hierarchy are fair, consistent, and verifiable.

The General Partner oversees the entire valuation process of the Fund’s Level 3 investments and is responsible for developing the Fund’s written valuation processes and procedures, conducting periodic reviews of the valuation policies, and evaluating the overall fairness and consistent application of the valuation policies. The valuations of the Fund’s Level 3 investments are evaluated quarterly if information or events leads the General Partner to adjust the valuation on an interim basis. Valuations determined by the General Partner are required to be supported by market data, internal cash flow models, or other methods the General Partner deems to be appropriate.

These assessments typically incorporate an income approach reflecting a discounted cash flow analysis. The net cash flow is forecast over the expected remaining economic life and discounted to present value using a discount rate. Inputs relied upon by the income approach include annual projected cash flows for each investment through their respective investment horizons. These cash flow assumptions may be probability-weighted to reflect the risks associated with achieving expected levels across various scenarios. Investments in private operating companies are included in Level 3 of the fair value hierarchy.

10

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

2.             Summary of significant accounting policies (continued)

Investment in Affiliated Private Investment Company

The Fund values its investment in MC I&I Pref Opco, LP utilizing the net asset value provided by the underlying private investment fund as a practical expedient. If it is probable the Fund will sell the investment at an amount different from the net asset valuation, the committee considers other factors in addition to the net asset valuation in its determination of fair value. As of December 31, 2024, the Fund valued its investment in MC I&I Pref Opco, LP entirely based on the net asset valuation provided by the underlying investment company as a practical expedient.

MC I&I Pref Opco, LP shares a valuation policy with the Fund and values its investments consistent with what is described in this Note 2.

Investment Transactions and Related Investment Income

Investment transactions are accounted for on a trade-date basis. Realized gains and losses on investment transactions are determined using cost calculated on a specific identification basis. Interest is recognized on the accrual basis and the collectability of interest receivable is evaluated when making accruals. Distributions that represent returns of capital in excess of cumulative profits and losses are credited to investment cost rather than investment income.

Income Taxes

The Fund does not record a provision for U.S. federal, state, or local income taxes because the partners report their share of the Fund’s income or loss on their income tax returns. The Fund files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states. Generally, the Fund is subject to income tax examinations by major taxing authorities during the three-year period prior to the period covered by these consolidated financial statements.

MC Income and Impact REIT, LLC, a consolidated subsidiary of the Fund, has elected to be treated as a REIT under Sections 856 through 860 of the Code beginning with the tax year ended December 31, 2024. In general, a company which elects REIT status, distributes at least 90% of its REIT taxable income to its shareholders in any taxable year, and complies with certain other requirements. It is not subject to federal income taxation to the extent of the income which it distributes. If it fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates on its taxable income. Even if it qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed income. In order to maintain its qualifications as a REIT, MC Income and Impact REIT, LLC intends to make regular dividend payments to its shareholders that, will represent at least 90% of its taxable income, which may not necessarily equal net investment income as determined in accordance with GAAP, determined without regard to the deductions for dividends paid and excluding any net capital gains. For the year ended December 31, 2024, MC Income and Impact REIT, LLC has complied with all REIT requirements, as amended, and promulgated regulations thereunder.

The Fund is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. Tax positions not deemed to meet a “more-likely-than-not” threshold would be recorded as a tax expense in the current period. Based on its analysis, the Fund has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2024, and expects no changes to that conclusion within the next twelve months.

11

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

2.             Summary of significant accounting policies (continued)

Use of Estimates

Preparing consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities, including the fair value of investments, and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

Organization Costs

The Fund shall pay or reimburse the General Partner or its affiliates organizational expenses of the Fund. Organization costs in excess of the greater of (i) $2,000,000 or (ii) .75% of the Total Commitments shall be offset against management fees or be borne by the General Partner. Organization costs are expensed as incurred, and the amount incurred by the Fund is reflected on the Consolidated Statement of Operations. There were no excess organization costs incurred during the year ended December 31, 2024.

3.            Fair value measurements

The following table presents the classification of the Fund’s fair value measurements as of December 31, 2024:

	Level 1	Level 2	Level 3	Total
Assets (at fair value)
Investments in private operating companies
Real Estate, Common Member	$-	$-	$99,537,878	$99,537,878
Real Estate, Preferred Member	-	-	13,723,576	13,723,576

Total Investments, at fair value	$-	$-	$113,261,454	$113,261,454

The Fund’s investment in MC I&I Pref Opco, LP is valued as permitted by the practical expedient and therefore, does not need to be categorized within the fair value hierarchy.

The following table summarizes the valuation techniques and significant unobservable inputs used for the Fund’s investments that are categorized in Level 3 of the fair value hierarchy as of December 31, 2024:

	Fair Value at December 31, 2024	Valuation Technique	Unobservable Inputs	Range of Inputs
Assets
Investments in private operating companies
Real Estate, Common Member	$47,377,438	Discounted cash flow model	Discount rate Months to exit	11% 40 - 58
Real Estate, Preferred Member	$13,723,576	Discounted cash flow model	Discount rate Months to exit	12% 45
Real Estate, Common Member	$52,160,440	Recent Transaction	N/A	N/A

12

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

3.             Fair value measurements (continued)

During the year ended December 31, 2024, investments fair valued at $47,377,438 changed valuation techniques from recent transaction methodology to the discounted cash flow model as the recent transactions no longer reflect current market conditions for those investments.

During the year ended December 31, 2024, there were no transfers in or out of level 3 and the Fund purchased $56,360,269 of level 3 assets.

4.             Committed capital

As of December 31, 2024, the Fund has total capital commitments from its partners with respect to their partnership interests in the aggregate of $179,331,000. The General Partner may make capital calls up to the amount of unfunded capital commitments to enable the Fund to make investments, pay fees and expenses, or to provide reserves. No partner is required to fund an amount in excess of their unfunded capital commitments. As of December 31, 2024, the Fund’s uncalled capital commitments amounted to $25,533,227. As of December 31, 2024, the ratio of total contributed capital to total committed capital is 85.76%.

5.             Related party transactions

The Fund considers the General Partner, their principal owners, members of management, members of their immediate families, and entities under common control to be related parties to the Fund. Amounts due from and due to related parties are generally settled in the normal course of business without formal payment terms.

The Fund pays the General Partner a management fee, initially calculated at a rate of 1.25% per annum, based on the limited partners’ Net Asset Value, payable quarterly in advance. Management fees for the year ended December 31, 2024, are recorded in the Consolidated Statement of Operations.

Due to related party on the Consolidated Statement of Assets and Liabilities represents amounts owed by Marble Capital LP, an affiliate of the Fund, for expense reimbursements.

6.             Partners’ capital

Allocation of Partners’ Net Profits and Losses

At the end of each fiscal year of the Fund, the net profits and losses are allocated to the capital accounts of the partners as follows:

(a)	Net profits and losses are generally allocated to the limited partners in proportion to their capital contributions.

(b)	Net profits related to the Fund’s investments, are allocated on the same basis as the partners’ distributions (as described below).

Net profits and net losses included in (a) and (b) above include both realized and unrealized profits and losses.

13

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

6.             Partners’ capital (continued)

Partners’ Distributions

The General Partner expects to cause the Fund to make distributions of distributable cash on a quarterly basis that the amount, timing and frequency of any distributions will be in the sole discretion of the General Partner. All distributions of distributable cash shall be distributed to the limited partners in amounts proportionate to the aggregate Fund Net Asset Value attributable to the partnership units held by the respective limited partners on the record date for such distribution.

The proceeds attributable to the Fund’s investments (which shall include all proceeds attributable to the disposition of such investments, net of expenses, as well as any dividends or interest income earned on such investments) are distributed to the partners in amounts proportionate to the aggregate partnership net asset value attributable to the partnership units held. The amount shall be distributed as follows:

(a)	first, if the total return for the applicable period exceeds the sum of (1) the amount that results in a six percent (6.0%) annualized internal rate of return on the partnership net asset value of the partnership units excluding any partnership units held by the General Partner, “Hurdle Amount” and (2) the loss carryforward amount (if any) (any such excess, “Excess Profits”), one hundred percent (100%) of such annual Excess Profits until the total amount allocated to the General Partner equals fifteen percent (15%) of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the General Partner (which is commonly referred to as the “catch-up”); and

(b)	second, to the extent there are remaining excess profits, fifteen percent (15%) of such remaining excess profits.

Carried Interest Allocation

The capital accounts reflect the carried interest to the General Partner as if the Fund had realized all assets and settled all liabilities at the fair value reported in the consolidated financial statements, and allocated all gains and losses and distributed the net assets to the partners at the reporting date consistent with the provisions of the Fund’s governing documents. During the year ended December 31, 2024, the amount of the carried interest that was allocated to the General Partner is shown on the Consolidated Statement of Changes in Partners’ capital, if any.

The General Partner, in its sole discretion, may waive or reduce the applicable carried interest with respect to any limited partners in proportion to their respective capital account balances.

Redemptions

Each limited partner shall have the right to request that the Fund redeem any partnership units held by such limited partner that have been outstanding for at least twelve (12) months (the “Lock-Out Period”) by providing the General Partner with a written request in a form acceptable to the General Partner at least one hundred and twenty (120) calendar days prior to the desired redemption date, limited to a semi-annual basis effective June 30th and December 31st of each calendar year. The Lock-Out Period shall not apply to (A) the General Partner, (B) The Special Limited Partner, and (3) participants of the Fund’s distribution reinvestment program (“DRP”). Unless waived by the General Partner in its sole discretion, the redemption request must be for partnership units with an aggregate partnership net asset value of at least $125,000. In no event will the General Partner, the Fund, or their respective affiliates be obligated to sell or finance, or cause to be sold or financed, or otherwise transfer, any assets (including assets owned directly or indirectly by the Fund), contribute additional capital or assets to the Fund, or take any other action (including incurring indebtedness) in order to redeem any partnership units. Redemption units will be redeemed on a pro rata basis based upon the relative number of redemption units submitted by each limited partner.

14

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

6.             Partners’ capital (continued)

Redemptions (continued)

The redemption price of each redemption unit redeemed by a limited partner shall be equal to:

(i)	with respect to the redemption units that may have been outstanding for at least twelve (12) months but fewer than twenty-four (24) months, ninety-five percent (95%) of the Fund’s Net Asset Value per partnership unit as of the last day of the quarter immediately preceding the redemption date;

(ii)	with respect to redemption units that may have been outstanding for at least twenty-four (24) months but fewer than thirty-six (36) months (as of the applicable redemption date), ninety-seven and one-half percent (97.5%) of the Fund’s Net Asset Value per partnership unit as of the last day of the quarter immediately preceding the redemption date; and

(iii)	with respect to redemption units that may have been outstanding for at least thirty-six (36) months (as of the applicable redemption date), the Fund’s Net Asset Value per partnership unit as of the last day of the quarter immediately preceding the redemption date. Notwithstanding the foregoing, the redemption price of each redemption unit issued pursuant to the DRP, and each redemption unit issued to the General Partner or the Special Limited Partner shall be equal to one hundred percent (100%) of the Fund’s Net Asset Value per partnership unit as of the last day of the quarter immediately preceding the redemption date.

The aggregate Fund’s Net Asset Value of total redemptions of partnership units as of each redemption date will be limited to no more than ten percent (10.0%) of the average aggregate Fund’s Net Asset Value over the preceding six-month period.

7.             Unfunded investment commitments

As of December 31, 2024, the Fund had committed $40,407,719 to MC I&I Pref Opco, LP of which $0 remains unfunded. The Fund also has committed $116,529,630 to investments in private operating companies of which $6,961,239 remains unfunded at December 31, 2024. As of December 31, 2024, there were no recallable distributions.

8.             Indemnifications

The Fund has provided general indemnification to the General Partner, any affiliate of the General Partner and any person acting on behalf of the General Partner or such affiliate when they act, in good faith, in the best interest of the Fund. The Fund is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

15

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

9.             Financial highlights

Financial highlights for the year ended December 31, 2024, are as follows:

Internal Rate of Return

Internal rate of return, since inception
Through December 31, 2024	7.08%
Through December 31, 2023	6.70%

Ratios to Average Partners' Capital

Total Expenses before carried interest to General Partner	1.26%
Carried interest to General Partner	0.30%
Total Expenses and carried interest to General Partner	1.56%

Net investment income ratio	5.17%

Financial highlights are calculated for the limited partner class taken as a whole. An individual limited partner’s return and ratios may vary based on different management fees and carried interest arrangements and the timing of capital transactions. The ratios include allocated income & expenses from the affiliated private investment companies.

The Internal Rate of Return (“IRR”) of the limited partners since inception of the Fund is net of carried interest allocation to the General Partner, if any, and was computed based on the actual dates of capital contributions and distributions, and the ending aggregate limited partners’ capital at the end of the year.

The net investment income (loss) ratio does not reflect the effects of net realized and unrealized gain (loss) on investments or carried interest allocation to or from the General Partner, if any.

10.            Market risk and other risk factors

The General Partner of the Fund seeks investment opportunities in multi-family development projects and investments in securities that offer the possibility of attaining capital appreciation obtained primarily through preferred and common equity investments. Certain events particular to the industry in which the Fund invests, as well as general economic and political conditions, may have a significant negative impact on the underlying investees' operations and profitability. In addition, the Fund is subject to changing regulatory and tax environments. Such events are beyond the Fund’s control, and the likelihood that they may occur cannot be predicted. Furthermore, most of the Fund’s underlying investments are made in private operating companies whose shares do not trade on established exchanges. While it is expected that these private operating companies may pursue initial public offerings, trade sales, or other liquidation events, there are generally no public markets for these investments at the current time. The Fund’s ability to liquidate its underlying investments in private operating companies and publicly traded investments and realized value is subject to significant limitations and uncertainties.

16

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

10.           Market risk and other risk factors (continued)

In the normal course of business, the Fund maintains its cash balances in financial institutions, which at times may exceed federally insured limits. The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties.

The value of the Fund's investments will go up and down, sometimes rapidly or unpredictably, based on the performance of the securities and investments owned by the fund and other factors generally affecting the securities market. Market risks, including political, regulatory, economic and social developments, can affect the value of the Fund's investments. Natural disasters, public health emergencies, terrorism, conflicts, and other unforeseeable events may lead to increased market volatility and may have adverse long-term effects on world economies and markets generally.

11.            Subsequent events

The General Partner has evaluated subsequent events through April 25, 2025, the date these consolidated financial statements were available to be issued, and has determined that no subsequent events warrant adjustment to or disclosure in these consolidated financial statements.

17

Exhibit 99.2

MARBLE CAPITAL INCOME AND IMPACT FUND, LP
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
AND
INDEPENDENT AUDITOR'S REPORT

AS OF DECEMBER 31, 2023
AND
FOR THE PERIOD FROM JULY 26, 2023
(COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 2023

Marble Capital Income & Impact Fund, LP

As of December 31, 2023 and for the period July 26, 2023 (commencement of operations) through December 31, 2023

Independent Auditor's Report	1-2

Financial Statements

Consolidated Statement of Assets and Liabilities	3

Consolidated Statement of Operations	4

Consolidated Statement of Changes in Partners' Capital	5

Consolidated Statement of Cash Flows	6

Consolidated Schedule of Investments	7-8

Notes to Consolidated Financial Statements	9-15

INDEPENDENT AUDITOR'S REPORT

To the General Partner of Marble Capital Income and Impact Fund, L.P.:

Opinion

We have audited the financial statements of Marble Capital Income and Impact Fund, L.P. and subsidiaries (the "Fund”) , which comprise the consolidated statement of assets and liabilities, including the consolidated schedule of investments, as of December 31, 2023, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for the period July 26, 2023 (commencement of operations) through December 31, 2023, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2023, and the results of its operations, changes in its partners’ capital, and its cash flows for the period July 26, 2023 (commencement of operations) through December 31, 2023 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Fund and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Houston, Texas

April 26, 2024

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES

December 31, 2023

Assets

Investments in private operating companies, at fair value (cost $53,208,122)	$53,208,122
Investment in affiliated private investment company, at fair value (cost $27,317,449)	27,472,628
Cash	74,556
Other assets	747,167
Distributions receivable from investments in private operating companies	547,276
Distribution receivable from investment in affiliated private investment company	844,594
Due from related party	20,591
Prepaid management fee	13,497
$82,928,431
Liabilities and partners' capital

Liabilities
Due to related parties	$17,796,355
Distributions payable	1,335,827
Accrued expenses	80,026
Total liabilities	19,212,208
Partners' capital	63,716,223
$82,928,431

See accompanying notes to financial statements.

3

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

For the period July 26, 2023 (commencement of operations) through December 31, 2023

Investment income allocated from affiliated private investment company
Interest income	$355,842
Distributions from private operating company	1,041,644
Total investment income allocated from affiliated private investment company	1,397,486

Expenses allocated from affiliated private investment company
Professional fees	65,784
Organizational expenses	13,604
Other expenses	978
Total expenses allocated from affiliated private investment company	80,366

Expenses
Professional fees	129,215
Organization costs	83,019
Other expenses	114,564
Management fee	28,886
Total Fund expenses	355,684

Net investment income (loss)	961,436

Net gain (loss) on investment allocated from affiliated private investment company
Net change in unrealized appreciation (depreciation) on investments	229,929
Net gain (loss) on investments allocated from affiliated private investment company	229,929
Net increase (decrease) in partners' capital resulting from operations	$1,191,365

See accompanying notes to financial statements.

4

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' CAPITAL

For the period July 26, 2023 (commencement of operations) through December 31, 2023

	General	Limited
	Partner	Partners	Total
Partners' capital, beginning of period	$-	$-	$-

Capital contributions	22,838,995	41,021,691	63,860,686

Capital distributions	(488,291)	(847,537)	(1,335,828)

Net increase (decrease) in partners' capital resulting from operations
Net investment income (loss)	352,214	609,222	961,436
Net gain (loss) on investment allocated from affiliated private investment company	84,233	145,696	229,929
Net increase (decrease) in partners' capital resulting from operations	436,447	754,918	1,191,365
Partners' capital, end of period	$22,787,151	$40,929,072	$63,716,223

See accompanying notes to financial statements.

5

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period July 26, 2023 (commencement of operations) through December 31, 2023

Cash flows from operating activities
Net increase (decrease) in partners' capital resulting from operations	$1,191,365
Adjustments to reconcile net increase (decrease) in partners' capital from operations to net cash provided by (used in) operating activities:
Interest income allocated from investment in affiliated private investment company	(355,842)
Distributions from private operating company, allocated from affiliated private investment company	(1,041,644)
Expenses allocated from investment in affiliated private investment company	80,366
Net change in unrealized appreciation (depreciation) allocated from investments in affiliated private investment company	(229,929)
Purchases of investment in affiliated private investment company	(27,317,450)
Proceeds from investment in affiliated private investment company	844,594
Purchases of investments in private operating companies	(53,208,122)
Proceeds from investments in private operating companies	547,276
Changes in assets and liabilities:
Distributions receivable from investments in private operating companies	(547,276)
Distribution receivable from investment in affiliated private investment company	(844,594)
Prepaid management fee	(13,497)
Other assets	(747,167)
Due from related party	(20,591)
Due to related parties	17,796,355
Accrued expenses	80,026
Net cash provided by (used in) operating activities	(63,786,130)

Cash flows from financing activities
Capital contributions	63,860,686

Net cash provided by (used in) financing activities	63,860,686

Net change in cash	74,556
Cash, beginning of period	-
Cash, end of period	$74,556

See accompanying notes to financial statements.

6

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2023

	Percentage
	of Partners'	Fair
	Capital	Value
Investments in private operating companies, at fair value
United States
Real Estate, Common Member
Marble Palms at Cinco Ranch Investor, LLC (1)	24.38%	$15,535,021
Marble Vida Health Village Investor, LLC (2)	9.75	6,210,000
Marble Timbercreek Investor, LLC (3)	3.45	2,200,000
Marble Trailside Investor, LLC (4)	24.39	15,539,525

Real Estate, Preferred Member
Marble Trailside Investor, LLC (4)	21.54	13,723,576

Total investments in private operating companies, at fair value (cost $53,208,122)	83.51	53,208,122

Investment in affiliated private investment company, at fair value

Real Estate, Preferred Equity
MC I&I Pref Opco, LP (5) (cost $27,317,449)	43.12	27,472,628
Total investment in affiliated private investment company at fair value (cost $27,317,449)	43.12%	$27,472,628

(1) Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Palms at Cinco Ranch Investor, LLC. Marble Palms at Cinco Ranch Investor, LLC has a 89.9% ownership interest in Palms at Cinco Ranch JV, LLC, which in turn owns 100% of Palms at Cinco Ranch Owner, LLC. Palms at Cinco Ranch Owner, LLC owns and operates Palms at Cinco Ranch, a 200-unit multifamily development.

(2) Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Vida Health Village Investor, LLC. Marble Vida Health Village Investor, LLC has a 20% ownership interest in RPMI 2680 N Orange Ave Venture, LLC which in turn owns 100% in Health Village Apartments Venture, LLC. Health Village Apartments Venture, LLC owns and operates Vida Health Village, a 285-unit multifamily development.

(3) Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Timbercreek Investor, LLC. Marble Timbercreek Investor, LLC has 19.13% ownership interest in 614 S 1st Street Investor, LLC, which in turn owns and operates Timbercreek Apartments, a 198-unit multifamily development.

(4) Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Trailside Investor, LLC. Marble Trailside Investor, LLC has a 85% ownership interest in Trailside JV, LLC, which in turn owns 100% of Trailside Townhomes, LLC. Trailside Townhomes owns and operates a 149-unit multifamily development.

(5) Marble Capital Income and Impact Fund, L.P. and Subsidiaries have a 94.05% ownership interest in MC I&I Pref Opco, LP, an affiliated entity with the primary purpose to invest in preferred interests of privately held companies engaged in the acquisition and/or development and operation of various real estate projects. Redemptions are not permitted. Proceeds will be distributed as they become available, the timing of which is currently unknown. The fund does not have a fixed term.

See accompanying notes to financial statements.

7

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

CONSOLIDATED SCHEDULE OF INVESTMENTS (continued)

December 31, 2023

The following table represents security positions that are indirectly held by the Fund through MC I&I Pref Opco, LP. The cost and value represent the Fund's proportionate share of investments held by MC I&I Pref Opco, LP.

	Fund's	Percentage
	Proportionate	of Partners'
	Share	Capital
Investment in MC I&I Pref Opco, LP, at fair value

United States

Real Estate, Preferred Member
Marble Legacy Park Investor, LLC	$11,882,260	18.6%
Marble Patten East Investor, LLC	5,880,069	9.2
Marble Rainbow Mezz Lender, LLC	9,073,984	14.2

See accompanying notes to financial statements.

8

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2023 and for the period July 26, 2023 (commencement of operations) through December 31, 2023

1.	Nature of operations

Marble Capital Income and Impact Fund, LP (“Marble Capital Income and Impact”), a Delaware limited partnership, and its wholly owned subsidiaries MC Income and Impact REIT, LLC (“REIT”), a Delaware limited liability company and MC I&I Common Opco, LP (Common Opco), a Delaware limited partnership, together (the “Fund”), commenced operations on July 26, 2023. The primary purpose of the Fund is to invest in privately held entities engaged in the acquisition and/or development and operation of real estate projects.

The Fund is managed by Marble Capital Income and Impact Fund GP, LLC (the “General Partner”), which serves as the general partner. The Partnership has perpetual existence but shall be dissolved and the affairs of the Fund wound up upon the occurrence of a disabling event with respect to the General Partner, a vote by limited partners representing at least 66.67% of the Fund’s interests to dissolve the Fund, or the election of General Partner to terminate and dissolve the Fund provided written notice of such election to the limited partners with no majority of limited partners objecting to such dissolution.

2.	Summary of significant accounting policies

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Fund is an investment company and follows the accounting and reporting guidance in FASB Topic 946 of the Codification, entitled Financial Services – Investment Companies.

Consolidation

The accompanying consolidated financial statements reflect consolidated accounts of Marble Capital Income and Impact and its wholly owned subsidiaries REIT and Common Opco, formed for the sole purpose of facilitating the Fund's investments. All intercompany balances were eliminated in the accompanying consolidated financial statements.

Cash

Cash represents cash deposits held at financial institutions. Cash is held at major financial institutions and is subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) limitations.

In the normal course of business, substantially all of the Fund’s cash balances and transactions are transacted with Bank of America. The Fund is subject to credit risk to the extent any institution with whom it conducts business is unable to fulfill contractual obligations on its behalf. The Fund’s management monitors the financial condition of such institutions and does not anticipate losses from these counterparties.

Fair Value - Definition and Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Fund uses a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

9

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2023 and for the period July 26, 2023 (commencement of operations) through December 31, 2023

2.	Summary of significant accounting policies (continued)

Fair Value - Definition and Hierarchy (continued)

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2 - Inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly. These inputs may include: (a) quoted prices for similar assets in active markets; (b) quoted prices for identical or similar assets in markets that are not active; (c) inputs other than quoted prices that are observable for the asset; or (d) inputs derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are unobservable and significant to the entire fair value measurement.

Private investment companies measured using net asset value as the practical expedient are not categorized within the fair value hierarchy.

The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors, including the type of investment, whether the investment is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, determining fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for investments categorized in Level 3. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is generally categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Fair Value – Valuation Techniques and Inputs

Investments in Private Operating Companies

The Fund establishes valuation processes and procedures to ensure that the valuation methodologies for investments that are categorized within Level 3 of the fair value hierarchy are fair, consistent, and verifiable.

The General Partner oversees the entire valuation process of the Fund’s Level 3 investments and is responsible for developing the Fund’s written valuation processes and procedures, conducting periodic reviews of the valuation policies, and evaluating the overall fairness and consistent application of the valuation policies. The valuations of the Fund’s Level 3 investments are evaluated quarterly if information or events leads the General Partner to adjust the valuation on an interim basis. Valuations determined by the General Partner are required to be supported by market data, internal cash flow models, or other methods the General Partner deems to be appropriate.

These assessments typically incorporate an income approach reflecting a discounted cash flow analysis. The net cash flow is forecast over the expected remaining economic life and discounted to present value using a discount rate. Inputs relied upon by the income approach include annual projected cash flows for each investment through their respective investment horizons. These cash flow assumptions may be probability-weighted to reflect the risks associated with achieving expected levels across various scenarios. Investments in private operating companies are included in Level 3 of the fair value hierarchy.

10

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2023 and for the period July 26, 2023 (commencement of operations) through December 31, 2023

2.	Summary of significant accounting policies (continued)

Investment in Affiliated Private Investment Company

The Fund values its investment in MC I&I Pref Opco, LP utilizing the net asset value provided by the underlying private investment fund as a practical expedient. If it is probable the Fund will sell the investment at an amount different from the net asset valuation, the committee considers other factors in addition to the net asset valuation in its determination of fair value. As of December 31, 2023, the Fund valued its investment in MC I&I Pref Opco, LP entirely based on the net asset valuation provided by the underlying investment company as a practical expedient.

MC I&I Pref Opco, LP shares a valuation policy with the Fund and values its investments consistent with what is described in this Note 2.

Investment Transactions and Related Investment Income

Investment transactions are accounted for on a trade-date basis. Realized gains and losses on investment transactions are determined using cost calculated on a specific identification basis. Interest is recognized on the accrual basis and the collectability of interest receivable is evaluated when making accruals. Distributions that represent returns of capital in excess of cumulative profits and losses are credited to investment cost rather than investment income.

Income Taxes

The Fund does not record a provision for U.S. federal, state, or local income taxes because the partners report their share of the Fund’s income or loss on their income tax returns. The Fund files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states. Generally, the Fund is subject to income tax examinations by major taxing authorities during the three-year period prior to the period covered by these consolidated financial statements.

The Fund is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. Tax positions not deemed to meet a “more-likely-than-not” threshold would be recorded as a tax expense in the current period. Based on its analysis, the Fund has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2023 and expects no changes to that conclusion within the next twelve months.

Use of Estimates

Preparing consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities, including the fair value of investments, and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

Organization Costs

The Fund shall pay or reimburse the General Partner or its affiliates organizational expenses of the Fund. Organization costs in excess of the greater of (i) $2,000,000 or (ii) .75% of the Total Commitments shall be offset against management fees or be borne by the General Partner. The amount of organization costs incurred by the Fund is reflected on the statement of operations. There was no excess organization costs incurred during the year ended December 31, 2023.

11

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2023 and for the period July 26, 2023 (commencement of operations) through December 31, 2023

3.	Fair value measurements

The following table presents the classification of the Fund’s fair value measurements as of December 31, 2023:

	Level 1	Level 2	Level 3	Total
Assets (at fair value)
Investments in private operating companies
Real Estate, Common Member	$-	$-	$39,484,546	$39,484,546
Real Estate, Preferred Member	-	-	13,723,576	13,723,576
Total Investments, at fair value	$-	$-	$53,208,122	$53,208,122

The Fund’s investment in MC I&I Pref Opco, LP is valued as permitted by the practical expedient and therefore, does not need to be categorized within the fair value hierarchy.

The fair value of all of the Fund’s investments categorized in level 3 of the fair value hierarchy at December 31, 2023 are based on quantitative unobservable inputs not internally developed. Fair value for these investments are based on the cost of recent transactions.

During the year ended December 31, 2023, there were no transfers in or out of level 3 and the Fund purchased $53,208,122 of level 3 assets.

4.	Committed capital

As of December 31, 2023, the Fund has total capital commitments from its partners with respect to their partnership interests in the aggregate of $129,120,000. The General Partner may make capital calls up to the amount of unfunded capital commitments to enable the Fund to make investments, pay fees and expenses, or to provide reserves. No partner is required to fund an amount in excess of their unfunded capital commitments. As of December 31, 2023, the Fund’s uncalled capital commitments amounted to $65,259,314. As of December 31, 2023, the ratio of total contributed capital to total committed capital is 49.5%.

5.	Related party transactions

The Fund considers the General Partner, their principal owners, members of management, members of their immediate families, and entities under common control to be related parties to the Fund. Amounts due from and due to related parties are generally settled in the normal course of business without formal payment terms.

The Fund pays the General Partner a management fee, initially calculated at a rate of 1.25% per annum, based on the limited partners’ Net Asset Value, payable quarterly in advance. Management fees for the period ended December 31, 2023, are recorded in the consolidated statement of operations.

Due from related party on the consolidated statement of assets and liabilities represents amounts paid by the Fund on behalf of an affiliate.

Due to related parties on the consolidated statement of assets and liabilities represents amounts owed by Common Opco to an affiliate of the Fund to fund investment purchases.

12

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2023 and for the period July 26, 2023 (commencement of operations) through December 31, 2023

6.	Partners’ capital

Allocation of Partners’ Net Profits and Losses

At the end of each fiscal year of the Fund, the net profits and losses are allocated to the capital accounts of the partners as follows:

(a)	Net profits and losses are generally allocated to the partners in proportion to their capital contributions.

(b)	Net profits related to the Fund’s investments, are allocated on the same basis as the partners’ distributions (as described below).

Net profits and net losses included in (a) and (b) above include both realized and unrealized profits and losses.

Partners’ Distributions

The proceeds attributable to the Fund’s investments (which shall include all proceeds attributable to the disposition of such investments, net of expenses, as well as any dividends or interest income earned on such investments) are distributed to the partners in amounts proportionate to the aggregate partnership net asset value attributable to the partnership units held. The amount shall be distributed as follows:

(a)	first, if the total return for the applicable period exceeds the sum of (1) the amount that results in a six percent (6.0%) annualized internal rate of return on the partnership net asset value of the partnership units excluding any partnership units held by the General Partner, “Hurdle Amount” and (2) the loss carryforward amount (if any) (any such excess, “Excess Profits”), one hundred percent (100%) of such annual Excess Profits until the total amount allocated to the General Partner equals fifteen percent (15%) of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the General Partner (which is commonly referred to as the “catch-up”); and

(b)	second, to the extent there are remaining excess profits, fifteen percent (15%) of such remaining excess profits.

Carried Interest Allocation

The capital accounts reflect the carried interest to the General Partner as if the Fund had realized all assets and settled all liabilities at the fair value reported in the consolidated financial statements, and allocated all gains and losses and distributed the net assets to the partners at the reporting date consistent with the provisions of the Fund’s governing documents. During the period ended December 31, 2023, the amount of the carried interest that was allocated to the General Partner is shown on the statement of changes in partners’ capital, if any.

The General Partner, in its sole discretion, may waive or reduce the applicable carried interest with respect to any limited partners.

7.	Unfunded investment commitments

As of December 31, 2023, the Fund had committed $27,317,449 to MC I&I Pref Opco, LP of which $0 remains unfunded. The Fund also has committed $54,095,328 to investments in private operating companies of which $887,206 remains unfunded at December 31, 2023. As of December 31, 2023, there were no recallable distributions.

13

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2023 and for the period July 26, 2023 (commencement of operations) through December 31, 2023

8.	Indemnifications

The Fund has provided general indemnification to the General Partner, any affiliate of the General Partner and any person acting on behalf of the General Partner or such affiliate when they act, in good faith, in the best interest of the Fund. The Fund is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

9.	Financial highlights

Financial highlights for period ended December 31, 2023, are as follows:

Internal rate of return, since inception End of period	6.7%

Ratio to average quarterly limited partners' capital Expenses	0.9%

Net investment income (loss)	0.4%

Financial highlights are calculated for the limited partner class taken as a whole. An individual limited partner’s return and ratios may vary based on different management fees and carried interest arrangements and the timing of capital transactions. The ratios include allocated income & expenses from the affiliated private investment companies.

The Internal Rate of Return (“IRR”) of the limited partners since inception of the Fund is net of carried interest allocation to the General Partner, if any, and was computed based on the actual dates of capital contributions and distributions, and the ending aggregate limited partners’ capital at the end of the period.

Financial highlights represent ratios on an annualized calculation basis. Expenses to the Fund related to audit fees, software expense, organizational expense, certain corporation & legal expenses, and tax expense were not annualized.

10.	Market risk and other risk factors

The General Partner of the Partnership seeks investment opportunities in multi-family development projects and investments in securities that offer the possibility of attaining capital appreciation obtained primarily through preferred and common equity investments. Certain events particular to the industry in which the Partnership invests, as well as general economic and political conditions, may have a significant negative impact on the underlying investees' operations and profitability. In addition, the Partnership is subject to changing regulatory and tax environments. Such events are beyond the Partnership’s control, and the likelihood that they may occur cannot be predicted. Furthermore, most of the Partnership’s underlying investments are made in private operating companies whose shares do not trade on established exchanges. While it is expected that these private operating companies may pursue initial public offerings, trade sales, or other liquidation events, there are generally no public markets for these investments at the current time. The Partnership’s ability to liquidate its underlying investments in private operating companies and publicly traded investments and realized value is subject to significant limitations and uncertainties.

14

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2023 and for the period July 26, 2023 (commencement of operations) through December 31, 2023

10.	Market risk and other risk factors (continued)

In the normal course of business, the Partnership maintains its cash balances in financial institutions, which at times may exceed federally insured limits. The Partnership is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties.

The value of the Fund's investments will go up and down, sometimes rapidly or unpredictably, based on the performance of the securities and investments owned by the fund and other factors generally affecting the securities market. Market risks, including political, regulatory, economic and social developments, can affect the value of the Fund's investments. Natural disasters, public health emergencies, terrorism, conflicts, and other unforeseeable events may lead to increased market volatility and may have adverse long-term effects on world economies and markets generally.

11.	Subsequent events

The General Partner has evaluated subsequent events through April 26, 2024, the date these financial statements were available to be issued, and has determined that no subsequent events warrant adjustment to or disclosure in these financial statements.

15

Exhibit 99.3

MARBLE CAPITAL INCOME AND IMPACT FUND, LP

AND SUBSIDIARIES

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

AS OF MARCH 31, 2025

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Statement of Assets and Liabilities (Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Investments in private operating companies, at fair value (cost $129,669,942 and $109,568,391 at March 31, 2025 and December 31, 2024, respectively)	$134,031,258	$113,261,454

Investment in affiliated private investment company, at fair value (cost $45,155,054 and $40,407,720 at March 31, 2025 and December 31, 2024, respectively)	46,117,084	41,864,340
Cash and cash equivalents	3,033,008	5,233,740
Distributions receivable from investments in private operating companies	1,498,362	1,446,344
Distribution receivable from investment in affiliated private investment company	980,246	834,011
Dividends receivable	6,906	8,162
Other assets	571,444	612,979
Total Assets	$186,238,308	$163,261,030

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
Due to related parties	$232,174	$292,289
Capital contributions received in advance	-	2,758,227
Accrued expenses	78,829	108,957
Distributions payable	2,345,565	2,125,325
Other liabilities	5,050	-
Management fee payable	13,870	13,085
Total Liabilities	2,675,488	5,297,883

PARTNERS' CAPITAL
Non-controlling interest - preferred shares	125,000	-
Partners' capital	183,437,820	157,963,147
Total Partners' Capital	183,562,820	157,963,147

Total Liabilities and Partners' Capital	$186,238,308	$163,261,030

The accompanying footnotes are an integral part of the financial statements

2

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Schedule of Investments (Unaudited)

	December 31, 2024		March 31, 2025
	Percentage		Percentage
	of Partners'	Fair	of Partners'	Fair
Investments in private operating companies, at fair value	Capital	Value	Capital	Value
United States
Real Estate, Common Member
Marble Palms at Cinco Ranch Investor, LLC (1,10)	10.73%	$16,952,027	9.38%	$17,198,121
Marble Vida Health Village Investor, LLC (2,11)	4.39	6,929,387	3.80	6,973,702
Marble Timbercreek Investor, LLC (3,12)	1.49	2,361,127	1.29	2,361,127
Marble Aspire Lenox Park Investor (4,13)	15.00	23,695,915	13.03	23,896,920
Marble Metropole Investor, LLC (5,14)	8.18	12,925,000	7.05	12,936,353
Marble Shadow Creek Investor, LLC (6,15)	13.38	21,134,897	12.08	22,155,570
Marble Trailside Investor, LLC (7,16)	9.84	15,539,525	8.47	15,539,525
Marble Travertine Investor, LLC (8,17)	-	-	10.49	19,246,364

Real Estate, Preferred Member
Marble Trailside Investor, LLC (4)	8.69	13,723,576	7.48	13,723,576

Total investments in private operating companies, at fair value (March 31, 2025 cost $129,669,942) (December 31, 2024 cost $109,568,391)	71.70%	$113,261,454	73.07%	$134,031,258

	Percentage		Percentage
	of Partners'	Fair	of Partners'	Fair
Investment in affiliated private investment company, at fair value	Capital	Value	Capital	Value
United States
Real Estate, Preferred Equity
Marble I&I Pref Opco, LP ( March 31, 2025 cost $45,155,054) (9)
(December 31, 2024 cost $40,407,720) (17)	26.50	41,864,340	25.14	46,117,084

Total investment in affiliated private investment company at fair value (March 31, 2025 cost $45,155,054) (December 31, 2024 cost $40,407,720)	26.50%	$41,864,340	25.14%	$46,117,084

The accompanying footnotes are an integral part of the financial statements

3

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Schedule of Investments (Unaudited) (Continued)

As of March 31, 2025

(1)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Palms at Cinco Ranch Investor, LLC. Marble Palms at Cinco Ranch Investor, LLC has a 89.9% ownership interest in Palms at Cinco Ranch JV, LLC, which in turn owns 100% of Palms at Cinco Ranch Owner, LLC. Palms at Cinco Ranch Owner, LLC owns and operates Palms at Cinco Ranch, a 200-unit multifamily development. As of March 31, 2025, the unfunded commitment for this investment was $887,206.
(2)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Vida Health Village Investor, LLC. Marble Vida Health Village Investor, LLC has a 66% ownership interest in RPMI 2680 N Orange Ave Venture, LLC which in turn owns 30% in Health Village Apartments Venture, LLC. Health Village Apartments Venture, LLC owns and operates Vida Health Village, a 285-unit multifamily development.
(3)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Timbercreek Investor, LLC. Marble Timbercreek Investor, LLC has 19.13% ownership interest in 614 S 1st Street Investor, LLC, which in turn owns and operates Timbercreek Apartments, a 198-unit multifamily development.
(4)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Aspire Lenox Park Investor, LLC, which in turn owns 78.18% of 1050 Lenox Park Blvd Owner, LLC, which in turn owns and operates Aspire Lenox Park Apartments, a 407-unit multifamily development. As of March 31, 2025, the unfunded commitment for this investment was $1,903,081.
(5)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Metropole Investor, LLC. Marble Metropole Investor, LLC has a 90% ownership interest in Post RPMO JC LLC, which in turn owns 99.50% in RPMI Metropole Holdings LLC. Post RPMI Metropole Holdings LLC has 100% ownership in Post RPMI Metropole LP. Post RPMI Metropole LP owns and operates Metropole Apartments, a 289-unit multifamily development. As of March 31, 2025, the unfunded commitment for this investment was $1,327,962.
(6)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Shadow Creek Investor, LLC, which in turn owns 79.99% in KV Shadow Creek Holdings, LLC, which in turn owns and operates Shadow Creek Apartments, a 347-unit multifamily development. As of March 31, 2025, the unfunded commitment for this investment was $1,987,803.
(7)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Trailside Investor, LLC. Marble Trailside Investor, LLC has a 85% ownership interest in Trailside JV, LLC, which in turn owns 100% of Trailside Townhomes, LLC. Trailside Townhomes owns and operates a 149-unit multifamily development.
(8)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Travertine Investor, LLC. Marble Travertine Investor, LLC hhas a 75.36% ownership interest in RPMI 6032 Travertine Ln JV SLP, LLC, which in turn owns 100% RPMI 6032 Travertine Ln Holdings LLC. RPMI 6032 Travertine Ln Holdings LLC owns and operates The Hadley, a 374-unit multifamily development. As of March 31, 2025, the unfunded commitment for this investment was $753,636.
(9)	Marble Capital Income and Impact Fund, L.P. and Subsidiaries have a 84.87% ownership interest in MC I&I Pref Opco, LP, an affiliated entity with the primary purpose to invest in preferred interests of privately held companies engaged in the acquisition and/or development and operation of various real estate projects. As of March 31, 2025, the Fund's uncalled capital commitment is $0. Redemptions are not permitted. Proceeds will be distributed as they become available, the timing of which is currently unknown. The fund does not have a fixed term.

As of December 31, 2024

(10)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Palms at Cinco Ranch Investor, LLC. Marble Palms at Cinco Ranch Investor, LLC has a 89.9% ownership interest in Palms at Cinco Ranch JV, LLC, which in turn owns 100% of Palms at Cinco Ranch Owner, LLC. Palms at Cinco Ranch Owner, LLC owns and operates Palms at Cinco Ranch, a 200-unit multifamily development. As of December 31, 2024, the unfunded commitment for this investment was $887,206.
(11)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Vida Health Village Investor, LLC. Marble Vida Health Village Investor, LLC has a 66% ownership interest in RPMI 2680 N Orange Ave Venture, LLC which in turn owns 30% in Health Village Apartments Venture, LLC. Health Village Apartments Venture, LLC owns and operates Vida Health Village, a 285-unit multifamily development.
(12)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Timbercreek Investor, LLC. Marble Timbercreek Investor, LLC has 19.13% ownership interest in 614 S 1st Street Investor, LLC, which in turn owns and operates Timbercreek Apartments, a 198-unit multifamily development.
(13)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Aspire Lenox Park Investor, LLC, which in turn owns 78.18% of 1050 Lenox Park Blvd Owner, LLC, which in turn owns and operates Aspire Lenox Park Apartments, a 407-unit multifamily development. As of December 31, 2024, the unfunded commitment for this investment was $2,104,085.
(14)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Metropole Investor, LLC. Marble Metropole Investor, LLC has a 90% ownership interest in Post RPMO JC LLC, which in turn owns 99.50% in RPMI Metropole Holdings LLC. Post RPMI Metropole Holdings LLC has 100% ownership in Post RPMI Metropole LP. Post RPMI Metropole LP owns and operates Metropole Apartments, a 289-unit multifamily development. As of December 31, 2024, the unfunded commitment for this investment was $1,339,315.
(15)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Shadow Creek Investor, LLC, which in turn owns 79.99% in KV Shadow Creek Holdings, LLC, which in turn owns and operates Shadow Creek Apartments, a 347-unit multifamily development. As of December 31, 2024, the unfunded commitment for this investment was $2,630,633.
(16)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Trailside Investor, LLC. Marble Trailside Investor, LLC has a 85% ownership interest in Trailside JV, LLC, which in turn owns 100% of Trailside Townhomes, LLC. Trailside Townhomes owns and operates a 149-unit multifamily development.
(17)	Marble Capital Income and Impact Fund, L.P. and Subsidiaries have a 84.87% ownership interest in MC I&I Pref Opco, LP, an affiliated entity with the primary purpose to invest in preferred interests of privately held companies engaged in the acquisition and/or development and operation of various real estate projects. As of December 31, 2024, the Fund's uncalled capital commitment is $0. Redemptions are not permitted. Proceeds will be distributed as they become available, the timing of which is currently unknown. The fund does not have a fixed term.

The accompanying footnotes are an integral part of the financial statements

4

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Schedule of Investments (Unaudited) (Continued)

The following table represents security positions that are indirectly held by the Fund through MC I&I Pref Opco, LP. The cost and value represent the Fund's proportionate share of investments held by MC I&I Pref Opco, LP.

As of March 31, 2025

	Fund's	Percentage
	Proportionate	of Partners'
Investment in MC I&I Pref Opco, LP, at fair value	Share	Capital
United States
Real Estate, Preferred Member
Marble Legacy Park Investor, LLC	$13,272,734	7.2%
Marble Patten East Investor, LLC	5,467,404	3.0
Marble Rainbow Mezz Lender, LLC	20,435,821	11.1
Marble Discovery Park Investor, LLC	6,851,211	3.7
Marble Water Tower Investor, LLC	$5,278,622	2.9%

As of December 31, 2024

	Fund's	Percentage
	Proportionate	of Partners'
Investment in MC I&I Pref Opco, LP, at fair value	Share	Capital
United States
Real Estate, Preferred Member
Marble Legacy Park Investor, LLC	$11,882,131	7.5%
Marble Patten East Investor, LLC	5,754,242	3.6
Marble Rainbow Mezz Lender, LLC	18,007,486	11.4
Marble Discovery Park Investor, LLC	$6,136,170	3.9%

The accompanying footnotes are an integral part of the financial statements

5

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Statement of Operations (Unaudited)

For the three months ended March 31, 2025 and 2024

	March 31, 2025	March 31, 2024
Investment income allocated from affiliated private investment company
Interest	$541,392	$282,457
Distributions from private operating companies	491,561	351,879
Total investment income allocated from affliated private investment company	1,032,953	634,336

Investment income
Dividend income	14,340	-
Distributions from private operating company	1,498,362	637,822
Total investment income	1,512,702	637,822

Expenses allocated from affiliated private investment company
Professional Fees	45,983	30,936
Organizational expenses	6,556	7,137
Other expenses	240	1,495
Total expenses allocated from affiliated private investment company	52,779	39,568

Expenses
Professional fees	172,950	92,688
Organizational expenses	43,784	44,662
Other expenses	11,973	14,511
Management fee	148,344	45,179
Dividend expense	3,508	-
Charitable contributions	1,543	-
Total expenses	382,102	197,040

Net investment income (loss)	$2,110,774	$1,035,550

Realized and unrealized gain (loss) on investment
Net change in unrealized appreciation (depreciation) allocated from investments in affiliated private investment company	$(494,517)	$-
Net change in unrealized appreciation (depreciation) on investments in private operating company	668,252	-
Net gain (loss) on investments	173,735	-

Net increase (decrease) in partners' capital from operations	2,284,509	1,035,550

Increase in net assets resulting from operations attributable to non-controlling interest	3,508	-

Net increase (decrease) in partners' capital from operations attributable to partners	$2,288,017	$1,035,550

The accompanying footnotes are an integral part of the financial statements

6

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Statement of Changes in Partners' Capital (Unaudited)

For the three months ended March 31, 2025

	General	Limited	Non-controlling
	Partner	Partner	Interest	Total
Partners' capital, beginning of period	$341,129	$157,622,018	$-	$157,963,147

Capital contributions	-	25,533,227	125,000	25,658,227

Capital distributions	(4,640)	(2,338,423)	(3,508)	(2,346,571)

Net increase (decrease) in partners' capital from operations
Net investment income (loss)	4,608	2,106,166	3,508	2,114,282
Net gain (loss) on investments	284	173,451	-	173,735

Net increase (decrease) in partners' capital from operations	4,892	2,279,617	3,508	2,288,017

Partners' capital, end of period	$341,381	$183,096,439	$125,000	$183,562,820

The accompanying footnotes are an integral part of the financial statements

7

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Statement of Changes in Partners' Capital (Unaudited) (Continued)

For the three months ended March 31, 2024

	General	Limited
	Partner	Partner	Total
Partners' capital, beginning of period	$22,787,151	$40,929,072	$63,716,223

Capital contributions	-	61,984,314	61,984,314

Capital distributions	-	(1,215,726)	(1,215,726)

Net increase (decrease) in partners' capital from operations
Net investment income (loss)	-	1,035,550	1,035,550
Net gain (loss) on investments	-	-	-
Carried interest allocation to General Partner	-	-	-

Net increase (decrease) in partners' capital from operations	-	1,035,550	1,035,550

Partners' capital, end of period	$22,787,151	$102,733,210	$125,520,361

The accompanying footnotes are an integral part of the financial statements

8

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Statement of Cash Flows (Unaudited)

For the three months ended March 31, 2025 and 2024

	March 31, 2025	March 31, 2024
Cash flows from operating activities
Net increase in partners' capital resulting from operations	$2,284,509	$1,035,550
Increase in net assets resulting from operations attributable to non-controlling interest	3,508	-
Adjustments to reconcile net increase (decrease) in partners' capital from operations to net cash provided by (used in) operating activities:
Interest income allocated from investment in affiliated private investment company	(541,392)	(282,457)
Distributions from private operating company, allocated from affiliated private investment company	(491,561)	(351,879)
Expenses allocated from investment in affiliated private investment company	52,779	39,568
Net change in unrealized appreciation (depreciation) allocated from investments in affiliated private investment company	494,517	-
Net change in unrealized appreciation (depreciation) on investments in private operating companies	(668,252)	-
Purchases of investment in affiliated private investment company	(4,747,334)	-
Proceeds from investment in affiliated private investment company	980,246	623,082
Purchases of investments in private operating companies	(20,101,551)	(41,718,395)
Changes in assets and liabilities:
Distributions receivable from investments in private operating companies	(52,018)	(90,546)
Distribution receivable from investment in affiliated private investment company	(146,235)	212,907
Other assets	41,535	23,644
Dividends receivable	1,256	-
Due from related party	-	20,591
Prepaid management fee	-	13,497
Due to related party	(60,115)	(17,656,324)
Accrued expenses	(30,128)	(18,730)
Management fee payable	785	19,210
Other liabilities	5,050	-
Net cash used in operating activities	(22,974,401)	(58,130,282)

Cash flows from financing activities
Capital contributions, net of contributions received in advance	22,900,000	61,984,314
Capital distributions, net of distributions payable	(2,126,331)	(1,335,827)
Net cash provided by financing activities	20,773,669	60,648,487

Net change in cash and cash equivalents	$(2,200,732)	$2,518,205

Cash and cash equivalents, beginning of period	5,233,740	74,556

Cash and cash equivalents, end of period	$3,033,008	$2,592,761

The accompanying footnotes are an integral part of the financial statements

9

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the three months ended March 31, 2025

1.             Nature of operations

Marble Capital Income and Impact Fund, LP (“Marble Capital Income and Impact”), a Delaware limited partnership, and its wholly owned subsidiaries MC Income and Impact REIT, LLC (“REIT”), a Delaware limited liability company, and MC I&I Common Opco, LP (Common Opco), a Delaware limited partnership, together (the “Fund”), commenced operations on July 26, 2023. The primary purpose of the Fund is to invest in privately held entities engaged in the acquisition and/or development and operation of real estate projects.

The Fund is managed by Marble Capital Income and Impact Fund GP, LLC (the “General Partner”), which serves as the general partner. The Partnership has perpetual existence but shall be dissolved and the affairs of the Fund wound up upon the occurrence of a disabling event with respect to the General Partner, a vote by limited partners representing at least 66.67% of the Fund’s interests to dissolve the Fund, or the election of the General Partner to terminate and dissolve the Fund provided written notice of such election to the limited partners with no majority of limited partners objecting to such dissolution.

2.             Summary of significant accounting policies

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Fund is an investment company and follows the accounting and reporting guidance in FASB Topic 946 of the Codification, entitled Financial Services – Investment Companies.

In the opinion of management, the unaudited consolidated financial results included herein contain all adjustments, consisting solely of normal recurring accruals, considered necessary for the fair presentation of the financial statements for the interim periods included herein. The results of operations for the three months ended March 31, 2025 and March 31, 2024 are not necessarily indicative of the operating results to be expected for the full year. Also, the unaudited consolidated financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2024.

Consolidation

The accompanying consolidated financial statements reflect consolidated accounts of Marble Capital Income and Impact and its wholly owned subsidiaries REIT and Common Opco, formed for the sole purpose of facilitating the Fund's investments. All intercompany balances were eliminated in the accompanying consolidated financial statements.

Cash

Cash represents cash deposits held at financial institutions. Cash is held at major financial institutions and is subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) or

Securities Investor Protection Corporation (“SIPC”) limitations. As of March 31, 2025 and December 31, 2024, the Fund had cash equivalents of $1,819,244, and $2,363,647, respectively, in money market funds, which are stated at net asset value, and are classified as Level 1 in the fair value hierarchy.

In the normal course of business, substantially all of the Fund’s cash balances and transactions are transacted with Bank of America. The Fund is subject to credit risk to the extent any institution with whom it conducts business is unable to fulfill contractual obligations on its behalf. The Fund’s management monitors the financial condition of such institutions and does not anticipate losses from these counterparties.

10

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the three months ended March 31, 2025

2.             Summary of significant accounting policies (continued)

Fair Value - Definition and Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Fund uses a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2 - Inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly. These inputs may include: (a) quoted prices for similar assets in active markets; (b) quoted prices for identical or similar assets in markets that are not active; (c) inputs other than quoted prices that are observable for the asset; or (d) inputs derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are unobservable and significant to the entire fair value measurement.

Private investment companies measured using net asset value as the practical expedient are not categorized within the fair value hierarchy.

The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors, including the type of investment, whether the investment is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, determining fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for investments categorized in Level 3. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is generally categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Fair Value – Valuation Techniques and Inputs

Investments in Private Operating Companies

The Fund establishes valuation processes and procedures to ensure that the valuation methodologies for investments that are categorized within Level 3 of the fair value hierarchy are fair, consistent, and verifiable.

The General Partner oversees the entire valuation process of the Fund’s Level 3 investments and is responsible for developing the Fund’s written valuation processes and procedures, conducting periodic reviews of the valuation policies, and evaluating the overall fairness and consistent application of the valuation policies. The valuations of the Fund’s Level 3 investments are evaluated quarterly if information or events leads the General Partner to adjust the valuation on an interim basis. Valuations determined by the General Partner are required to be supported by market data, internal cash flow models, or other methods the General Partner deems to be appropriate.

11

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the three months ended March 31, 2025

2.             Summary of significant accounting policies (continued)

Fair Value – Valuation Techniques and Inputs (continued)

These assessments typically incorporate an income approach reflecting a discounted cash flow analysis. The net cash flow is forecast over the expected remaining economic life and discounted to present value using a discount rate. Inputs relied upon by the income approach include annual projected cash flows for each investment through their respective investment horizons. These cash flow assumptions may be probability-weighted to reflect the risks associated with achieving expected levels across various scenarios. Investments in private operating companies are included in Level 3 of the fair value hierarchy.

Investment in Affiliated Private Investment Company

The Fund values its investment in MC I&I Pref Opco, LP utilizing the net asset value provided by the underlying private investment fund as a practical expedient. If it is probable the Fund will sell the investment at an amount different from the net asset valuation, the committee considers other factors in addition to the net asset valuation in its determination of fair value. As of March 31, 2025 and December 31, 2024, the Fund valued its investment in MC I&I Pref Opco, LP entirely based on the net asset valuation provided by the underlying investment company as a practical expedient.

MC I&I Pref Opco, LP shares a valuation policy with the Fund and values its investments consistent with what is described in this Note 2.

Investment Transactions and Related Investment Income

Investment transactions are accounted for on a trade-date basis. Realized gains and losses on investment transactions are determined using cost calculated on a specific identification basis. Interest is recognized on the accrual basis and the collectability of interest receivable is evaluated when making accruals. Distributions that represent returns of capital in excess of cumulative profits and losses are credited to investment cost rather than investment income.

Income Taxes

The Fund does not record a provision for U.S. federal, state, or local income taxes because the partners report their share of the Fund’s income or loss on their income tax returns. The Fund files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states. Generally, the Fund is subject to income tax examinations by major taxing authorities during the three-year period prior to the period covered by these consolidated financial statements.

MC Income and Impact REIT, LLC, a consolidated subsidiary of the Fund, has elected to be treated as a REIT under Sections 856 through 860 of the Code beginning with the tax year ended December 31, 2025. In general, a company which elects REIT status, distributes at least 90% of its REIT taxable income to its shareholders in any taxable year, and complies with certain other requirements. It is not subject to federal income taxation to the extent of the income which it distributes. If it fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates on its taxable income. Even if it qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed income. In order to maintain its qualifications as a REIT, MC Income and Impact REIT, LLC intends to make regular dividend payments to its shareholders that will represent at least 90% of its taxable income, which may not necessarily equal net investment income as determined in accordance with GAAP, determined without regard to the deductions for dividends paid and excluding any net capital gains. For the three months ended March 31, 2025 and March 31, 2024, MC Income and Impact REIT, LLC has complied with all REIT requirements, as amended, and promulgated regulations thereunder.

12

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the three months ended March 31, 2025

2.             Summary of significant accounting policies (continued)

Income Taxes (continued)

The Fund is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. Tax positions not deemed to meet a “more-likely-than-not” threshold would be recorded as a tax expense in the current period. Based on its analysis, the Fund has determined that it has not incurred any liability for unrecognized tax benefits as of March 31, 2025 and March 31, 2024, and expects no changes to that conclusion within the next twelve months.

Use of Estimates

Preparing consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities, including the fair value of investments, and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

Organization Costs

The Fund shall pay or reimburse the General Partner or its affiliates organizational expenses of the Fund. Organization costs in excess of the greater of (i) $2,000,000 or (ii) .75% of the Total Commitments shall be offset against management fees or be borne by the General Partner. Organization costs are expensed as incurred, and the amount incurred by the Fund is reflected on the Consolidated Statement of Operations. There were no excess organization costs incurred during the three months ended March 31, 2025 and 2024.

3.             Fair value measurements

The following tables presents the classification of the Fund’s fair value measurements for the respective periods as shown below:

March 31, 2025	Level 1	Level 2	Level 3	Total
Assets (at fair value)
Investments in private operating companies
Real Estate, Common Member	$-	$-	$120,307,682	$120,307,682
Real Estate, Preferred Member	-	-	13,723,576	13,723,576

Total Investments, at fair value	$-	$-	$134,031,258	$134,031,258

December 31, 2024	Level 1	Level 2	Level 3	Total
Assets (at fair value)
Investments

Investments in private operating companies
Real Estate, Common Member	$-	$-	$83,202,941	$83,202,941
Real Estate, Preferred Member	-	-	13,723,576	13,723,576

Total Investments, at fair value	$-	$-	$96,926,517	$96,926,517

The Fund’s investment in MC I&I Pref Opco, LP is valued as permitted by the practical expedient and therefore, does not need to be categorized within the fair value hierarchy.

13

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the three months ended March 31, 2025

3.             Fair value measurements (continued)

The following table summarizes the valuation techniques and significant unobservable inputs used for the Fund’s investments that are categorized in Level 3 of the fair value hierarchy as of March 31, 2025 and December 31, 2024 respectively:

	Fair Value at March 31, 2025	Valuation Technique	Unobservable Inputs	Range of Inputs
Assets
Investments in private operating companies
Real Estate, Common Member	$47,934,885	Discounted cash flow model	Discount rate Months to exit	11% 40 - 58
Real Estate, Preferred Member	$13,723,576	Discounted cash flow model	Discount rate Months to exit	12% 45
Real Estate, Common Member	$72,372,797	Recent Transaction	N/A	N/A

	Fair Value at December 31, 2024	Valuation Technique	Unobservable Inputs	Range of Inputs
Assets
Investments in private operating companies
Real Estate, Common Member	$47,377,438	Discounted cash flow model	Discount rate Months to exit	11% 40 - 58
Real Estate, Preferred Member	$13,723,576	Discounted cash flow model	Discount rate Months to exit	12% 45
Real Estate, Common Member	$52,160,440	Recent Transaction	N/A	N/A

During the three months ended March 31, 2025 and 2024, there were no transfers in or out of level 3 and the Fund purchased $20,101,551 and $41,718,395, respectively, of level 3 assets.

4.             Committed capital

As of March 31, 2025 and December 31, 2024, the Fund has total capital commitments from its partners with respect to their partnership interests in the aggregate of $179,331,000, and $179,331,000, respectively. The General Partner may make capital calls up to the amount of unfunded capital commitments to enable the Fund to make investments, pay fees and expenses, or to provide reserves. No partner is required to fund an amount in excess of their unfunded capital commitments. As of March 31, 2025 and December 31, 2024, the Fund’s uncalled capital commitments amounted to $0, and $25,533,227, respectively, and the ratio of total contributed capital to total committed capital is 100.00%, and 85.76%, respectively.

14

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the three months ended March 31, 2025

5.             Related party transactions

The Fund considers the General Partner, their principal owners, members of management, members of their immediate families, and entities under common control to be related parties to the Fund. Amounts due from and due to related parties are generally settled in the normal course of business without formal payment terms.

The Fund pays the General Partner a management fee, initially calculated at a rate of 1.25% per annum, based on the limited partners’ Net Asset Value, payable quarterly in advance. Management fees for the three months ended March 31, 2025 and 2024, are recorded in the Consolidated Statement of Operations.

Due to related party on the Consolidated Statement of Assets and Liabilities represents amounts owed to Marble Capital LP, an affiliate of the Fund, for expense reimbursements.

6.             Partners’ capital

Allocation of Partners’ Net Profits and Losses

At the end of each fiscal year of the Fund, the net profits and losses are allocated to the capital accounts of the partners as follows:

(a)	Net profits and losses are generally allocated to the limited partners in proportion to their capital contributions.

(b)	Net profits related to the Fund’s investments, are allocated on the same basis as the partners’ distributions (as described below).

Net profits and net losses included in (a) and (b) above include both realized and unrealized profits and losses.

Partners’ Distributions

The General Partner expects to cause the Fund to make distributions of distributable cash on a quarterly basis; however, the amount, timing and frequency of any distributions will be in the sole discretion of the General Partner. All distributions of distributable cash shall be distributed to the limited partners in amounts proportionate to the aggregate Fund Net Asset Value attributable to the partnership units held by the respective limited partners on the record date for such distribution.

The proceeds attributable to the Fund’s investments (which shall include all proceeds attributable to the disposition of such investments, net of expenses, as well as any dividends or interest income earned on such investments) are distributed to the partners in amounts proportionate to the aggregate partnership net asset value attributable to the partnership units held. The amount shall be distributed as follows:

(a)	first, if the total return for the applicable period exceeds the sum of (1) the amount that results in a six percent (6.0%) annualized internal rate of return on the partnership net asset value of the partnership units excluding any partnership units held by the General Partner, “Hurdle Amount” and (2) the loss carryforward amount (if any) (any such excess, “Excess Profits”), one hundred percent (100%) of such annual Excess Profits until the total amount allocated to the General Partner equals fifteen percent (15%) of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the General Partner (which is commonly referred to as the “catch-up”); and

(b)	second, to the extent there are remaining excess profits, fifteen percent (15%) of such remaining excess profits shall be entitled to the General Partner and eighty-five percent (85%) to the limited partners.

15

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the three months ended March 31, 2025

6.             Partners’ capital (continued)

Carried Interest Allocation

The capital accounts reflect the carried interest to the General Partner as if the Fund had realized all assets and settled all liabilities at the fair value reported in the consolidated financial statements, and allocated all gains and losses and distributed the net assets to the partners at the reporting date consistent with the provisions of the Fund’s governing documents. During the three months ended March 31, 2025 and 2024, the amounts of the carried interest that were allocated to the General Partner are shown on the Consolidated Statement of Changes in Partners’ capital, if any.

The General Partner, in its sole discretion, may waive or reduce the applicable carried interest with respect to any limited partners in proportion to their respective capital account balances.

Redemptions

Each limited partner shall have the right to request that the Fund redeem any partnership units held by such limited partner that have been outstanding for at least twelve (12) months (the “Lock-Out Period”) by providing the General Partner with a written request in a form acceptable to the General Partner at least one hundred and twenty (120) calendar days prior to the desired redemption date, limited to a semi-annual basis effective June 30th and December 31st of each calendar year. The Lock-Out Period shall not apply to (A) the General Partner, (B) The Special Limited Partner, and (3) participants of the Fund’s distribution reinvestment program (“DRP”). Unless waived by the General Partner in its sole discretion, the redemption request must be for partnership units with an aggregate partnership net asset value of at least $125,000. In no event will the General Partner, the Fund, or their respective affiliates be obligated to sell or finance, or cause to be sold or financed, or otherwise transfer, any assets (including assets owned directly or indirectly by the Fund), contribute additional capital or assets to the Fund, or take any other action (including incurring indebtedness) in order to redeem any partnership units. Redemption units will be redeemed on a pro rata basis based upon the relative number of redemption units submitted by each limited partner.

The redemption price of each redemption unit redeemed by a limited partner shall be equal to:

(i)	with respect to the redemption units that may have been outstanding for at least twelve (12) months but fewer than twenty-four (24) months, ninety-five percent (95%) of the Fund’s Net Asset Value per partnership unit as of the last day of the quarter immediately preceding the redemption date;

(ii)	with respect to redemption units that may have been outstanding for at least twenty-four (24) months but fewer than thirty-six (36) months (as of the applicable redemption date), ninety-seven and one-half percent (97.5%) of the Fund’s Net Asset Value per partnership unit as of the last day of the quarter immediately preceding the redemption date; and

(iii)	with respect to redemption units that may have been outstanding for at least thirty-six (36) months (as of the applicable redemption date), the Fund’s Net Asset Value per partnership unit as of the last day of the quarter immediately preceding the redemption date. Notwithstanding the foregoing, the redemption price of each redemption unit issued pursuant to the DRP, and each redemption unit issued to the General Partner or the Special Limited Partner shall be equal to one hundred percent (100%) of the Fund’s Net Asset Value per partnership unit as of the last day of the quarter immediately preceding the redemption date.

The aggregate Fund’s Net Asset Value of total redemptions of partnership units as of each redemption date will be limited to no more than ten percent (10.0%) of the average aggregate Fund’s Net Asset Value over the preceding six-month period.

16

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the three months ended March 31, 2025

7.             Non-controlling Interest

In order to qualify as a REIT, MC Income and Impact REIT, LLC admitted 125 preferred shareholders on January 7, 2025, raising $125,000. The preferred shareholders are entitled to an annual cumulative preferred dividend of 12% and a liquidation preference of amounts originally contributed. The preferred shareholders are reflected in the accompanying consolidated financial statements as a non-controlling interest and have been allocated net increase resulting from operations of $3,508 for the three months ended March 31, 2025.

8.             Unfunded investment commitments

As of March 31, 2025 and December 31, 2024, the Fund had committed $45,155,054 and $40,407,719, respectively, to MC I&I Pref Opco, LP of which $0 and $0, respectively, remain unfunded. The Fund also has committed $136,529,630 and $116,529,630, respectively, to investments in private operating companies of which $6,859,688 and $6,961,239 remain unfunded at March 31, 2025 and December 31, 2024. As of March 31, 2025 and December 31, 2024, there were no recallable distributions.

9.             Indemnifications

The Fund has provided general indemnification to the General Partner, any affiliate of the General Partner and any person acting on behalf of the General Partner or such affiliate when they act, in good faith, in the best interest of the Fund. The Fund is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

17

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the three months ended March 31, 2025

10.          Financial highlights

Financial highlights for the three months ended March 31, 2025 and 2024, are as follows:

Internal Rate of Return

	March 31, 2025	March 31, 2024
Internal rate of return, since inception
Through March 31, 2025 and 2024	6.67%	(0.79)%
Through December 31, 2024 and 2023	7.08%	6.70%

Ratios to Average Partners' Capital

Total Expenses to General Partner	1.03%	1.01%

Net investment income ratio	5.03%	4.44%

Financial highlights are calculated for the limited partner class taken as a whole. An individual limited partner’s return and ratios may vary based on different management fees and carried interest arrangements and the timing of capital transactions. The ratios include allocated income & expenses from the affiliated private investment companies.

18

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the three months ended March 31, 2025

10.           Financial highlights (continued)

The Internal Rate of Return (“IRR”) of the limited partners since inception of the Fund is net of carried interest allocation to the General Partner, if any, and was computed based on the actual dates of capital contributions and distributions, and the ending aggregate limited partners’ capital at the end of the period.

The net investment income (loss) ratio does not reflect the effects of net realized and unrealized gain (loss) on investments or carried interest allocation to or from the General Partner, if any.

11.           Market risk and other risk factors

The General Partner of the Fund seeks investment opportunities in multi-family development projects and investments in securities that offer the possibility of attaining capital appreciation obtained primarily through preferred and common equity investments. Certain events particular to the industry in which the Fund invests, as well as general economic and political conditions, may have a significant negative impact on the underlying investees' operations and profitability. In addition, the Fund is subject to changing regulatory and tax environments. Such events are beyond the Fund’s control, and the likelihood that they may occur cannot be predicted. Furthermore, most of the Fund’s underlying investments are made in private operating companies whose shares do not trade on established exchanges. While it is expected that these private operating companies may pursue initial public offerings, trade sales, or other liquidation events, there are generally no public markets for these investments at the current time. The Fund’s ability to liquidate its underlying investments in private operating companies and publicly traded investments and realized value is subject to significant limitations and uncertainties.

In the normal course of business, the Fund maintains its cash balances in financial institutions, which at times may exceed federally insured limits. The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties.

The value of the Fund's investments will go up and down, sometimes rapidly or unpredictably, based on the performance of the securities and investments owned by the fund and other factors generally affecting the securities market. Market risks, including political, regulatory, economic and social developments, can affect the value of the Fund's investments. Natural disasters, public health emergencies, terrorism, conflicts, and other unforeseeable events may lead to increased market volatility and may have adverse long-term effects on world economies and markets generally.

12.           Subsequent events

The General Partner has evaluated subsequent events through June 27, 2025, the date these consolidated interim financial statements were available to be issued, and has determined that no subsequent events warrant adjustment to or disclosure in these consolidated interim financial statements.

19

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 10-Q

(Mark One)

☒           QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2025

OR

☐          TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to ______

Commission File Number 001-41322

BLUEROCK HOMES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	87-4211187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

919 Third Avenue, 40th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 843-1601

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒   No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐	Non-Accelerated Filer	☒
Smaller reporting company	☐	Emerging growth company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Number of shares outstanding of the registrant’s

classes of common stock, as of August 7, 2025

Class A Common Stock: 4,062,668 shares

Class C Common Stock: 8,489 shares

BLUEROCK HOMES TRUST, INC.

FORM 10-Q

June 30, 2025

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

BLUEROCK HOMES TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	(Unaudited)
	June 30,	December 31,
	2025	2024
ASSETS
Net Real Estate Investments
Land	$107,460	$103,713
Buildings and improvements	632,733	580,110
Furniture, fixtures and equipment	23,176	19,414
Construction in process	5,148	986
Total gross operating real estate investments	768,517	704,223
Accumulated depreciation	(53,768)	(42,410)
Total net operating real estate investments	714,749	661,813
Operating real estate held for sale, net	12,303	21,815
Total Net Real Estate Investments	727,052	683,628
Cash and cash equivalents	127,602	115,209
Restricted cash	17,499	16,032
Notes and accrued interest receivable, net	—	32,067
Investment in unconsolidated real estate fund	25,000	—
Accounts receivable, prepaids and other assets, net	30,055	34,575
Preferred equity investments, net	62,357	81,668
In-place lease intangible assets, net	669	2,749
Due from affiliates	883	1,049
Non-real estate assets associated with operating real estate held for sale	62	16
TOTAL ASSETS	$991,179	$966,993

LIABILITIES AND EQUITY
Mortgages payable	$338,616	$252,782
Revolving credit facilities	—	121,000
Accounts payable	775	803
Other accrued liabilities	22,066	16,914
Due to affiliates	7,642	5,980
Distributions payable	2,425	617
Liabilities associated with operating real estate held for sale	170	6
Total Liabilities	371,694	398,102
6.0% Series A Redeemable Preferred Stock, liquidation preference $25.00 per share, 30,000,000 shares authorized; 5,815,552 and 4,628,681 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	129,581	102,154
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 220,000,000 shares authorized; no shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock - Class A, $0.01 par value, 562,500,000 shares authorized; 4,062,668 and 3,953,919 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	41	40
Common stock - Class C, $0.01 par value, 187,500,000 shares authorized; 8,489 shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Additional paid-in-capital	120,081	118,495
Cumulative earnings in excess of distributions	14,692	20,709
Accumulated other comprehensive income (loss)	495	(164)
Total Stockholders’ Equity	135,309	139,080
Noncontrolling Interests
Operating partnership units	303,607	310,275
Partially owned properties	50,988	17,382
Total Noncontrolling Interests	354,595	327,657
Total Equity	489,904	466,737
TOTAL LIABILITIES AND EQUITY	$991,179	$966,993

See Notes to Consolidated Financial Statements

BLUEROCK HOMES TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues
Rental and other property revenues	$16,707	$11,936	$32,617	$22,694
Interest income from loan investments	95	587	598	1,005
Total revenues	16,802	12,523	33,215	23,699

Expenses
Property operating	8,177	5,952	15,829	10,957
Property management and asset management fees	1,336	1,159	2,661	2,291
General and administrative	2,665	2,437	5,722	5,305
Management fees to related party	2,606	2,173	5,146	4,244
Acquisition and other transaction costs	135	—	211	4
Weather-related losses, net	45	—	45	—
Depreciation and amortization	7,189	4,821	14,681	8,829
Total expenses	22,153	16,542	44,295	31,630

Other (expense) income
Other expense, net	(15)	(300)	(74)	(60)
Income from preferred equity investments	2,306	2,846	5,416	5,587
Recovery of (provision for) credit losses, net	2	(71)	104	(166)
Gain on sale and (impairment) of real estate investments, net	858	(707)	1,561	(534)
Gain on sale of available-for-sale investments, net	1,450	—	1,450	—
Loss on extinguishment of debt costs	(5)	—	(9)	—
Interest expense, net	(5,627)	(4,058)	(11,838)	(7,570)
Interest income	1,182	1,138	2,286	2,333
Total other income (expense)	151	(1,152)	(1,104)	(410)
Loss before income taxes	(5,200)	(5,171)	(12,184)	(8,341)
Income tax expense	(626)	—	(972)	—
Net loss	(5,826)	(5,171)	(13,156)	(8,341)
Preferred stock dividends	(2,254)	(562)	(4,264)	(815)
Preferred stock accretion	(1,273)	(181)	(1,796)	(181)
Net loss attributable to noncontrolling interests
Operating partnership units	5,567	3,536	11,228	5,705
Partially-owned properties	1,302	746	2,975	980
Net loss attributable to noncontrolling interests	6,869	4,282	14,203	6,685
Net loss attributable to common stockholders	$(2,484)	$(1,632)	$(5,013)	$(2,652)

Net loss per common share – Basic	$(0.66)	$(0.42)	$(1.33)	$(0.69)
Net loss per common share – Diluted	$(0.66)	$(0.42)	$(1.33)	$(0.69)

Weighted average basic common shares outstanding	3,895,913	3,852,179	3,880,354	3,850,336
Weighted average diluted common shares outstanding	3,895,913	3,852,179	3,880,354	3,850,336

Other comprehensive income
Unrealized gain on available-for-sale investments, net	$612	$—	$2,136	$—
Less unrealized gain attributable to Operating partnership units	(424)	—	(1,477)	—
Other comprehensive income attributable to common stockholders	188	—	659	—
Comprehensive loss attributable to noncontrolling interests	6,445	4,282	12,726	6,685
Comprehensive loss attributable to common stockholders	$(2,296)	$(1,632)	$(4,354)	$(2,652)

See Notes to Consolidated Financial Statements

BLUEROCK HOMES TRUST, INC.

FOR THE THREE MONTHS ENDED JUNE 30, 2025

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (Unaudited)

(In thousands, except share amounts)

	Class A Common Stock		Class C Common Stock				Accumulated
					Additional		Other
	Number		Number		Paid-in	Cumulative	Comprehensive	Noncontrolling
	of Shares	Par Value	of Shares	Par Value	Capital	Earnings	Income	Interests	Total Equity
Balance, April 1, 2025	3,953,219	$40	8,489	$—	$119,083	$17,684	$307	$346,107	$483,221

Issuance of restricted Class A common stock and long-term incentive plan (“LTIP”) Units for equity incentive plan compensation, net of shares withheld for employee taxes	99,899	1	—	—	59	—	—	789	849
Issuance of C-LTIP Units to Manager	—	—	—	—	—	—	—	210	210
Common stock distributions declared	—	—	—	—	—	(508)	—	—	(508)
Series A Preferred Stock distributions declared	—	—	—	—	—	(2,254)	—	—	(2,254)
Series A Preferred Stock accretion	—	—	—	—	—	(1,273)	—	—	(1,273)
Distributions to Operating Partnership noncontrolling interests	—	—	—	—	—	—	—	(1,146)	(1,146)
Distributions to partially owned properties’ noncontrolling interests	—	—	—	—	—	—	—	(390)	(390)
Contributions from noncontrolling interests	—	—	—	—	—	—	—	16,285	16,285
Total comprehensive income	—	—	—	—	—	—	188	424	612
Cash redemption of Operating Partnership Units	—	—	—	—	8	—	—	(12)	(4)
Holder redemption of Series A Preferred Stock and conversion into Class A common stock	9,550	—	—	—	110	—	—	—	110
Cash redemption of Series A Preferred Stock	—	—	—	—	18	—	—	—	18
Adjustment for noncontrolling interest ownership in the Operating Partnership	—	—	—	—	(1,496)	—	—	1,496	—
Adjustment for noncontrolling interest ownership in partially owned properties	—	—	—	—	2,299	—	—	(2,299)	—
Net income (loss)	—	—	—	—	—	1,043	—	(6,869)	(5,826)
Balance, June 30, 2025	4,062,668	$41	8,489	$—	$120,081	$14,692	$495	$354,595	$489,904

See Notes to Consolidated Financial Statements

BLUEROCK HOMES TRUST, INC.

FOR THE THREE MONTHS ENDED JUNE 30, 2024

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (Unaudited)

(In thousands, except share amounts)

	Class A Common Stock		Class C Common Stock		Additional
	Number		Number		Paid-in	Cumulative	Noncontrolling
	of Shares	Par Value	of Shares	Par Value	Capital	Earnings	Interests	Total Equity
Balance, April 1, 2024	3,871,265	$39	8,489	$—	$120,515	$23,923	$327,950	$472,427

Issuance of restricted Class A common stock and LTIP Units for equity incentive plan compensation, net of shares withheld for employee taxes	73,737	—	—	—	97	—	441	538
Issuance of C-LTIP Units to Manager	—	—	—	—	—	—	1,036	1,036
Series A Preferred Stock distributions declared	—	—	—	—	—	(562)	—	(562)
Series A Preferred Stock accretion	—	—	—	—	—	(181)	—	(181)
Distributions to partially owned properties’ noncontrolling interests	—	—	—	—	—	—	(33)	(33)
Holder redemption of Series A Preferred Stock and conversion into Class A common stock	1,346	—	—	—	25	—	—	25
Adjustment for noncontrolling interest ownership in the Operating Partnership	—	—	—	—	(439)	—	439	—
Net loss	—	—	—	—	—	(889)	(4,282)	(5,171)
Balance, June 30, 2024	3,946,348	$39	8,489	$—	$120,198	$22,291	$325,551	$468,079

See Notes to Consolidated Financial Statements

BLUEROCK HOMES TRUST, INC.

FOR THE SIX MONTHS ENDED JUNE 30, 2025

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (Unaudited)

(In thousands, except share amounts)

	Class A Common Stock		Class C Common Stock				Accumulated
					Additional		Other
	Number		Number		Paid-in	Cumulative	Comprehensive	Noncontrolling
	of Shares	Par Value	of Shares	Par Value	Capital	Earnings	(Loss) Income	Interests	Total Equity
Balance, January 1, 2025	3,953,919	$40	8,489	$—	$118,495	$20,709	$(164)	$327,657	$466,737

Issuance of restricted Class A common stock and long-term incentive plan LTIP Units for equity incentive plan compensation, net of shares withheld for employee taxes	99,199	1	—	—	209	—	—	1,803	2,013
Issuance of C-LTIP Units to Manager	—	—	—	—	—	—	—	455	455
Common stock distributions declared	—	—	—	—	—	(1,004)	—	—	(1,004)
Series A Preferred Stock distributions declared	—	—	—	—	—	(4,264)	—	—	(4,264)
Series A Preferred Stock accretion	—	—	—	—	—	(1,796)	—	—	(1,796)
Distributions to Operating Partnership noncontrolling interests	—	—	—	—	—	—	—	(2,279)	(2,279)
Distributions to partially owned properties’ noncontrolling interests	—	—	—	—	—	—	—	(525)	(525)
Contributions from noncontrolling interests	—	—	—	—	—	—	—	41,463	41,463
Total comprehensive income	—	—	—	—	—	—	659	1,477	2,136
Cash redemption of Operating Partnership Units	—	—	—	—	8	—	—	(12)	(4)
Holder redemption of Series A Preferred Stock and conversion into Class A common stock	9,550	—	—	—	110	—	—	—	110
Cash redemption of Series A Preferred Stock	—	—	—	—	18	—	—	—	18
Adjustment for noncontrolling interest ownership in the Operating Partnership	—	—	—	—	(3,115)	—	—	3,115	—
Adjustment for noncontrolling interest ownership in partially owned properties	—	—	—	—	4,356	—	—	(4,356)	—
Net income (loss)	—	—	—	—	—	1,047	—	(14,203)	(13,156)
Balance, June 30, 2025	4,062,668	$41	8,489	$—	$120,081	$14,692	$495	$354,595	$489,904

See Notes to Consolidated Financial Statements

BLUEROCK HOMES TRUST, INC.

FOR THE SIX MONTHS ENDED JUNE 30, 2024

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (Unaudited)

(In thousands, except share amounts)

	Class A Common Stock		Class C Common Stock		Additional
	Number		Number		Paid-in	Cumulative	Noncontrolling
	of Shares	Par Value	of Shares	Par Value	Capital	Earnings	Interests	Total Equity
Balance, January 1, 2024	3,871,265	$39	8,489	$—	$122,369	$24,943	$323,248	$470,599

Issuance of restricted Class A common stock and LTIP Units for equity incentive plan compensation, net of shares withheld for employee taxes	73,737	—	—	—	144	—	1,412	1,556
Issuance of C-LTIP Units to Manager	—	—	—	—	—	—	4,369	4,369
Series A Preferred Stock distributions declared	—	—	—	—	—	(815)	—	(815)
Series A Preferred Stock accretion	—	—	—	—	—	(181)	—	(181)
Distributions to partially owned properties’ noncontrolling interests	—	—	—	—	—	—	(86)	(86)
Contributions from noncontrolling interests	—	—	—	—	—	—	953	953
Holder redemption of Series A Preferred Stock and conversion into Class A common stock	1,346	—	—	—	25	—	—	25
Adjustment for noncontrolling interest ownership in the Operating Partnership	—	—	—	—	(2,340)	—	2,340	—
Net loss	—	—	—	—	—	(1,656)	(6,685)	(8,341)
Balance, June 30, 2024	3,946,348	$39	8,489	$—	$120,198	$22,291	$325,551	$468,079

See Notes to Consolidated Financial Statements

BLUEROCK HOMES TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(13,156)	$(8,341)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,924	9,515
Amortization of fair value adjustments	162	(21)
Income from preferred equity investments	(5,416)	(5,587)
(Gain on sale) and impairment of real estate investments, net	(1,561)	534
Gain on sale of available-for-sale investments, net	(1,450)	—
Fair value adjustment of interest rate caps and swaps	1,234	1,555
(Recovery of) provision for credit losses, net	(104)	166
Loss on extinguishment of debt costs	9	—
Noncash operating lease expense	302	—
Distributions of income and income from preferred equity investments	10,743	434
Share-based compensation attributable to equity incentive plan	2,012	1,556
Share-based compensation to Manager – C-LTIP Units	455	4,369
Changes in operating assets and liabilities:
Due to affiliates, net	1,828	18
Accounts receivable, prepaids and other assets	(1,309)	(2,496)
Notes and accrued interest receivable	470	(370)
Accounts payable and other accrued liabilities	4,670	1,038
Net cash provided by operating activities	14,813	2,370

Cash flows from investing activities:
Acquisitions of real estate investments	(58,650)	(17,454)
Capital expenditures	(8,929)	(3,654)
Purchase of interest rate cap	(1,564)	(2,688)
Investment in notes receivable	—	(16,294)
Investment in unconsolidated real estate fund	(25,000)	—
Repayments on notes receivable	31,700	7,125
Proceeds from sale of real estate investments	13,735	6,180
Proceeds from sale and redemption of preferred equity investments	30,779	3,500
Investment in preferred equity investments	(8,051)	(1,911)
Net cash used in investing activities	(25,980)	(25,196)

Cash flows from financing activities:
Distributions to common stockholders	(496)	(3,879)
Distributions to noncontrolling interests	(1,133)	(8,509)
Distributions to partially owned properties’ noncontrolling interests	(525)	(86)
Distributions to preferred stockholders	(4,110)	(602)
Contributions from noncontrolling interests	41,463	953
Borrowings on mortgages payable	30,739	—
Repayments on mortgages payable	(4,000)	(1,105)
Proceeds from revolving credit facilities	20,000	35,000
Repayments on revolving credit facilities	(81,000)	—
Payments of deferred financing fees	(1,711)	(554)
Net proceeds from issuance of 6.0% Series A Redeemable Preferred Stock	26,030	38,783
Payments to redeem 6.0% Series A Redeemable Preferred Stock	(226)	—
Payments to redeem Operating Partnership Units	(4)	—
Net cash provided by financing activities	25,027	60,001

Net increase in cash, cash equivalents and restricted cash	$13,860	$37,175
Cash, cash equivalents and restricted cash, beginning of year	131,241	86,384
Cash, cash equivalents and restricted cash, end of period	$145,101	$123,559

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$127,602	$115,980
Restricted cash	17,499	7,579
Total cash, cash equivalents and restricted cash, end of period	$145,101	$123,559

Supplemental disclosure of cash flow information
Cash paid for interest (net of interest capitalized)	$9,212	$5,110

Supplemental disclosure of non-cash investing and financing activities
Distributions payable – declared and unpaid	$2,425	$265
Repayment of revolving credit facility with borrowings on mortgages payable	$60,000	$—
Mortgage assumed upon property acquisition	$—	$24,333
Capital expenditures held in accounts payable and other accrued liabilities	$1,410	$388

See Notes to Consolidated Financial Statements

BLUEROCK HOMES TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Nature of Business

Bluerock Homes Trust, Inc. (the “Company”) was incorporated in Maryland on December 16, 2021. The Company owns and operates a portfolio of institutional residential properties including single-family homes, build-to-rent communities, and other residential communities located in attractive markets with a focus on the knowledge-economy and high-quality of life growth markets of the Sunbelt and Western United States. The Company’s principal objective is to generate attractive risk-adjusted returns on investments where it believes it can drive growth in funds from operations and net asset value by acquiring residential units, developing residential communities, and through Value-Add renovations. The Company’s Value-Add strategy focuses on repositioning lower-quality, less current assets to drive rent growth and expand margins to increase net operating income and maximize the Company’s return on investment.

As of June 30, 2025, the Company held twenty-one real estate investments, consisting of fifteen consolidated investments and six preferred equity investments. The twenty-one investments represent an aggregate of 5,038 residential units, comprised of 3,640 consolidated units, of which 170 units are under development, and 1,398 units through preferred equity investments, which includes planned units and those under development. As of June 30, 2025, the Company’s consolidated operating investments were approximately 91.4% occupied; excluding units classified as held for sale and down/renovation units, the Company’s consolidated operating investments were approximately 93.2% occupied.

The Company has elected to be treated, and currently qualifies, as a real estate investment trust (“REIT”) for federal income tax purposes. As a REIT, the Company generally is not subject to corporate-level income taxes. To maintain its REIT status, the Company is required, among other requirements, to distribute annually at least 90% of its “REIT taxable income,” as defined by the Internal Revenue Code of 1986, as amended (the “Code”), to the Company’s stockholders. If the Company fails to qualify as a REIT in any taxable year, it would be subject to federal income tax on its taxable income at regular corporate tax rates and it would not be permitted to qualify as a REIT for four years following the year in which it lost its qualification. The Company intends to continue to organize and operate in such a manner as to remain qualified as a REIT.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The Company conducts its operations through Bluerock Residential Holdings, L.P., its operating partnership (the “Operating Partnership”), of which it is the sole general partner. The consolidated financial statements include the Company’s accounts and those of the Operating Partnership and its subsidiaries. As of June 30, 2025, limited partners other than the Company owned approximately 69.23% of the common units of the Operating Partnership, of which 55.67% were held by holders of limited partnership interest in the Operating Partnership (“OP Units”) and 13.56% were held by holders of the Operating Partnership’s long-term incentive plan units (“LTIP Units”), including 3.12% which were not vested at June 30, 2025.

Summary of Significant Accounting Policies

Refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the Securities and Exchange Commission (“SEC”) on March 20, 2025 for discussion of the Company’s significant accounting policies. During the six months ended June 30, 2025, there were no material changes to these policies.

Consolidated Investments in Real Estate, Preferred Equity Investments, Notes Receivable and Unconsolidated Funds

The Company first analyzes an investment to determine if it is a variable interest entity (“VIE”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810: Consolidation and, if so, whether the Company is the primary beneficiary requiring consolidation of the entity. A VIE is an entity that has (i) insufficient equity to permit it to finance its activities without additional subordinated financial support or (ii) equity holders that lack the characteristics of a controlling financial interest. VIEs are consolidated by the primary beneficiary, which is the entity that has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that potentially could be significant to the entity. Variable interests in a VIE are contractual, ownership, or other financial interests in a VIE that change in value with changes in the fair value of the VIE’s net assets. The Company continuously re-assesses at each level of the investment whether (i) the entity is a VIE, and (ii) the Company is the primary beneficiary of the VIE. If it was determined that an entity in which the Company holds an interest qualified as a VIE and the Company was the primary beneficiary, the entity would be consolidated.

If, after consideration of the VIE accounting literature, the Company has determined that an entity is not a VIE, the Company assesses the need for consolidation under all other provisions of ASC 810. These provisions provide for consolidation of majority-owned entities through a majority voting interest held by the Company providing control.

In assessing whether the Company is in control of and requiring consolidation of the limited liability company and partnership venture structures, the Company evaluates the respective rights and privileges afforded each member or partner (collectively referred to as “member”). The Company’s member would not be deemed to control the entity if any of the other members has either (i) substantive kickout rights providing the ability to dissolve (liquidate) the entity or otherwise remove the managing member or general partner without cause, or (ii) substantive participating rights in the entity. Substantive participating rights (whether granted by contract or law) provide for the ability to effectively participate in significant decisions of the entity that would be expected to be made in the ordinary course of business.

The Company analyzes each investment that involves real estate acquisition, development, and construction to consider whether the investment qualifies as an investment in a real estate acquisition, development, and construction arrangement. The Company has evaluated its real estate investments as required by ASC 310-10 Receivables and concluded that no investments are considered an investment in a real estate acquisition, development, or construction arrangement. As such, the Company next evaluates if these investments are considered a security under ASC 320 Investments – Debt Securities.

For investments that meet the criteria of a security under ASC 320 Investments – Debt Securities, the Company classifies each investment as an available-for-sale (“AFS”) debt security as it does not have the positive intent to hold all investments to maturity. The Company accounts for these investments as preferred equity investments in its consolidated balance sheets, and it earns a fixed return on these investments which is included within income from preferred equity investments in its consolidated statements of operations and comprehensive income. AFS debt securities are carried at fair value in the Company’s consolidated balance sheets, and any unrealized gains or losses on AFS debt securities are reported as a component of accumulated other comprehensive income in its consolidated balance sheets, and as a component of other comprehensive income in its consolidated statements of operations and comprehensive income. The Company evaluates each AFS debt security that has an unrealized loss recorded at the reporting date for a provision for credit loss, as applicable. Refer to the Current Expected Credit Losses (“CECL”) section of this Note for further information regarding CECL and the Company’s provision for credit losses.

Prior to the fourth quarter 2024, the Company classified its preferred equity investments as held-to-maturity debt securities as the investments met the criteria of a security under ASC 320 Investments – Debt Securities. As of June 30, 2025, the Company does not have the positive intent to hold all the securities to maturity. As such, the Company has reclassified all its previously held-to-maturity debt securities to AFS debt securities.

For investments that do not meet the criteria of a security under ASC 320 Investments – Debt Securities, the Company will evaluate the characteristics and the facts and circumstances to determine if loan accounting treatment is appropriate. If loan accounting treatment is deemed appropriate, the Company recognizes interest income on its notes receivable on the accrual method unless a significant uncertainty of collection exists. If a significant uncertainty exists, interest income is recognized as collected. Costs incurred to originate its notes receivable are deferred and amortized using the effective interest method over the term of the related note receivable.

In circumstances where the Company does have significant influence in the investment, however the Company determines that the investment does not meet the criterial of a security under ASC 320 Investments – Debt Securities and that loan accounting treatment is not appropriate, the Company generally accounts for these investments under the equity method. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for the Company’s share of net income (loss), and increased (decreased) for contributions (distributions). The proportionate share of the results of operations of these investments is recognized on a one-quarter lag and is recorded in the Company’s earnings or losses.

Income Taxes

For the three and six months ended June 30, 2025, the Company recorded current income tax expense of approximately $0.5 million and $0.8 million, respectively, and state income tax expense of $0.1 million and $0.2 million, respectively, related to income earned in certain taxable REIT subsidiaries. The Company records these amounts in income tax expense on the Company’s consolidated statements of operations and comprehensive income. No income tax expense was recorded in 2024.

Interim Financial Information

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”) for interim financial reporting, and the instructions to Form 10-Q and Article 10-1 of Regulation S-X. Accordingly, the financial statements for interim reporting do not include all the information and notes or disclosures required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for interim periods should not be considered indicative of the operating results for a full year.

The balance sheet at December 31, 2024 has been derived from the audited financial statements at that date but does not include all the information and disclosures required by GAAP for complete financial statements. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s audited consolidated financial statements for the year ended December 31, 2024 contained in the Annual Report on Form 10-K as filed with the SEC on March 20, 2025.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In November 2024, the FASB issued Accounting Standards Update No. 2024-03 “Disaggregation of Income Statement Expenses (Subtopic 220-40)” (“ASU 2024-03”). The amendments in ASU 2024-03 require additional disclosure of specified information about certain costs and expenses within the notes to the financial statements. The amendments in ASU 2024-03 are effective for the Company for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting ASU 2024-03 on its financial disclosures.

Current Expected Credit Losses

Preferred Equity Investments

The Company performs an individual assessment of expected credit losses for its preferred equity investments, which are accounted for as AFS debt securities, that have an unrealized loss recorded at the reporting date. The Company first evaluates whether it intends to sell, or it is more likely than not that it will be required to sell, the AFS debt security before recovery of its amortized cost basis. If either criteria regarding intent or requirement to sell is met, the amortized cost basis of the security is written down to its fair value through income. If these criteria are not met, the Company evaluates whether the decline in fair value of the AFS debt security has resulted from credit losses. If it is determined that the borrower is experiencing financial difficulty, or a foreclosure is probable, or the Company expects repayment through the sale of the collateral, the Company calculates expected credit losses based on the value of the underlying collateral as of the reporting date. During this review process, if the Company determines that it is probable that it will not be able to collect all amounts due for both principal and interest according to the contractual terms of an investment, that preferred equity investment is not considered fully recoverable and a provision for credit loss is recorded.

Changes in the provision for credit loss are recorded as a provision for (or recovery of) credit loss expense. Losses are charged against the allowance when the Company believes the non-collectability of an AFS debt security is confirmed or when either of the criteria regarding intent or requirement to sell is met. Accrued interest receivable on AFS debt securities is excluded from the estimate of credit losses.

Significant Risks and Uncertainties

Uncertainty Due to Economic Volatility

The Company’s results of operations in the future may be directly or indirectly affected by uncertainties such as the effects of inflation and related volatility in the market. As inflation accelerated rapidly in the first half of 2023, the Federal Reserve increased interest rates a total of four times during 2023 to curb the effects of rising inflation. While the Federal Reserve reduced interest rates by 50-basis points in September 2024, with another 25-basis point reduction in each of November and December 2024, and have held rates steady during the first half of 2025, there can be no assurances that interest rates will not rise again, and the Company’s operating costs, including utilities and payroll, may increase as a result of increases in inflation. Rising interest rates cause uncertainty in credit and capital markets which could have material and adverse effects on the Company’s financial condition, results of operations and cash flows. In addition, any tariffs imposed by the current administration or other countries may cause further inflationary pressures in the economy, uncertainty and volatility of debt and equity markets, and a slowdown in the U.S. and global economies. The announced tariffs are likely to increase construction costs and further reduce already constrained new supply starts, which could adversely impact the timing of actual completion and/or stabilization of build-to-rent communities, including potential delays due to supply shortages and labor shortages. The long-term impact of these economic developments will largely depend on any future action by the Federal Reserve, future laws that may be enacted, the impact on job growth and the broader economy, and reactions by consumers, companies, governmental entities and capital markets. The Company continues to closely monitor the impact of economic volatility on all aspects of its business.

Note 3 – Acquisition of Real Estate

Acquisition of Southern Pines Reserve

On April 28, 2025, the Company, through a Delaware statutory trust (the “Southern Pines DST”), acquired a 272-unit residential community located in Aberdeen, North Carolina known as Southern Pines Reserve, aka Hawthorne. The purchase price of $56.6 million was funded with (i) a $30.7 million senior loan secured by Southern Pines Reserve, (ii) borrowings of $20.0 million on the KeyBank Credit Facility, and (iii) cash of $8.9 million funded by the Company, inclusive of certain adjustments typical in such real estate transactions. Southern Pines Reserve is the second property acquired by the Company through a Delaware statutory trust to be part of a private placement offering through which interests in the Southern Pines DST will be issued to third party accredited investors therein. Refer to Note 9 for further information on the Company’s DST Program.

Purchase Price Allocation

The real estate acquisition above has been accounted for as an asset acquisition. The purchase price was allocated to the acquired assets based on their estimated fair values at the date of acquisition.

The following table summarizes the assets acquired at the acquisition date for Southern Pines Reserve (amounts in thousands):

Purchase
Price
Allocation
Land	$4,240
Building	41,287
Building improvements	1,018
Land improvements	9,458
Furniture and fixtures	1,644
In-place leases	1,003
Total assets acquired (1)	$58,650

(1)

The $58.7 million of total assets acquired includes $2.1 million of acquisition expenses that have been capitalized as the acquisition of Southern Pines Reserve has been accounted for as an asset acquisition.

Note 4 – Sale of Real Estate Assets

Sales of Consolidated Operating Units

During the three months ended June 30, 2025, the Company closed on the following sales: 10 units in the ILE portfolio, 8 units in the Indy-Springfield portfolio, 9 units in the Peak JV 2 portfolio, and 19 units in the Peak JV 3 portfolio, pursuant to the terms and conditions of multiple separate purchase and sale agreements. The 46 units were all previously classified as held for sale and sold for an aggregate of approximately $8.1 million, subject to certain closing costs, prorations and adjustments typical in such real estate transactions. After deducting the paydown of existing mortgage indebtedness encumbering 10 units in the ILE portfolio of approximately $1.8 million, the sales of the 46 units generated net proceeds of approximately $5.6 million and a gain on sales of approximately $0.9 million.

During the six months ended June 30, 2025, the Company closed on the following sales: 17 units in the ILE portfolio, 12 units in the Indy-Springfield portfolio, 19 units in the Peak JV 2 portfolio, and 37 units in the Peak JV 3 portfolio, pursuant to the terms and conditions of multiple separate purchase and sale agreements. The 85 units were all previously classified as held for sale and sold for an aggregate of approximately $15.1 million, subject to certain closing costs, prorations and adjustments typical in such real estate transactions. After deducting the paydown of existing mortgage indebtedness encumbering 16 units in the ILE portfolio of approximately $3.0 million, the sales of the 85 units generated net proceeds of approximately $10.7 million and a gain on sales of approximately $1.7 million.

Held for Sale

At June 30, 2025 and December 31, 2024, the Company classified an aggregate of 94 units and 167 units, respectively, as held for sale in its consolidated balance sheets. For the three and six months ended June 30, 2025 and 2024, the Company recorded an impairment of $0.1 million and $1.1 million, and $0.2 million and $1.2 million, respectively, related to held for sale units which is included in gain on sale and (impairment) of real estate investments, net in its consolidated statements of operations and comprehensive income. The 94 units classified as held for sale at June 30, 2025 are all reported in the Company’s scattered single-family homes segment and are included in the following portfolios: 3 units of ILE, 25 units of Indy-Springfield, 13 units of Peak JV 2, and all 53 units of Peak JV 3. These units were identified based on submarket analysis and individual unit-level operational review. Real estate assets classified as held for sale are reported at the lower of their carrying value or estimated fair value less costs to sell and are presented separately within operating real estate held for sale, net on the Company’s consolidated balance sheets.

Note 5 - Investments in Real Estate

As of June 30, 2025, the Company held twenty-one real estate investments, consisting of fifteen consolidated operating investments and six held through preferred equity investments. The following tables provide summary information regarding the Company’s consolidated operating investments and preferred equity investments.

Consolidated Investments

		Number of	Ownership
Operating Investment Name	Location / Market	Units (1)	Interest
Scattered Single-Family Homes
Ballast	AZ / CO / WA	84	95%
Golden Pacific	IN / KS / MO	169	97%
ILE	TX / SE US	461	95%
Indy-Springfield	IN / MO	311	100%
Peak JV 2	Various / TX	554	80%
Peak JV 3	Dallas-Fort Worth, TX	53	56%
Savannah-84	Savannah, GA	84	100%
Total Scattered Single-Family Homes		1,716

Residential Communities
Allure at Southpark	Charlotte, NC	350	98%
Amira at Westly	Tampa, FL	408	25%
Avenue at Timberlin Park	Jacksonville, FL	200	100%
Southern Pines Reserve	Aberdeen, NC	272	99%
Villas at Huffmeister	Houston, TX	294	95%
Wayford at Concord	Concord, NC	150	83%
Yauger Park Villas	Olympia, WA	80	95%
Total Residential Communities Units		1,754
Total Operating Units		3,470

Development Investment Name
Residential Communities
Abode Wendell Falls	Wendell, NC	170	100%
Total Development Units		170
Total Units		3,640

(1)

Total number of units includes an aggregate of 94 units classified as held for sale, with such units included in the following portfolios: 3 units of ILE, 25 units of Indy-Springfield, 13 units of Peak JV 2, and all 53 units of Peak JV 3.

Depreciation expense was $6.0 million and $4.3 million, and $11.6 million and $8.3 million, for the three and six months ended June 30, 2025 and 2024, respectively.

Intangibles related to the Company’s consolidated investments in real estate consist of the value of in-place leases. Amortization expense related to the in-place leases was $1.2 million and $0.5 million, and $3.1 million and $0.5 million, for the three and six months ended June 30, 2025 and 2024, respectively.

Preferred Equity Investments

		Actual /
		Planned
		Number of
Lease-up Investment Name	Location / Market	Units
Chandler	Chandler, AZ	208
Total Lease-up Units		208

Development Investment Name
Canvas at Wildwood	Wildwood, FL	224
River Ford	Brunswick, GA	170
Sanford Marketplace	Sanford, NC	300
Total Development Units		694

Operating Investment Name (1)
The Cottages of Port St. Lucie	Port St. Lucie, FL	286
Wayford at Innovation Park	Charlotte, NC	210
Total Operating Units		496
Total Units		1,398

(1)	Operating investments represent stabilized operating properties.

Note 6 – Notes and Interest Receivable

Following is a summary of the notes and accrued interest receivable due from loan investments at December 31, 2024 (amounts in thousands). The Company held no loan investments and there were no outstanding interest receivable amounts due to the Company at June 30, 2025.

December 31,
Investment Name	2024
Notes Receivable (1)
Wayford at Pringle	$22,300
Willow Park	9,400
Total notes receivable	$31,700

Accrued Interest Receivable (1)
Wayford at Pringle	$419
Willow Park	51
Total accrued interest receivable	$470
Total notes and accrued interest receivable	$32,170
Allowance for credit losses	(103)
Total, net	$32,067

(1)

The Company’s loan investments in Wayford at Pringle and Willow Park were paid off in full, including any accrued but unpaid interest amounts, in February and May 2025, respectively. Refer to the Loan Investment Summary disclosure below for further information.

Allowance for Credit Losses

The allowance for credit losses of the Company’s loan investments at June 30, 2025 and December 31, 2024 are summarized in the table below (amounts in thousands):

	June 30,	December 31,
	2025	2024
Beginning balances, net as of January 1, 2025 and 2024, respectively	$103	$16
(Recovery of) provision for credit losses on pool of assets, net (1)	(103)	87
Allowance for credit losses, net, end of period	$—	$103

(1)

Under CECL, a provision for, or recovery of, credit losses for similar assets is calculated based on a historical default rate applied to the remaining life of the assets. The recovery of credit losses during the period ended June 30, 2025 was attributable to the removal of the two remaining investments from the pool of assets.

Following is a summary of the interest income from loan investments for the three and six months ended June 30, 2025 and 2024 (amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Investment Name	2025	2024	2025	2024
The Woods at Forest Hill (1)	$—	$61	$—	$247
Wayford at Pringle (2)	—	406	327	517
Willow Park (2)	95	120	271	241
Total	$95	$587	$598	$1,005

(1)	In August 2024, the Company’s loan investment in The Woods at Forest Hill was paid off in full.
(2)	The Company’s loan investments in Wayford at Pringle and Willow Park were paid off in full, including any accrued but unpaid interest amounts, in February and May 2025, respectively. Refer to the Loan Investment Summary disclosure below for further information.

Loan Investment Summary

During the six months ended June 30, 2025, the Company’s two remaining loan investments were paid off in full, including any accrued but unpaid interest amounts, as follows: (i) Wayford at Pringle in the aggregate amount of $23.0 million, which included the Company’s principal investment of $22.3 million and accrued interest of $0.7 million, and (ii) Willow Park in the aggregate amount of $9.4 million, which included the Company’s principal investment of $9.4 million and a nominal amount of accrued interest.

Note 7 – Investment in Unconsolidated Real Estate Fund

At June 30, 2025, the Company, through a wholly-owned subsidiary of the Operating Partnership, had one investment in an unconsolidated real estate fund which is accounted for under the equity method. The Company earns a return on its investment which is recognized on a one-quarter lag and is to be recorded in its consolidated statement of operations and comprehensive income.

The carrying amount of the Company’s investment in the unconsolidated real estate fund at June 30, 2025 is summarized below (amounts in thousands). The Company held no investments in unconsolidated real estate funds at December 31, 2024.

	Weighted Average Company	June 30,
Investment Name	Ownership Percentage (1)	2025
Marble Capital Income and Impact Fund, LP (2)	11.7%	$25,000
Total		$25,000

(1)	Weighted average ownership percentage as of June 30, 2025.
(2)	The Company accounts for its investment in the Marble Capital Income and Impact Fund, LP under the equity method as the Company considers its degree of influence to be more than minor.

Summary combined financial information for the Company’s investment in the unconsolidated real estate fund at March 31, 2025, and for the three months ended March 31, 2025, is summarized below (amounts in thousands):

March 31,
Balance Sheet	2025
Investments	$180,148
Cash and cash equivalents	3,033
Receivables and other assets	3,057
Total assets	$186,238

Liabilities	$2,675
Partners’ capital	183,563
Total liabilities and partners’ capital	$186,238

Three Months Ended
Operating Statement	March 31, 2025
Investment income	$2,546
Expenses	(435)
Net investment income	2,111

Net gain on investments	174
Net increase from non-controlling interest	3
Net increase in partners’ capital	$2,288

Unconsolidated Real Estate Fund Investment Summary

On April 25, 2025, the Company closed on the acquisition of a limited partnership interest in Marble Capital Income and Impact Fund, LP (the “Marble Fund”) for a purchase price of $25.0 million. The Marble Fund owns a diversified portfolio of multifamily assets and build-to-rent multifamily investments located in the United States.

Note 8 – Preferred Equity Investments

At June 30, 2025, the Company, through wholly-owned subsidiaries of the Operating Partnership, had outstanding preferred equity investments in six joint ventures which are classified as available-for-sale debt securities. The Company earns a fixed return on these investments which is included within income from preferred equity investments in its consolidated statements of operations and comprehensive income. Each joint venture’s purpose is to develop or operate a portfolio of residential units.

The carrying amount of the Company’s preferred equity investments at June 30, 2025 and December 31, 2024 is summarized in the table below (amounts in thousands):

	June 30,	December 31,
Investment Name	2025	2024
Canvas at Wildwood	$5,021	$1,928
Chandler	15,000	15,000
Indigo Cove (1)	—	3,581
River Ford	4,847	3,788
Sanford Marketplace	1,696	—
The Cottages at Myrtle Beach (1)	—	17,913
The Cottages of Port St. Lucie	18,785	18,785
Wayford at Innovation Park	15,400	13,400
Wayford at Pringle (1)	—	7,800
Total	$60,749	$82,195
Gross unrealized gain (loss), net	1,608	(527)
Total, net	$62,357	$81,668

(1)	In April 2025, the Company’s preferred equity interests in Indigo Cove and Wayford at Pringle were sold, and the Company’s preferred equity investment in The Cottages at Myrtle Beach was fully redeemed. Refer to the Preferred Equity Investment Summary disclosure below for further information.

The following table summarizes the net carrying amount and fair value of the Company’s preferred equity investments, which are classified as available-for-sale debt securities, by contractual maturity at June 30, 2025 (amounts in thousands):

	Available-for-sale
	Net carrying amount	Fair value
Due within one year	$50,735	$50,735
Due after one year through three years	6,561	6,561
Due after three years	5,061	5,061
Total	$62,357	$62,357

The following table summarizes the Company’s income from preferred equity investments for the three and six months ended June 30, 2025 and 2024 (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
Investment Name	2025	2024	2025	2024
Canvas at Wildwood	$154	$—	$266	$—
Chandler	512	512	1,018	1,024
Indigo Cove (1)	20	2	200	2
Peak Housing (2)	—	189	—	429
River Ford	220	—	404	—
The Cottages at Myrtle Beach (1)	166	657	815	1,313
The Cottages of Port St. Lucie	689	689	1,370	1,378
The Woods at Forest Hill (2)	—	374	—	595
Wayford at Innovation Park	507	423	965	846
Wayford at Pringle (1)	38	—	378	—
Total income from preferred equity investments (3)	$2,306	$2,846	$5,416	$5,587

(1)	In April 2025, the Company’s preferred equity interests in Indigo Cove and Wayford at Pringle were sold, and the Company’s preferred equity investment in The Cottages at Myrtle Beach was fully redeemed. Refer to the Preferred Equity Investment Summary disclosure below for further information.
(2)	The Company’s preferred equity investments in Peak Housing and The Woods at Forest Hill were fully redeemed in September 2024 and November 2024, respectively.
(3)	Total income from preferred equity investments includes both current and accrued income amounts. For the three and six months ended June 30, 2025 and 2024, the accrued portion of total income was $2.1 million and $2.7 million, and $4.0 million and $5.2 million, respectively. At June 30, 2025 and December 31, 2024, the Company had $18.1 million and $23.3 million, respectively, of total accrued preferred equity income, which is recorded in accounts receivable, prepaids and other assets, net in its consolidated balance sheets.

Preferred Equity Investment Summary

During the six months ended June 30, 2025, the Company (i) increased its original capital commitment for preferred equity interests in Wayford at Innovation Park by $2.0 million, increasing its total investment to $15.4 million, (ii) entered into a joint venture agreement with an unaffiliated third party, and made a commitment to invest $16.2 million for preferred equity interests, to develop an approximately 300 unit residential community located in Sanford, North Carolina known as Sanford Marketplace, and (iii) had its preferred equity investment in The Cottages at Myrtle Beach fully redeemed in the aggregate amount of $28.1 million, which included the Company’s principal investment of $17.9 million, and accrued preferred return and outstanding amounts of $10.2 million.

In addition, the Company sold its preferred equity interests in Indigo Cove and Wayford at Pringle to a joint venture, with such joint venture including an affiliate of Bluerock Homes Manager, LLC (the Company’s “Manager”), in the aggregate amounts of $4.2 million and $9.2 million, respectively, which included the Company’s outstanding principal investments and accrued preferred returns, net of any reimbursements.

As of June 30, 2025, the Company had funded $11.6 million of its $37.8 million aggregate commitment to fund capital for preferred equity interests in Canvas at Wildwood, River Ford, and Sanford Marketplace.

Note 9 – DST Program

The Company has a program to raise capital through private placement offerings under which it sells beneficial interests in specific Delaware statutory trusts (each, a “DST”) holding real properties (collectively, the “DST Program”). Under the DST Program, the private placement offers interest in the real property placed into a Delaware statutory trust (a “DST Property”). The underlying interest of the real property sold to investors pursuant to such private placement is leased-back by a wholly-owned subsidiary of the Operating Partnership on a long-term basis through a master lease agreement. The master lease agreement is partially guaranteed by the Operating Partnership in the form of a demand note capitalizing the lessee. Additionally, the Operating Partnership retains a fair market value purchase option giving it the right, but not the obligation, to acquire the interests in the Delaware statutory trust from the investors in exchange for OP Units or cash commencing two years after full syndication. As the Company is the primary beneficiary of the DST Property for financial reporting purposes, the Company consolidates the DST Property and operations in its financial statements.

Under the master lease, a wholly-owned indirect subsidiary of the Operating Partnership is responsible for subleasing the property to tenants, paying certain underlying costs associated with operating the property, and remitting rent to the DST that owns such property.

As of June 30, 2025, the Company had two properties (Amira at Westly and Southern Pines Reserve) in its DST Program and had raised net offering proceeds of $45.5 million, with total net real estate investments associated with the DST Program of $160.3 million.

Note 10— Revolving Credit Facilities

The outstanding balances on the revolving credit facilities at December 31, 2024 were as follows (amounts in thousands). At June 30, 2025, the KeyBank Credit Facility had no outstanding balance and the Amended DB Credit Facility was amended and restated (refer to below for further information).

December 31,
Revolving Credit Facilities	2024
KeyBank Credit Facility	$36,000
Amended DB Credit Facility	85,000
Total	$121,000

Amended Deutsche Bank Credit Facility (“Amended DB Credit Facility”)

In December 2023, certain of the Company’s subsidiaries entered into an amended and restated credit facility (the “Amended DB Credit Facility”) with Deutsche Bank Securities Inc. (“Deutsche Bank”), as sole lead arranger, Deutsche Bank AG, New York Branch, as administrative agent, the financial institutions party thereto as lenders and Computershare Trust Company, N.A., as paying agent and calculation agent, and the Company as a guarantor. The Amended DB Credit Facility provided for a revolving loan with a maximum commitment amount of $150 million. Borrowings under the Amended DB Credit Facility were limited to financings related to the acquisition, renovation, rehabilitation, maintenance and leasing of single-family residential units in the Indy-Springfield, Peak JV 2 and Savannah-84 portfolios. Borrowings under the Amended DB Credit Facility bore interest on the amount drawn at Term Secured Overnight Financing Rate (“SOFR”) plus 2.80%, and borrowings could be prepaid without premium or penalty. On April 4, 2025, the Company entered into an amended and restated agreement with Deutsche Bank that replaced the Amended DB Credit Facility with a senior loan (the “DB Loan”; refer to Note 11 for further information).

KeyBank Credit Facility

In October 2024, the Company, through a subsidiary of its Operating Partnership, entered into a credit agreement with KeyBank National Association (the “KeyBank Credit Facility”) related to the Company’s DST Program. The KeyBank Credit Facility provides for a revolving loan with a maximum commitment amount of $50 million. The Company has provided a guarantee on any outstanding balance and up to the full commitment and has pledged interests in certain assets as collateral. Borrowings under the KeyBank Credit Facility bear interest per annum, at the Company’s option, at SOFR (Daily Simple or Term) plus 3.60% or the base rate plus 2.50% (base rate determined by reference to the greatest of (i) the prime rate, (ii) the federal funds effective rate plus 0.50%, and (iii) Adjusted Term SOFR for a one-month interest period plus 1.00%), and borrowings can be prepaid without premium or penalty. The Company pays a fee on the unused portion of the KeyBank Credit Facility at an annual rate of 0.30%. The KeyBank Credit Facility matures on October 25, 2026; however, borrowings under the KeyBank Credit Facility mature one-year from the date of funding, subject to certain minimum paydowns, and timing of such paydowns, pursuant to the terms of the KeyBank Credit Facility. The KeyBank Credit Facility contains certain financial and operating covenants, including maximum leverage ratio, minimum debt service coverage ratio and minimum tangible net worth. At June 30, 2025, the KeyBank Credit Facility was fully paid down with no outstanding balance.

Note 11 – Mortgages Payable

The following table summarizes certain information at June 30, 2025 and December 31, 2024 with respect to the Company’s senior mortgage indebtedness (amounts in thousands):

	Outstanding Principal		As of June 30, 2025
	June 30,	December 31,		Interest-only
Property	2025	2024	Interest Rate	through date	Maturity Date
Fixed Rate:
Allure at Southpark	$55,166	$55,166	5.58%	Interest-only	January 1, 2030
Amira at Westly	56,650	56,650	4.81%	Interest-only	November 1, 2034
Avenue at Timberlin Park	23,660	23,660	5.47%	August 2027	August 1, 2029
ILE (1)	24,162	27,748	4.13%	(2)	(1)
Southern Pines Reserve	30,739	—	5.13%	Interest-only	May 1, 2035
Villas at Huffmeister	27,103	27,357	3.56%	(2)	October 1, 2029
Yauger Park Villas (3)	13,884	14,044	4.86%	(2)	April 1, 2026
Total Fixed Rate	$231,364	$204,625

Floating Rate:
DB Loan (4)	$60,000	$—	5.45%	Interest-only	October 4, 2027
ILE (5)	23,000	23,000	7.17%	Interest-only	October 1, 2027
Wayford at Concord (6)	32,973	32,973	4.73%	May 2027	May 1, 2029
Total Floating Rate	$115,973	$55,973
Total	$347,337	$260,598
Fair value adjustments	(2,238)	(2,400)
Deferred financing costs, net	(6,483)	(5,416)
Total mortgages payable	$338,616	$252,782

(1)

ILE’s fixed rate debt represents the aggregate debt outstanding across three separate credit agreements. Of the outstanding balance, one credit agreement (“CA1”) has a balance of $3.6 million at a fixed rate of 3.50%, the second credit agreement (“CA2”) has a balance of $16.1 million at a fixed rate of 3.75%, and the third credit agreement (“CA3”) has a balance of $4.5 million at a fixed rate of 6.00%. CA1 and CA3 each bear interest at a floating rate that is subject to an interest rate swap to effectuate a fixed rate; refer to Note 13 for further information. CA1 and CA2 both mature in 2026; CA3 matures in 2028. The ILE credit agreements contain certain financial and operating covenants, including minimum liquidity and minimum debt service coverage.

(2)	The loan requires monthly payments of principal and interest.
(3)	The principal balance includes a $9.6 million senior loan at a fixed rate of 4.81% and a $4.3 million supplemental loan at a fixed rate of 4.96%.

(4)

The Deutsche Bank loan (“DB Loan”) bears interest at one-month Term SOFR plus 2.95%. In June 2025, the one-month Term SOFR in effect was 4.32%. The Term SOFR rate is subject to a 2.50% rate cap through April 2026; refer to Note 13 for further information. The DB Loan contains certain financial and operating covenants, including maximum leverage, minimum debt yield and minimum debt service coverage.

(5)	The ILE loan bears interest at one-month Term SOFR plus 2.85%, subject to a 6.50% rate floor, and contains a minimum debt service coverage covenant.
(6)

The Wayford at Concord loan bears interest at the 30-day average SOFR plus 2.23%. In June 2025, the 30-day average SOFR in effect was 4.31%. SOFR rate is subject to a 2.50% rate cap through April 2027; refer to Note 13 for further information.

Deferred financing costs

Costs incurred in obtaining long-term financing are amortized on a straight-line basis to interest expense over the terms of the related financing agreements, as applicable, which approximates the effective interest method.

Fair value adjustments of debt

The Company records a fair value adjustment based upon the fair value of the loans on the date they were assumed in conjunction with acquisitions. The fair value adjustments are being amortized to interest expense over the remaining life of the loans.

Loss on Extinguishment of Debt and Debt Modification Costs

Upon repayment of or in conjunction with a material change (i.e., a 10% or greater difference in the cash flows between instruments) in the terms of an underlying debt agreement, the Company writes-off any unamortized deferred financing costs and fair market value adjustments related to the original debt that was extinguished. Prepayment penalties incurred on the early repayment of debt and costs incurred in a debt modification that are not capitalized would also be included within loss on extinguishment of debt and debt modification costs on the consolidated statements of operations and comprehensive income. The Company had a negligible amount of loss on extinguishment of debt and no debt modification costs during the three and six months ended June 30, 2025. The Company had no loss on extinguishment of debt or debt modification costs during the corresponding periods ended June 30, 2024.

Debt maturities

The following table summarizes the Company’s contractual principal payments of its borrowing at June 30, 2025 for the five subsequent years and thereafter (amounts in thousands).

Year	Total
2025(July 1 - December 31)	$965
2026	33,558
2027	84,107
2028	5,702
2029	80,450
Thereafter	142,555
$347,337
Add: Unamortized fair value debt adjustment	(2,238)
Subtract: Deferred financing costs, net	(6,483)
Total	$338,616

The net book value of real estate assets providing collateral for these above borrowings was $638.9 million at June 30, 2025.

The mortgage loans encumbering the Company’s properties are nonrecourse, subject to certain exceptions for which the Company would be liable for any resulting losses incurred by the lender. These exceptions generally include fraud or a material misrepresentation, misstatement or omission by the borrower, intentional or grossly negligent conduct by the borrower that harms the property or results in a loss to the lender, filing of a bankruptcy petition by the borrower, either directly or indirectly, and certain environmental liabilities. In addition, upon the occurrence of certain events, such as fraud or filing of a bankruptcy petition by the borrower, the Company or our joint ventures would be liable for the entire outstanding balance of the loan, all interest accrued thereon and certain other costs, including penalties and expenses. The mortgage loans have a period where a prepayment fee or yield maintenance would be required.

Note 12 – Fair Value of Financial Instruments

Fair Value Measurements

For financial assets and liabilities recorded at fair value on a recurring or non-recurring basis, fair value is the price the Company would expect to receive to sell an asset, or pay to transfer a liability, in an orderly transaction with a market participant at the measurement date under current market conditions. In the absence of such data, fair value is estimated using internal information consistent with what market participants would use in a hypothetical transaction.

In determining fair value, observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions; preference is given to observable inputs. In accordance with GAAP and as defined in ASC Topic 820: Fair Value Measurement, these two types of inputs create the following fair value hierarchy:

●    Level 1:Quoted prices for identical instruments in active markets

● Level 2:

Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable

●    Level 3:Significant inputs to the valuation model are unobservable

If the inputs used to measure the fair value fall within different levels of the hierarchy, the fair value is determined based upon the lowest level input that is significant to the fair value measurement. Whenever possible, the Company uses quoted market prices to determine fair value. In the absence of quoted market prices, the Company uses independent sources and data to determine fair value.

Fair Value of Financial Instruments

At June 30, 2025 and December 31, 2024, the carrying values of cash and cash equivalents, restricted cash, accounts receivable, due from and due to affiliates, revolving credit facilities, accounts payable, other accrued liabilities, and distributions payable approximate fair value based on their highly liquid nature and/or short-term maturities and are classified in Level 1 of the fair value hierarchy. The carrying values of notes receivable approximate fair value because stated interest rate terms are consistent with interest rate terms on new deals with similar leverage and risk profiles. The fair values of notes receivable are classified in Level 3 of the fair value hierarchy due to the significant unobservable inputs that are utilized in their respective valuations.

At June 30, 2025, the Company’s investment in the Marble Fund was recorded at cost. The fair value of the Marble Fund is based upon the net asset value reported within the Marble Fund’s financial information. This financial information represents market prices within an inactive market as the Marble Fund prices units based on the net asset value of the fund. Entrants to the fund are priced based upon the current net asset value of the fund at the time of investment. As such, the carrying value of the Marble Fund approximates fair value, and the financial information used to determine the fair value of the Company’s investment in the Marble Fund represents market-corroborated inputs of the asset, which is considered a Level 2 input within the fair value hierarchy. The Company held no investments in unconsolidated real estate funds at December 31, 2024. Refer to Note 7 for further information on the Marble Fund.

As of June 30, 2025 and December 31, 2024, based on the discounted amount of future cash flows using rates currently available to the Company for similar liabilities, the fair value of the Company’s mortgages payable is estimated at $343.8 million and $250.2 million, respectively, compared to the carrying amounts, before adjustments for deferred financing costs, net, of $345.1 million and $258.2 million, respectively. The fair value of mortgages payable is estimated based on interest rates obtained from a third party for similar types of borrowing arrangements and accordingly, the fair value of mortgages payable is classified in Level 2 of the fair value hierarchy.

The carrying values and fair values of the Company’s financial instruments  recorded at fair value on a recurring basis at June 30, 2025 and December 31, 2024 are summarized in the table below (amounts in thousands):

		June 30, 2025		December 31, 2024
		Carrying Value	Fair Value	Carrying Value	Fair Value
Assets
Preferred equity investments (1)	Level 3	$62,357	$62,357	$81,668	$81,668
Derivative financial instruments (2)	Level 2	1,550	1,550	1,220	1,220

(1)

Represents the Company’s preferred equity investments which are classified as available-for-sale (“AFS”) debt securities (refer to Note 8 for further information). The Company measures the fair value of its AFS preferred equity investments utilizing observable and unobservable market inputs. The observable market inputs include recent transactions and broker quotes (“market data”). However, given the implied price dispersion amongst the market data, the fair value determination for the AFS preferred equity investments has also utilized significant unobservable inputs in discounted cash flow models based on recent performance of the collateral, the underlying collateral characteristics, industry trends as well as expectations of macroeconomic events. At each measurement date, the Company considers both the observable and unobservable valuation inputs in the determination of fair value. However, given the significance of the unobservable inputs, the fair values of AFS preferred equity investments are classified in Level 3 of the fair value hierarchy.

(2)

The estimated fair values of derivative financial instruments are valued using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and volatility. The fair value of interest rate caps is determined using the market-standard methodology of discounting the future expected cash receipts which would occur if floating interest rates rise above the strike rate of the caps. The floating interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. The fair value of interest rate swaps is determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The inputs used in the valuation of interest rate caps and swaps fall within Level 2 of the fair value hierarchy.

The Company’s operating units classified as held for sale for which it has recorded impairments, measured at fair value on a non-recurring basis, for the three and six months ended June 30, 2025 and 2024 are summarized in the table below (amounts in thousands). The units classified as held for sale are all reported in the Company’s scattered single-family homes segment.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Investment in operating units classified as held for sale (Level 3)	2025	2024	2025	2024
Pre-impairment amount	$1,571	$6,072	$1,999	$10,882
Total impairments (1)	(71)	(1,093)	(112)	(1,197)
Fair value (2)	$1,500	$4,979	$1,887	$9,685

(1)	Impairment amounts are included in gain on sale and impairment of real estate investments, net in the Company’s consolidated statements of operations and comprehensive income.
(2)

Real estate assets classified as held for sale are reported at the lower of their carrying value or estimated fair value less costs to sell and are presented separately within operating real estate held for sale, net on the Company’s consolidated balance sheets. The estimated fair value is based on historical sales experience, estimates obtained from third-party brokers, and current market conditions.

Fair Value Measurements on a Nonrecurring Basis

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its operating real estate and related intangible assets may not be recoverable. If the Company does not believe that it will be able to recover the carrying value of operating real estate, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the operating real estate based on discounted cash flows of the operating asset using inputs that fall within Level 3 of the fair value hierarchy. No impairment losses on operating real estate and related intangible assets were recorded during the three and six months ended June 30, 2025 and 2024.

Note 13 – Derivative Financial Instruments

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk, primarily by managing the amount, sources, and duration of its assets and liabilities and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash payments principally related to the Company’s borrowings.

The Company’s objectives in using interest rate derivative financial instruments are to add stability to interest expense and to manage the Company’s exposure to interest rate movements. To accomplish these objectives, the Company primarily uses interest rate caps and swaps as part of its interest rate risk management strategy. Interest rate caps involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up-front premium. Interest rate swaps involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

The Company has not designated any of the interest rate derivatives as hedges. Although these derivative financial instruments were not designated or did not qualify for hedge accounting, the Company believes the derivative financial instruments mitigate increases in interest rates. The Company does not use derivative financial instruments for trading or speculative purposes.

At June 30, 2025, the Company had interest rate caps and swaps which effectively limit the Company’s exposure to interest rate risk by providing a ceiling on the underlying interest rate for $101.0 million of the Company’s debt. The following table summarizes the Company’s derivative financial instruments at June 30, 2025 ($ in thousands):

	Interest Rate Caps	Interest Rate Swaps
Notional balance	$92,973	$10,583
Number of instruments	2	2
Earliest maturity date	May 2026	March 2026
Latest maturity date	May 2027	August 2028

The table below presents the classification and fair value of the Company’s derivative financial instruments on its consolidated balance sheets at June 30, 2025 and December 31, 2024 (amounts in thousands):

Derivatives not designated as hedging		Fair Values of Derivative Instruments
instruments under ASC 815-20	Balance Sheet Location	June 30, 2025	December 31, 2024
Interest rate caps	Accounts receivable, prepaids and other assets, net	$1,393	$857
Interest rate swaps	Accounts receivable, prepaids and other assets, net	157	363

The table below presents the classification and effect of the Company’s derivative financial instruments on the consolidated statements of operations and comprehensive income for the three and six months ended June 30, 2025 and 2024 (amounts in thousands):

		The Effect of Derivative Instruments
		on the Statements of Operations
Derivatives not designated as hedging	Location of Gain (Loss)	Three Months Ended June 30,		Six Months Ended June 30,
instruments under ASC 815-20	Recognized in Income	2025	2024	2025	2024
Interest rate caps	Interest expense, net	$(391)	$(800)	$(1,028)	$(1,606)
Interest rate swaps	Interest expense, net	(64)	(40)	(206)	51

Note 14 – Related Party Transactions

Management Agreement

In October 2022, the Company entered into a management agreement (the “Management Agreement”) with the Operating Partnership and Bluerock Homes Manager, LLC (the “Manager”), which is an affiliate of Bluerock Real Estate, LLC, pursuant to which the Manager provides for the day-to-day management of the Company’s operations. Pursuant to the terms of the Management Agreement, the Manager provides the Company with a management team and appropriate support personnel to provide such management services to the Company. The Management Agreement requires the Manager to manage the Company’s business affairs under the supervision and direction of the Company’s board of directors (the “Board”). Specifically, the Manager is responsible for (i) the selection, purchase and sale of the Company’s portfolio investments, (ii) the Company’s financing activities, and (iii) providing the Company with advisory services, in each case in conformity with the investment guidelines and other policies approved and monitored by its Board. The Management Agreement expires on October 6, 2025 and will be automatically renewed for a one-year term on each anniversary date thereafter unless earlier terminated or not renewed in accordance with the terms thereof.

The Company pays the Manager a base management fee (the “base management fee”) in an amount equal to 1.50% of the Company’s New Stockholders’ Equity (as defined in the Management Agreement) per year, as well as an incentive fee (the “incentive fee”) with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears. The Company is required to reimburse the Manager for certain expenses and pay all operating expenses (the “operating expense reimbursement”) with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears, except those specifically required to be borne by the Manager under the Management Agreement. Prior to the fourth quarter 2024, the Management Agreement provided that (i) the base management fee and the incentive fee would be allocated and payable as one half (50%) in C-LTIP Units (as defined in the Operating Partnership’s Partnership Agreement) and the remainder payable in cash or C-LTIP Units, at the discretion of the Board, and (ii) the operating expense reimbursement shall be payable either in cash or C-LTIP Units, at the discretion of the Board. Commencing with the fourth quarter 2024, the Management Agreement provides that (i) the base management fee shall be paid in cash unless there is an agreement between the Board and the Manager to pay all or a portion of the base management fee in C-LTIP Units, and (ii) the operating expense reimbursement remains payable either in cash or C-LTIP Units, at the discretion of the Board. The number of C-LTIP Units payable and issued to the Manager for the base management fee, the incentive fee and expense reimbursements will be equal to the dollar amount (of the portion deemed payable in C-LTIP Units) of the fees earned or reimbursement amount divided by the average of the closing prices of the Class A common stock for the five business days prior to issuance.

For the three and six months ended June 30, 2025, the Company recorded base management fees of $2.6 million and $5.1 million, respectively, of which $0.2 million and $0.4 million, respectively, were, or shall be, paid in C-LTIP Units with the remainder paid in cash. For the three and six months ended June 30, 2024, the Company recorded base management fees of $2.2 million and $4.2 million, respectively, of which one half (50%) was paid in C-LTIP Units and the remainder paid in cash. There have been no incentive fee expenses incurred during 2025 or the year ended December 31, 2024.

For the three and six months ended June 30, 2025 and 2024, the Company recorded operating expense reimbursements of $1.0 million and $1.1 million, and $2.0 million and $2.3 million, respectively. Commencing with operating expense reimbursements for the first quarter 2024, the Company paid the operating expense reimbursement to the Manager entirely in cash. In addition, for the three and six months ended June 30, 2025 and 2024, the Company recorded direct expense reimbursements of $0.2 million and $0.07 million, and $0.3 million and $0.2 million, respectively, which were, or shall be, paid to the Manager in cash. Both the operating and direct expense reimbursements were recorded as part of general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income.

The table below presents the related party amounts payable to the Manager at June 30, 2025 and December 31, 2024 pursuant to the terms of the Management Agreement (amounts in thousands). The Company records these payables in due to affiliates in its consolidated balance sheets.

	June 30,	December 31,
Amounts payable to the Manager under the Management Agreement	2025	2024
Base management fee	$2,606	$2,490
Operating and direct expense reimbursements	1,165	1,224
Offering expense reimbursements	238	148
Total amounts payable to the Manager	$4,009	$3,862

Leasehold Cost-Sharing Agreement with Bluerock Real Estate Holdings, LLC

In connection with a new lease on the Company’s New York (Manhattan) headquarters, effective May 2024, the Company and an unaffiliated third-party landlord entered into a lease for separate corporate space (the “NY Premises Lease”) located at 919 Third Avenue, New York, New York (the “NY Premises”). The NY Premises Lease commenced in November 2024 when the landlord made the NY Premises available to the Company to begin its own alterations and improvements. With respect to the NY Premises, the Company and Bluerock Real Estate Holdings, LLC (“BREH”), which is an affiliate of the Manager, entered into a leasehold cost-sharing agreement (the “Leasehold Cost-Sharing Agreement”) to provide for the allocation and sharing between BREH and the Company of the costs thereunder, including costs associated with tenant improvements. BREH and certain of its respective subsidiaries and/or affiliates will share occupancy of the NY Premises. Under the Leasehold Cost-Sharing Agreement, if there is a change in control of either BREH or the Company, the allocation of costs under the Leasehold Cost-Sharing Agreement shall be modified to thereafter allocate such costs based on the average of the cost-sharing percentages between BREH and the Company over the four most recently-completed calendar quarters immediately preceding the change in control date (or shall be the average cost-sharing percentages over such shorter period, if the change in control occurs earlier than the completion of four calendar quarters). Under the NY Premises Lease, the Company, through its Operating Partnership, issued a payment of approximately $450,000 as a security deposit. Payment by BREH of any amounts payable under the Leasehold Cost-Sharing Agreement to the Company will be made in cash.

The table below presents the related party amounts receivable from BREH at June 30, 2025 and December 31, 2024 pursuant to the terms of the Leasehold Cost-Sharing Agreement (amounts in thousands). The Company records these receivables in due from affiliates in its consolidated balance sheets.

Amounts receivable from BREH under the Leasehold Cost-Sharing Agreement	June 30, 2025	December 31, 2024
Capital improvement cost reimbursements	$670	$925
Operating and direct expense reimbursements	213	124
Total amounts receivable from BREH	$883	$1,049

At June 30, 2025 and December 31, 2024, the Company had no other receivables due from any related parties.

DST Program

Acquisition Fees

The Company, through consolidated subsidiaries associated with its DST Program, incurs a one-time acquisition fee for each DST private placement offering. During the six months ended June 30, 2025 and the year ended December 31, 2024, the Company incurred one-time acquisition fees of $1.4 million and $2.1 million, respectively. Refer to Note 9 for further information on the Company’s DST Program.

Asset Management Fees

The Company engaged a related party as the DST asset manager to provide certain management services and oversee the performance of the property manager. The Company has agreed to pay an asset management fee equal to a stated percentage per annum of the purchase price of each property in the DST Program. During the three and six months ended June 30, 2025, the Company incurred asset management fees related to the DST Program of $0.07 million and $0.1 million, respectively, which are recorded within property management and asset management fees on the Company’s consolidated statements of operations and comprehensive income. As the Company held no DST properties at June 30, 2024, it did not record any asset management fees related to the DST Program during the corresponding periods ended June 30, 2024.

The table below presents amounts payable to related parties at June 30, 2025 and December 31, 2024 (amounts in thousands) related to the Company’s DST Program. The Company records these payables in due to affiliates in its consolidated balance sheets.

Amounts payable to related parties – DST Program	June 30, 2025	December 31, 2024
One-time acquisition fees	$3,475	$2,060
Asset management fees	158	35
Other	—	23
Total amounts payable to related parties – DST Program	$3,633	$2,118

Selling Commissions and Dealer Manager Fees

In conjunction with the offering of the Company’s Series A Preferred Stock (refer to Note 15 for further information), the Company engaged a related party as dealer manager, and pays up to 10% of the gross offering proceeds from the offering as selling commissions and dealer manager fees. The dealer manager re-allows the substantial majority of the selling commissions and dealer manager fees to participating broker-dealers and incurs costs in excess of the 10%, which costs are borne by the dealer manager without reimbursement by the Company. For the six months ended June 30, 2025, the Company incurred $2.1 million in selling commissions and discounts and $0.9 million in dealer manager fees and discounts related to its offering of Series A Preferred Stock. In addition, the Manager was, or shall be, reimbursed by the Company for offering costs of $0.7 million in conjunction with the offering of Series A Preferred Stock during the six months ended June 30, 2025. The selling commissions, dealer manager fees, discounts and reimbursements for offering costs were recorded as a reduction to the proceeds of the offering.

Note 15 – Stockholders’ Equity and Redeemable Preferred Stock

Net Loss Per Common Share

Basic and diluted net loss per common share is computed by dividing net loss attributable to common stockholders, less dividends on restricted stock and LTIP Units expected to vest, by the weighted average number of common shares outstanding for the period. Net loss attributable to common stockholders is computed by adjusting net loss for the non-forfeitable dividends paid on non-vested restricted stock and LTIP Units.

The Company considers the requirements of the two-class method when preparing earnings per share. The Company has two classes of common stock outstanding: Class A common stock, $0.01 par value per share, and Class C common stock, $0.01 par value per share. Earnings per share is not affected by the two-class method because the Company’s Class A and C common stock participate in dividends on a one-for-one basis.

The following table reconciles the components of basic and diluted net loss per common share for the three and six months ended June 30, 2025 and 2024 (amounts in thousands, except share and per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net loss	$(5,826)	$(5,171)	$(13,156)	$(8,341)
Less preferred stock dividends	(2,254)	(562)	(4,264)	(815)
Less preferred stock accretion	(1,273)	(181)	(1,796)	(181)
Less dividends on restricted stock and LTIP Units expected to vest	(73)	—	(135)	—
Addback net loss attributable to noncontrolling interests	6,869	4,282	14,203	6,685
Net loss attributable to common stockholders	$(2,557)	$(1,632)	$(5,148)	$(2,652)

Weighted average common shares outstanding (1)	3,895,913	3,852,179	3,880,354	3,850,336
Potential dilutive shares (2)	—	—	—	—
Weighted average common shares outstanding and potential dilutive shares (1)	3,895,913	3,852,179	3,880,354	3,850,336

Net loss per common share, basic	$(0.66)	$(0.42)	$(1.33)	$(0.69)
Net loss per common share, diluted	$(0.66)	$(0.42)	$(1.33)	$(0.69)

(1)	Amounts relate to shares of the Company’s Class A and Class C common stock outstanding.
(2)

For the three months ended June 30, 2025 and 2024, the diluted shares calculations exclude the following as the effects are antidilutive: (i) potential vesting of restricted Class A common stock of 47 shares and 4,772 shares, respectively, and (ii) potential conversion of the Series A Preferred Stock into Class A common stock of 11,280,500 shares and 1,638,063 shares, respectively.

For the six months ended June 30, 2025 and 2024, the diluted shares calculations exclude the following as the effects are antidilutive: (i) potential vesting of restricted Class A common stock of 4,923 shares and zero shares, respectively, and (ii) potential conversion of the Series A Preferred Stock into Class A common stock of 10,204,806 shares and 1,337,190 shares, respectively.

The effect of the conversion of OP Units is not reflected in the computation of basic and diluted earnings per share, as they are exchangeable for Class A common stock on a one-for-one basis. The income allocable to such OP Units is allocated on this same basis and reflected as noncontrolling interests in the accompanying consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.

Series A Redeemable Preferred Stock

During the six months ended June 30, 2025, the Company issued 1,201,235 shares of 6.0% Series A Redeemable Preferred Stock (the “Series A Preferred Stock”) at $25.00 per share (the “Stated Value”) under its continuous registered offering with net proceeds of approximately $26.0 million after (i) commissions, dealer manager fees and sales discounts, and (ii) costs related to establishing the offering of Series A Preferred Stock. As of June 30, 2025, the Company had issued a total of 5,834,520 shares of Series A Preferred Stock with total net proceeds of approximately $127.1 million after commissions, dealer manager fees, sales discounts and offering costs. Additionally, as of June 30, 2025, the Company, at the request of holders, had redeemed a total of 10,960 shares of Series A Preferred Stock through the issuance of 18,653 shares of Class A common stock and redeemed a total of 8,008 shares of Series A Preferred Stock in cash.

In May 2024, the Company announced the payment of an enhanced special dividend replacing the previous special dividend. The enhanced special dividend is aggregated with the regular monthly dividend so as to effect a dividend rate of the average one-month Term SOFR rate plus two percent, subject to a 6.5% minimum and an 8.5% maximum annual rate, calculated and paid monthly. Commencing in May 2024, the Series A Preferred enhanced special dividend was declared for each month for which the Board declared the regular monthly dividend of $0.125 per outstanding share of Series A Preferred Stock.

At the date of issuance, the carrying amount of the Series A Preferred Stock was less than the redemption value. As a result of the Company’s determination that holder redemption is probable, the carrying value will be increased by periodic accretions so that the carrying value will equal the redemption value net of early redemption fees at the earliest redemption date. As of June 30, 2025, the Company had recorded a total of $2.0 million of accretion related to the Series A Preferred Stock.

Series A Preferred Stock Redemption Safeguard Policy

On February 6, 2025, the Company implemented a new Series A Preferred Stock Redemption Safeguard Policy (the “Policy”) with respect to its Series A Preferred Stock. The Policy is applicable in the event of any redemption of shares of Series A Preferred Stock in shares of the Company’s Class A common stock rather than in cash (each, a “Preferred Redemption in common stock”). The Policy provides that if, within 10 business days of any such Preferred Redemption in common stock, any such shares of Class A common stock are sold at a loss (i.e. a lower price than the Aggregate Redemption Value), the holder can apply to the Company for a cash payment to the holder in an amount equal to the difference between (i) the Aggregate Redemption Value of the Class A common stock so issued, and (ii) the Aggregate Sale Price at which such shares of Class A common stock were sold, subject to certain conditions and requirements as set forth in the Policy. The Policy applies both retroactively, and on a go-forward basis, to holders of the Company’s Series A Preferred Stock.

Class A Common Stock Repurchase Plan

On February 13, 2024, the Board authorized a stock repurchase plan for the repurchase of up to an aggregate of $5 million of the Company’s outstanding shares of Class A common stock. The repurchase plan had a term of one year and ended in February 2025. The Company made no repurchases of its Class A common stock under this plan.

On February 28, 2025, the Board authorized a new stock repurchase plan for the repurchase, from time to time, of up to an aggregate of $5 million of the Company’s outstanding shares of Class A common stock, with such repurchases to be conducted in accordance with the requirements of Rule 10b-18 of the Exchange Act and subject to Rule 10b-5 of the Exchange Act. The repurchase plan has a term of one year and may be discontinued at any time. The extent to which the Company repurchases shares of its Class A common stock under the repurchase plan, and the timing of any such repurchases, depends on a variety of factors including general business and market conditions and other corporate considerations. The Company expects that any repurchases of its Class A common stock will be through open market transactions, subject to market conditions, certain price limitations and other conditions established under the plan. Open market repurchases will be structured to occur in conformity with the method, timing, price and volume requirements of Rule 10b-18 of the Exchange Act. As of June 30, 2025, no repurchases of Class A common stock had been made by the Company.

Operating Partnership and Long-Term Incentive Plan Units

As of June 30, 2025, limited partners other than the Company owned approximately 69.23% of the common units of the Operating Partnership (7,365,404 OP Units, or 55.67%, were held by OP Unit holders, and 1,794,489 LTIP Units, or 13.56%, were held by LTIP Unit holders, including 3.12% which were not vested as of June 30, 2025). Subject to certain restrictions set forth in the Operating Partnership’s Partnership Agreement, OP Units are exchangeable for Class A common stock on a one-for-one basis, or, at the Company’s election, redeemable for cash. LTIP Units and C-LTIP Units may be convertible into OP Units under certain conditions and then may be settled in shares of the Company’s Class A common stock or, at the Company’s election, cash.

On March 7, 2025, the Company granted 21,254 C-LTIP Units, or approximately $245,000, to the Manager as partial payment of the total base management fee of $2.5 million for the fourth quarter 2024. On May 13, 2025, the Company granted 20,445 C-LTIP Units, or approximately $210,000, to the Manager as partial payment of the total base management fee of $2.5 million for the first quarter 2025. Such C-LTIP Units were issued pursuant to the Management Agreement and were fully vested upon issuance.

In the future, the Operating Partnership may issue OP Units or preferred OP Units from time to time in connection with acquisitions of properties or for financing, compensation or other reasons.

Equity Incentive Plans

Prior to the annual meeting of the Company’s stockholders held on June 11, 2025 (the “Annual Meeting”), the Company had in effect the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Individuals (the “2022 Individuals Plan”) and the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Entities (the “2022 Entities Plan,” and together with the 2022 Individuals Plan, the “2022 Incentive Plans”). At the Annual Meeting, the stockholders of the Company approved the amendment and restatement of each of the 2022 Individuals Plan (as so amended and restated, the “Amended Individuals Plan”) and the 2022 Entities Plan (as so amended and restated, the “Amended Entities Plan,” and together with the Amended Individuals Plan, the “Amended Incentive Plans,” and collectively with the 2022 Incentive Plans, the “BHM Incentive Plans”). The Amended Incentive Plans were approved by the Board on April 15, 2025, subject to the approval of the Company’s stockholders at the Annual Meeting, and became effective upon such stockholder approval. The BHM Incentive Plans provide for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards, and are administered by the compensation committee of the Board.

LTIP Unit and Restricted Stock Grants

Under the BHM Incentive Plans, (i) certain of the Manager’s executive management team and personnel who provide other services to the Manager (collectively, the “BREH Personnel”) were granted LTIP Units and/or shares of Class A common stock as restricted stock grants (“RSGs”) that vest over a three-year period, and (ii) each independent member of the Board was granted LTIP Units in payment of the equity portion of their respective annual retainers, with such LTIP Units fully vested upon issuance.

LTIP Units

On January 1, 2025, the Company granted 5,405 LTIP Units pursuant to the BHM Incentive Plans to each independent member of the Board in payment of the equity portion of their respective annual retainers. Such LTIP Units were fully vested upon issuance and the Company recognized expense of $0.3 million based on the fair value at the date of grant.

In April 2025, the Company issued 74,031 LTIP Units pursuant to the BHM Incentive Plans directly to and among certain of the BREH Personnel as an annual long-term incentive equity grant for the year ended December 31, 2024. Such LTIP Units will vest ratably on an annual basis over a three-year period from the date of grant.

The Company recognizes compensation expense ratably over the vesting period for time-based LTIP Units based on the fair value at the date of grant. During the three and six months ended June 30, 2025 and 2024, the Company recognized compensation expense for such LTIP Units of approximately $0.8 million and $0.7 million, and $1.5 million and $1.3 million, respectively. Such expense was recorded as part of general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income. As of June 30, 2025, there was $6.4 million of total unrecognized compensation expense related to unvested LTIP Units granted under the BHM Incentive Plans. The remaining expense is expected to be recognized over a period of 2.2 years.

Restricted Stock

On April 1, 2025, the Company issued 112,563 shares of Class A common stock as RSGs pursuant to the BHM Incentive Plans directly to and among certain of the BREH Personnel as an annual long-term incentive equity grant for the year ended December 31, 2024. Such RSGs will vest ratably on an annual basis over a three-year period from the date of grant.

The Company recognizes compensation expense ratably over the vesting period for time-based RSGs. During the three and six months ended June 30, 2025 and 2024, the Company recognized compensation expense for RSGs of approximately $0.2 million and $0.2 million, and $0.4 million and $0.2 million, respectively. Such expense was recorded as part of general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income. At June 30, 2025, there was $2.1 million of total unrecognized compensation expense related to the unvested RSGs granted under the BHM Incentive Plans. The remaining expense is expected to be recognized over a period of 2.3 years.

The Company currently uses authorized and unissued shares to satisfy share award grants.

Distributions

Declaration Date	Record Date	Amount	Paid / Payable Date
Class A common stock
March 11, 2025	March 25, 2025	$0.125	April 4, 2025
March 11, 2025	June 25, 2025	0.125	July 3, 2025
March 11, 2025	September 25, 2025	0.125	October 3, 2025
March 11, 2025	December 24, 2025	0.125	January 5, 2026
Class C common stock
March 11, 2025	March 25, 2025	$0.125	April 4, 2025
March 11, 2025	June 25, 2025	0.125	July 3, 2025
March 11, 2025	September 25, 2025	0.125	October 3, 2025
March 11, 2025	December 24, 2025	0.125	January 5, 2026
Series A Preferred Stock (1)
October 14, 2024	December 24, 2024	$0.125	January 3, 2025
January 15, 2025	January 24, 2025	0.125	February 5, 2025
January 15, 2025	February 25, 2025	0.125	March 5, 2025
January 15, 2025	March 25, 2025	0.125	April 4, 2025
April 15, 2025	April 25, 2025	0.125	May 5, 2025
April 15, 2025	May 23, 2025	0.125	June 5, 2025
April 15, 2025	June 25, 2025	0.125	July 3, 2025
Series A Preferred Enhanced Special Dividend (2)
October 14, 2024	December 24, 2024	$0.010417	January 3, 2025
January 15, 2025	January 24, 2025	0.010417	February 5, 2025
January 15, 2025	February 25, 2025	0.010417	March 5, 2025
January 15, 2025	March 25, 2025	0.010417	April 4, 2025
April 15, 2025	April 25, 2025	0.010417	May 5, 2025
April 15, 2025	May 23, 2025	0.010417	June 5, 2025
April 15, 2025	June 25, 2025	0.010417	July 3, 2025

(1)

Holders of record of newly issued Series A Preferred Stock shares that are held only a portion of the applicable monthly dividend period will receive a prorated dividend based on the actual number of days in the applicable dividend period during which each such share of Series A Preferred Stock was outstanding.

(2)

Holders of record of Series A Preferred Stock shares are entitled to an enhanced special dividend equal to the amount by which (i) the Stated Value of the Series A Preferred Stock multiplied by (a) the sum of (I) the average of the one-month Term SOFR for each day commencing on the 26th of the prior month to the 25th of the applicable month, plus (II) two percent, divided by (b) twelve, exceeds (ii) the standard monthly dividend of $0.125 per share of Series A Preferred Stock. The enhanced special dividend will be aggregated with the standard monthly dividend so as to effect a dividend rate on the Series A Preferred Stock that is subject to a 6.5% minimum and 8.5% maximum annual rate.

A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that the Company will continue to declare dividends or at this rate. Holders of restricted stock, OP Units, LTIP Units and C-LTIP Units are entitled to receive “distribution equivalents” at the same time as dividends are paid to holders of the Company’s Class A common stock.

Distributions declared and paid for the six months ended June 30, 2025 were as follows (amounts in thousands):

	Distributions
2025	Declared	Paid
First Quarter
Class A common stock	$495	$—
Class C common stock	1	—
Series A Preferred Stock (1)	2,010	1,925
OP Units	921	—
LTIP / C-LTIP Units	212	—
Total first quarter	$3,639	$1,925
Second Quarter
Class A common stock	$507	$495
Class C common stock	1	1
Series A Preferred Stock (1)	2,254	2,185
OP Units	921	921
LTIP / C-LTIP Units	225	212
Total second quarter	$3,908	$3,814
Total	$7,547	$5,739

(1)	Series A Preferred Stock amounts include the standard dividend at an annual rate of 6.0% of the Stated Value and any enhanced special dividends.

Note 16 – Commitments and Contingencies

The aggregate amount of the Company’s contractual commitments to fund future cash obligations in certain of its preferred equity investments was $26.2 million and $17.6 million at June 30, 2025 and December 31, 2024, respectively. In addition, the Company has made a commitment to fund the total estimated project costs of $56.9 million for the construction of Abode Wendell Falls, a 170- unit build-to-rent development project in Wendell, North Carolina. At June 30, 2025, the remaining estimated project costs to complete the Abode Wendell Falls development was $45.3 million.

The Company is subject to various legal actions and claims arising in the ordinary course of business. Although the outcome of any legal matter cannot be predicted with certainty, management does not believe that any of these legal proceedings or matters will have a material adverse effect on the consolidated financial position or results of operations or liquidity of the Company.

Lessee – Operating Lease

In connection with the Company moving its New York (Manhattan) headquarters, effective May 2024, the Company, as lessee, and an unaffiliated third-party landlord entered into the NY Premises Lease (hereinafter, the “Lease”) for the NY Premises. In accordance with ASC Topic 842 Leases, the Company classifies the Lease as an operating lease, and by way of practical expedient, the Company has elected to account for lease and non-lease (ex. common area maintenance) components of the Lease as a single lease component in its consolidated statements of operations and comprehensive income. The Company recognizes the single lease component on a straight-line basis over the term of the Lease, and expenses that are non-components of the lease, such as real estate taxes for which the Company is not a direct beneficiary of the arrangement, are expensed in the period in which the obligation for those payments are incurred. For the three and six months ended June 30, 2025, the Company recorded $0.1 million and $0.2 million, respectively, of net rent expense related to the Lease. The Company did not record any net rent expense related to the Lease during the corresponding periods ended June 30, 2024.

Upon commencement of the Lease in November 2024, the Company recorded a right-of-use asset of $5.1 million and a lease liability of $5.0 million in its consolidated balance sheets. The right-of-use asset is included within accounts receivable, prepaids and other assets, net, and the lease liability is included within other accrued liabilities. In determining the right-of-use asset and lease liability, the discount rate implicit in the Lease was not readily determinable. As such, the Company used a third-party analysis to determine that a discount rate of 7.61% approximated the incremental borrowing rate that it would incur for a loan that was of a similar term as the Lease and with a similar form of underlying collateral. At June 30, 2025, the remaining right-of-use asset and lease liability balances were $4.7 million and $5.2 million, respectively, and the remaining Lease term was approximately 6.1 years. In addition, the Company incurred tenant improvement costs related to the renovation and buildout of the NY Premises which are capitalized and included within net real estate investments of the Company’s consolidated balance sheets. Such tenant improvement costs are depreciated on a straight-line basis over the term of the Lease.

The following table summarizes the future minimum lease payments and total operating lease liability as of June 30, 2025 (amounts in thousands):

Year	Total
2025 (July 1 – December 31)	$446
2026	1,070
2027	1,070
2028	1,070
2029	1,070
Thereafter	1,773
Total future minimum lease payments (undiscounted cash flows)	$6,499
Difference between future undiscounted cash flows and discounted cash flows	(1,338)
Total operating lease liability	$5,161

Note 17 – Segment Information

The Company owns and operates residential real estate assets that generate rental and other property-related income through the leasing of residential units to a diverse base of tenants. The Company evaluates operating performance on an individual property investment level and based on the investments’ similar economic characteristics. The Company’s Chief Operating Decision Makers (“CODMs”) are its Chief Executive Officer, Chief Investment Officer and Chief Financial Officer. The CODMs’ primary financial measure for operating performance is NOI as it measures the core operations of property performance by excluding corporate level expenses and those other items not related to property operating performance. CODMs are provided financial reports which include an income statement with property revenues, property operating expenses, and property net income. These financial reports assist the CODMs in assessing the Company’s financial performance and in allocating resources appropriately. The Company views its residential real estate assets as two reportable segments, consisting of (i) residential communities and (ii) scattered single-family homes. The CODMs do not distinguish or group operations on a geographic, tenant or other basis when assessing the financial performance of the Company’s portfolio of properties/investments.

Residential communities segment includes the acquisition, ownership, management, renovation, construction, and development of residential communities, which include both detached single-family home communities and attached unit communities such as apartments, townhouses, and duplexes. Each residential community is, generally, located on a single, contiguous land parcel and has amenities including clubhouses, gyms, pools and common areas. In addition, these residential communities typically have onsite property management.

Scattered single-family homes segment includes the acquisition, ownership, management, and renovation of scattered single-family homes, which are, generally, detached homes with no onsite property management.

The following table summarizes NOI by the Company’s reportable segments for the three and six months ended June 30, 2025 and 2024, and reconciles NOI to net loss attributable to common stockholders on the Company’s statements of operations and comprehensive income. Prior year amounts have been reclassified to conform to the current period segment presentation (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Rental and other property revenues
Residential communities	$8,915	$3,818	$17,024	$6,389
Scattered single-family homes	7,792	8,118	15,593	16,305
Total rental and other property revenues	16,707	11,936	32,617	22,694

Property operating expenses
Residential communities	3,895	1,633	7,397	2,520
Scattered single-family homes	4,282	4,319	8,432	8,437
Total property operating expenses	8,177	5,952	15,829	10,957

Net operating income
Residential communities	5,020	2,185	9,627	3,869
Scattered single-family homes	3,510	3,799	7,161	7,868
Total net operating income	8,530	5,984	16,788	11,737
Reconciling items:
Interest income from loan investments	95	587	598	1,005
Property management and asset management fee expenses	(1,336)	(1,159)	(2,661)	(2,291)
General and administrative expenses	(2,665)	(2,437)	(5,722)	(5,305)
Management fees to related party	(2,606)	(2,173)	(5,146)	(4,244)
Acquisition and other transaction costs	(135)	—	(211)	(4)
Weather-related losses, net	(45)	—	(45)	—
Depreciation and amortization	(7,189)	(4,821)	(14,681)	(8,829)
Other expense, net	(15)	(300)	(74)	(60)
Income from preferred equity investments	2,306	2,846	5,416	5,587
Recovery of (provision for) credit losses, net	2	(71)	104	(166)
Gain on sale and (impairment) of real estate investments, net	858	(707)	1,561	(534)
Gain on sale of available-for-sale investments	1,450	—	1,450	—
Loss on extinguishment of debt	(5)	—	(9)	—
Interest expense, net	(5,627)	(4,058)	(11,838)	(7,570)
Interest income	1,182	1,138	2,286	2,333
Income tax expense	(626)	—	(972)	—
Net loss	(5,826)	(5,171)	(13,156)	(8,341)
Preferred stock dividends	(2,254)	(562)	(4,264)	(815)
Preferred stock accretion	(1,273)	(181)	(1,796)	(181)
Net loss attributable to noncontrolling interests	6,869	4,282	14,203	6,685
Net loss attributable to common stockholders	$(2,484)	$(1,632)	$(5,013)	$(2,652)

The following table reconciles the Company’s total rental and other property revenues for reportable segments to total revenues on the Company’s consolidated statement of operations and comprehensive income for the three and six months ended June 30, 2025 and 2024 (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Rental and other property revenues
Residential communities	$8,915	$3,818	$17,024	$6,389
Scattered single-family homes	7,792	8,118	15,593	16,305
Total rental and other property revenues	16,707	11,936	32,617	22,694
Interest income from loan investments	95	587	598	1,005
Total revenues	$16,802	$12,523	$33,215	$23,699

Asset information by reportable segment is not provided as the CODMs do not use asset values to make decisions about the allocation of resources.

Note 18 – Subsequent Events

Declaration of Dividends

Declaration Date	Record Date	Amount	Paid / Payable Date
Series A Preferred Stock (1)
July 15, 2025	July 25, 2025	$0.125	August 5, 2025
July 15, 2025	August 25, 2025	0.125	September 5, 2025
July 15, 2025	September 25, 2025	0.125	October 3, 2025
Series A Preferred Enhanced Special Dividend
July 15, 2025	July 25, 2025	(2)	August 5, 2025
July 15, 2025	August 25, 2025	(2)	September 5, 2025
July 15, 2025	September 25, 2025	(2)	October 3, 2025

(1)

Holders of record of newly issued Series A Preferred Stock shares that are held only a portion of the applicable monthly dividend period will receive a prorated dividend based on the actual number of days in the applicable dividend period during which each such share of Series A Preferred Stock was outstanding.

(2)

Holders of record of Series A Preferred Stock shares are entitled to an enhanced special dividend equal to the amount by which (i) the Stated Value of the Series A Preferred Stock multiplied by (a) the sum of (I) the average of the one-month Term SOFR for each day commencing on the 26th of the prior month to the 25th of the applicable month, plus (II) two percent, divided by (b) twelve, exceeds (ii) the standard monthly dividend of $0.125 per share of Series A Preferred Stock. The enhanced special dividend will be aggregated with the standard monthly dividend so as to affect a dividend rate on the Series A Preferred Stock that is subject to a 6.5% minimum and 8.5% maximum annual rate.

Distributions Paid

The following distributions were declared and/or paid to the Company’s stockholders subsequent to June 30, 2025 (amounts in thousands):

Shares	Declaration Date	Record Date	Date Paid	Distribution per Share	Total Distribution
Class A common stock	March 11, 2025	June 25, 2025	July 3, 2025	$0.125000	$507
Class C common stock	March 11, 2025	June 25, 2025	July 3, 2025	0.125000	1
Series A Preferred Stock (1)	April 15, 2025	June 25, 2025	July 3, 2025	0.135417	771
OP Units	March 11, 2025	June 25, 2025	July 3, 2025	0.125000	921
LTIP / C-LTIP Units	March 11, 2025	June 25, 2025	July 3, 2025	0.125000	225

Series A Preferred Stock (1)	July 15, 2025	July 25, 2025	August 5, 2025	0.135417	791
Total					$3,216

(1)	Series A Preferred Stock distribution per share amounts include the standard dividend at an annual rate of 6.0% of the Stated Value and any enhanced special dividends.

Acquisition of Additional Interests in Investments

On July 11, 2025, the Company purchased the noncontrolling partner’s interest in Peak JV 2 and Peak JV 3 for $0.2 million and $0.9 million, respectively. The Company increased its interest in (i) Peak JV 2 from 80% to 100% and (ii) Peak JV 3 from 56% to 100%.

Sale of The Cottages of Port St. Lucie Interests

On July 24, 2025, The Cottages of Port St. Lucie, the underlying asset of a joint venture in which the Company had a preferred equity interest located in Port St. Lucie, Florida, was sold. Upon the sale, the Company’s preferred equity investment was fully redeemed by the joint venture in the aggregate amount of $30.0 million, which included the Company’s principal investment of $18.8 million, and accrued preferred return and outstanding amounts of $11.2 million.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the accompanying financial statements of Bluerock Homes Trust, Inc., and the notes thereto. As used herein, the terms “the Company”, “we”, “our”, and “us” refer to Bluerock Homes Trust, Inc., a Maryland corporation formed on December 16, 2021, and, as required by context, Bluerock Residential Holdings, L.P., a Delaware limited partnership, which we refer to as our “Operating Partnership,” and to their subsidiaries. We refer to Bluerock Homes Manager, LLC, a Delaware limited liability company, and an entity affiliated with the Company, as our “Manager”. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. The matters discussed in these forward-looking statements are subject to risk, uncertainties and other factors that could cause actual results to differ materially from those made, projected or implied in the forward-looking statements.

Forward-Looking Statements

All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “estimate” and similar words or expressions, including the negative version of such words and expressions. These forward-looking statements are based upon our present expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management involve uncertainty that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and are not guaranteed to occur. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon these forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors.

Additional factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

●	The impact of volatility in capital and credit markets, or unfavorable changes in economic conditions, including those caused by inflation and rising interest rates, in the markets in which we operate;
●	The impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (such as the outbreak of novel coronavirus (“COVID-19”) and its variants) and the actions taken by government authorities and other related thereto, including the ability of our company, our properties and our tenants to operate;
●	the factors included in this Quarterly Report on Form 10-Q, including those set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;
●	use of proceeds of our securities offerings;
●	changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, tariffs and global trade tensions, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties;
●	fluctuations and relative increases in interest rates, which could adversely affect our ability to obtain financing on favorable terms or at all;
●	the inability of tenants to pay rent;
●	the existence and quality of the competition, such as the attractiveness of our properties as compared to our competitors’ properties based on considerations such as convenience of location, rental rates and safety record;
●	increased operating costs, including increased real property taxes, homeowners association (“HOA”) fees, maintenance, insurance and utilities costs;
●	weather conditions that may increase or decrease energy costs and other weather-related expenses;

●	oversupply of rental housing or a reduction in demand for real estate in the markets in which our properties are located;
●	costs and time period required to convert acquisitions to rental properties;
●	a favorable interest rate environment that may result in a significant number of potential residents of our properties deciding to purchase homes instead of renting;
●	rules, regulations and/or policy initiatives by government and private actors, including HOAs, to discourage or deter the purchase of residential properties by entities owned or controlled by institutional investors;
●	our ability to lease newly acquired or newly constructed residential properties;
●	changes in, or increased costs of compliance with, laws and/or governmental regulations, including those governing usage, zoning, the environment and taxes;
●	rent control or stabilization laws, or other laws regulating rental housing, which could prevent us from raising rents to offset increases in operating costs;
●	the board of directors’ determination as to timing and payment of dividends, and our ability to pay future distributions at the dividend rates we have paid (if any);
●	our ability to qualify and maintain our qualification as a real estate investment trust (“REIT”); and
●	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this report. All forward-looking statements are made as of the date of this report and the risk that actual results will differ materially from the expectations expressed in this report will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this report, whether as a result of new information, future events, changed circumstances or any other reason. The forward-looking statements should be read in light of the risk factors set forth in Item 1A of this Quarterly Report on Form 10-Q, in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the Securities and Exchange Commission (“SEC”) on March 20, 2025, and subsequent filings by us with the SEC, or “Risk Factors”.

Overview

We own and operate a portfolio of institutional residential properties including single-family homes, build-to-rent communities, and other residential communities located in attractive markets with a focus on the knowledge-economy and high-quality of life growth markets of the Sunbelt and Western United States. Our principal objective is to generate attractive risk-adjusted returns on investments where we believe we can drive growth in funds from operations and net asset value by acquiring residential units, developing residential communities, and through Value-Add renovations. Our Value-Add strategy focuses on repositioning lower-quality, less current assets to drive rent growth and expand margins to increase net operating income and maximize our return on investment.

As of June 30, 2025, we held twenty-one real estate investments, consisting of fifteen consolidated investments and six preferred equity investments. The twenty-one investments represent an aggregate of 5,038 residential units, comprised of 3,640 consolidated units, of which 170 units are under development, and 1,398 units through preferred equity investments, which includes planned units and those under development. As of June 30, 2025, our consolidated operating investments were approximately 91.4% occupied; excluding units classified as held for sale and down/renovation units, our consolidated operating investments were approximately 93.2% occupied.

We have elected to be treated, and currently qualify, as a REIT for federal income tax purposes. As a REIT, we generally are not subject to corporate-level income taxes. To maintain our REIT status, we are required, among other requirements, to distribute annually at least 90% of our “REIT taxable income,” as defined by the Internal Revenue Code of 1986, as amended (the “Code”), to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate tax rates and we would not be permitted to qualify as a REIT for four years following the year in which we lost our qualification. Such an event could materially and adversely affect our net income and results of operations. We intend to continue to organize and operate in such a manner as to remain qualified as a REIT.

Industry Segments

We own and operate residential real estate assets that generate rental and other property-related income through the leasing of residential units to a diverse base of tenants. We view our residential real estate assets as two reportable segments, consisting of (i) residential communities and (ii) scattered single-family homes. Our Chief Operating Decision Makers, which are our Chief Executive Officer, Chief Investment Officer and Chief Financial Officer, do not distinguish or group operations on a geographic, tenant or other basis when assessing the financial performance of our portfolio of properties/investments.

Residential communities segment includes the acquisition, ownership, management, renovation, construction, and development of residential communities, which include both detached single-family home communities and attached unit communities such as apartments, townhouses, and duplexes. Each residential community is, generally, located on a single, contiguous land parcel and has amenities including clubhouses, gyms, pools and common areas. In addition, these residential communities typically have onsite property management.

Scattered single-family homes segment includes the acquisition, ownership, management, and renovation of scattered single-family homes, which are, generally, detached homes with no onsite property management.

Inflation and Related Economic Volatility

While inflationary pressures have shown signs of moderation, we continue to monitor increases in inflation and rising interest rates and resulting economic changes in credit and capital markets. Inflation and its related impacts, including increased prices for services and goods and higher interest rates and wages, and any policy interventions by the U.S. government, could negatively impact our residents’ ability to pay rents and our results of operations. Substantially all our leases are for a term of one year or less, which we believe mitigates our exposure to inflation, by permitting us to set rents commensurate with inflation (subject to rent regulations to the extent they apply and assuming our current or prospective residents will accept and can pay commensurate increased rents, of which there can be no assurance). Inflation could outpace any increases in rent and adversely affect us. We may not be able to mitigate the effects of inflation and related impacts, and the duration and extent of any prolonged periods of inflation, and any such related adverse effects on our results of operations and financial condition are unknown at this time. Inflation may also cause increased volatility in financial markets, which could affect our ability to access the capital markets or impact the cost or timing at which we are able to do so. Inflation may also increase the costs to complete our development projects, including costs of materials, labor and services from third-party contractors and suppliers. Higher construction costs could adversely impact our investments in real estate assets and our expected yields on development projects.

Additionally, developments in the banking industry in early 2023 caused uncertainty and concern regarding the strength of the banking system. As a result, the cost of obtaining debt from credit and capital markets increased as many lenders increased interest rates, enacted tighter lending standards, and reduced and, in some cases, ceased to provide funding to borrowers. Although our banking relationships are primarily with large national banks, a significant disruption to the banking system could lead to market-wide liquidity problems which could adversely affect our access to capital and our cost of capital. If we need to incur debt from a source other than our revolving credit facilities, we cannot be certain the additional financing will be available to the extent required and on acceptable terms. If debt financing on acceptable terms is not available, we may be unable to fully execute our growth strategy, otherwise take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our results of operations and financial condition.

Other weakened economic conditions, including job losses, high unemployment levels, stock market volatility, and uncertainty about the future, could adversely affect rental rates and occupancy levels. In addition, during the six months ended June 30, 2025, the current U.S. administration has introduced tariffs on imports from a broad set of countries, including Canada, Mexico, European Union member states, Japan and China, in response to which global trading partners have imposed or may impose their own tariffs. Such tariffs, and any additional tariffs imposed by the current administration or other countries, may cause further inflationary pressures in the economy, uncertainty and volatility of debt and equity markets, and a slowdown in the U.S. and global economies. The announced tariffs are likely to increase construction costs and further reduce already constrained new supply starts, which could adversely impact the timing of actual completion and/or stabilization of our build-to-rent communities, including potential delays due to supply shortages and labor shortages. Any of these factors could depress economic activity and have a material adverse effect on our business, financial condition, cash flows, and our results of operations.

Other Significant Developments

Investment Activity Summary

Provided below is a summary of our investment activity during the six months ended June 30, 2025.

Acquisition of Southern Pines Reserve

On April 28, 2025, we, through a Delaware statutory trust (the “Southern Pines DST”), acquired a 272-unit residential community located in Aberdeen, North Carolina known as Southern Pines Reserve, aka Hawthorne. The purchase price of $56.6 million was funded with (i) a $30.7 million senior loan secured by Southern Pines Reserve, (ii) borrowings of $20.0 million on the KeyBank Credit Facility, and (iii) cash of $8.9 million funded by us, inclusive of certain adjustments typical in such real estate transactions. Southern Pines Reserve is the second property acquired by us through a Delaware statutory trust to be part of a private placement offering through which interests in the Southern Pines DST will be issued to third party accredited investors therein.

Sales of Consolidated Operating Units

We closed on the following sales: 17 units in the ILE portfolio, 12 units in the Indy-Springfield portfolio, 19 units in the Peak JV 2 portfolio, and 37 units in the Peak JV 3 portfolio, pursuant to the terms and conditions of multiple separate purchase and sale agreements. The 85 units were all previously classified as held for sale and sold for an aggregate of approximately $15.1 million, subject to certain closing costs, prorations and adjustments typical in such real estate transactions. After deducting the paydown of existing mortgage indebtedness encumbering 16 units in the ILE portfolio of approximately $3.0 million, the sales of the 85 units generated net proceeds of approximately $10.7 million and a gain on sales of approximately $1.7 million.

Loan Investment Activity

Our two remaining loan investments were paid off in full, including any accrued but unpaid interest amounts, as follows: (i) Wayford at Pringle in the aggregate amount of $23.0 million, which included our principal investment of $22.3 million and accrued interest of $0.7 million, and (ii) Willow Park in the aggregate amount of $9.4 million, which included our principal investment of $9.4 million and a nominal amount of accrued interest.

Unconsolidated Real Estate Fund Summary

On April 25, 2025, we closed on the acquisition of a limited partnership interest in Marble Capital Income and Impact Fund, LP (the “Marble Fund”) for a purchase price of $25.0 million. The Marble Fund owns a diversified portfolio of multifamily assets and build-to-rent multifamily investments located in the United States.

Preferred Equity Investment Summary

Our preferred equity investment activity was as follows: (i) we increased our original capital commitment for preferred equity interests in Wayford at Innovation Park by $2.0 million, increasing our total investment to $15.4 million, (ii) we entered into a joint venture agreement with an unaffiliated third party, and made a commitment to invest $16.2 million for preferred equity interests, to develop an approximately 300 unit residential community located in Sanford, North Carolina known as Sanford Marketplace, and (iii) had our preferred equity investment in The Cottages at Myrtle Beach fully redeemed in the aggregate amount of $28.1 million, which included our principal investment of $17.9 million, and accrued preferred return and outstanding amounts of $10.2 million.

In addition, we sold our preferred equity interests in Indigo Cove and Wayford at Pringle to a joint venture, with such joint venture including an affiliate of Bluerock Homes Manager, LLC (our “Manager”), in the aggregate amounts of $4.2 million and $9.2 million, respectively, which included our outstanding principal investments and accrued preferred returns, net of any reimbursements.

As of June 30, 2025, we had funded $11.6 million of our $37.8 million aggregate commitment to fund capital for preferred equity interests in Canvas at Wildwood, River Ford, and Sanford Marketplace.

Held for Sale

At June 30, 2025 and December 31, 2024, we classified an aggregate of 94 units and 167 units, respectively, as held for sale in our consolidated balance sheets. For the three and six months ended June 30, 2025 and 2024, we recorded an impairment of $0.1 million and $1.1 million, and $0.2 million and $1.2 million, respectively, related to held for sale units which is included in gain on sale and (impairment) of real estate investments, net in our consolidated statements of operations and comprehensive income. The 94 units classified as held for sale at June 30, 2025 are all reported in our scattered single-family homes segment and are included in the following portfolios: 3 units of ILE, 25 units of Indy-Springfield, 13 units of Peak JV 2, and all 53 units of Peak JV 3. These units were identified based on submarket analysis and individual unit-level operational review. Real estate assets classified as held for sale are reported at the lower of their carrying value or estimated fair value less costs to sell and are presented separately within operating real estate held for sale, net on our consolidated balance sheets.

Series A Redeemable Preferred Stock

During the six months ended June 30, 2025, we issued 1,201,235 shares of 6.0% Series A Redeemable Preferred Stock (the “Series A Preferred Stock”) at $25.00 per share (the “Stated Value”) under a continuous registered offering with net proceeds of approximately $26.0 million after (i) commissions, dealer manager fees and sales discounts, and (ii) costs related to establishing the offering of Series A Preferred Stock. As of June 30, 2025, we had issued a total of 5,834,520 shares of Series A Preferred Stock with total net proceeds of approximately $127.1 million after commissions, dealer manager fees, sales discounts and offering costs. Additionally, as of June 30, 2025, we, at the request of holders, had redeemed a total of 10,960 shares of Series A Preferred Stock through the issuance of 18,653 shares of Class A common stock and redeemed a total of 8,008 shares of Series A Preferred Stock in cash.

Series A Preferred Stock Redemption Safeguard Policy

On February 6, 2025, we implemented a new Series A Preferred Stock Redemption Safeguard Policy (the “Policy”) with respect to our Series A Preferred Stock. The Policy is applicable in the event of any redemption of shares of Series A Preferred Stock in shares of our Class A common stock rather than in cash (each, a “Preferred Redemption in common stock”). The Policy provides that if, within 10 business days of any such Preferred Redemption in common stock, any such shares of Class A common stock are sold at a loss (i.e. a lower price than the Aggregate Redemption Value), the holder can apply to us for a cash payment to the holder in an amount equal to the difference between (i) the Aggregate Redemption Value of the Class A common stock so issued, and (ii) the Aggregate Sale Price at which such shares of Class A common stock were sold, subject to certain conditions and requirements as set forth in the Policy. The Policy applies both retroactively, and on a go-forward basis, to holders of our Series A Preferred Stock.

Stockholders’ Equity

Our total stockholders’ equity decreased $3.8 million from $139.1 million as of December 31, 2024 to $135.3 million as of June 30, 2025. The decrease in our total stockholders’ equity is primarily attributable to dividends declared of $5.3 million and preferred stock accretion of $1.8 million, partially offset by a net adjustment of $1.2 million for noncontrolling interests, net income of $1.0 million, comprehensive income of $0.7 million, and $0.3 million from Class A common stock issuances.

Results of Operations

The following is a summary of our consolidated real estate investments as of June 30, 2025:

							Occupancy –
							Excluding Held
		Number of	Average	Ownership	Average	Occupancy –	for Sale/Reno
Operating Investment Name	Market / Location	Units (1)	Year Built	Interest	Rent (2)	All Units (3)	Units (4)
Scattered Single-Family Homes
Ballast	AZ / CO / WA	84	1998	95%	$2,086	96.4%	96.4%
Golden Pacific	IN / KS / MO	169	1977	97%	1,802	93.5%	94.6%
ILE	TX / SE US	461	1991	95%	1,867	94.4%	95.4%
Indy-Springfield	IN / MO	311	1999	100%	1,384	92.9%	96.2%
Peak JV 2	Various / TX	554	1982	80%	1,349	88.3%	90.4%
Peak JV 3	Dallas-Fort Worth, TX	53	1961	56%	1,368	39.6%	—
Savannah-84	Savannah, GA	84	2022	100%	1,850	94.0%	94.0%
Total Scattered Single-Family Homes / Average		1,716			$1,609	90.4%	93.8%

Residential Communities
Allure at Southpark	Charlotte, NC	350	2014	98%	$1,725	85.4%	85.7%
Amira at Westly	Tampa, FL	408	1999/2023	25%	1,902	92.2%	92.4%
Avenue at Timberlin Park	Jacksonville, FL	200	2001	100%	1,603	98.0%	98.5%
Southern Pines Reserve	Aberdeen, NC	272	2000/2003	99%	1,507	90.8%	91.1%
Villas at Huffmeister	Houston, TX	294	2007	95%	1,582	95.9%	96.2%
Wayford at Concord	Concord, NC	150	2019	83%	2,156	95.3%	96.0%
Yauger Park Villas	Olympia, WA	80	2010	95%	2,462	97.5%	97.5%
Total Residential Communities Units / Average		1,754			$1,766	92.4%	92.7%
Total Operating Units / Average		3,470			$1,689	91.4%	93.2%

Development Investment Name
Residential Communities
Abode Wendell Fall (5)	Wendell, NC	170	—	100%	—	—	—
Total Development Units		170
Total Units		3,640

(1)

Total operating units includes an aggregate of 94 units classified as held for sale, with such units included in the following portfolios: 3 units of ILE, 25 units of Indy-Springfield, 13 units of Peak JV 2, and all 53 units of Peak JV 3.

(2)	Represents the average of the ending average effective rent per occupied unit as of the last day of each month in the three months ended June 30, 2025.
(3)	Percent occupied is calculated as (i) the number of units occupied as of June 30, 2025 divided by (ii) total number of units, expressed as a percentage.
(4)

Percent occupied is calculated as (i) the number of units occupied as of June 30, 2025 divided by (ii) total number of units, expressed as a percentage, and excludes 94 units classified as held for sale and an aggregate of 10 down/renovation units.

(5)	Abode Wendell Falls is a build-to-rent development project that commenced construction in 2024.

The following is a summary of our consolidated operational results by reportable segment for the three and six months ended June 30, 2025 and 2024 ($ in thousands, except average rental rates):

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	Variance		2025	2024	Variance
Rental and other property revenues
Residential communities	$8,915	$3,818	133.5%		$17,024	$6,389	166.5%
Scattered single-family homes	7,792	8,118	(4.0)%		15,593	16,305	(4.4)%
Total rental and other property revenues	16,707	11,936	40.0%		32,617	22,694	43.7%

Property operating expenses
Residential communities	3,895	1,633	138.5%		7,397	2,520	193.5%
Scattered single-family homes	4,282	4,319	(0.9)%		8,432	8,437	—
Total property operating expenses	8,177	5,952	37.4%		15,829	10,957	44.5%

Net operating income
Residential communities	5,020	2,185	129.7%		9,627	3,869	148.8%
Scattered single-family homes	3,510	3,799	(7.6)%		7,161	7,868	(9.0)%
Total net operating income	$8,530	$5,984	42.5%		$16,788	$11,737	43.0%

Residential communities	92.7%	94.5%	(180)	bps	93.4%	95.3%	(190)	bps
Scattered single-family homes	90.5%	91.5%	(100)	bps	90.2%	91.5%	(130)	bps
Average occupancy percentage (1)(2)	91.6%	92.3%	(70)	bps	91.7%	92.4%	(70)	bps

Residential communities	$1,766	$1,786	(1.1)%		$1,789	$1,814	(1.4)%
Scattered single-family homes	1,609	1,549	3.9%		1,599	1,539	3.9%
Average rental rate (2)(3)	$1,689	$1,615	4.6%		$1,692	$1,608	5.2%

(1)	Represents the average of the ending occupancy as of the last day of each month in the period presented for all units in our consolidated portfolio.
(2)	The amount presented for 2024 includes Navigator Villas which was sold in August 2024.
(3)	Represents the average of the ending average effective rent per occupied unit as of the last day of each month in the period presented.

The following is a summary of our preferred equity investments as of June 30, 2025:

			Total Actual /		Actual /	Actual /	Actual /
		Actual /	Estimated		Estimated	Estimated	Estimated		Estimated
		Planned	Construction	Cost to Date	Construction	Initial	Construction		Average
Lease-up Investment Name	Location / Market	Number of Units	Cost (in millions)	(in millions)	Cost Per Unit	Occupancy	Completion	% Occupied	Rent (1)
Chandler	Chandler, AZ	208	$48.2	$48.2	$231,731	2Q 2024	3Q 2024	85.6%	$1,920
Total Lease-up Units		208

Development Investment Name (2)
River Ford	Brunswick, GA	170	51.6	14.4	303,529	4Q 2025	1Q 2027	—	2,004
Sanford Marketplace	Sanford, NC	300	59.6	7.8	198,667	4Q 2026	2Q 2027	—	1,587
Canvas at Wildwood	Wildwood, FL	224	60.3	12.7	269,196	4Q 2026	4Q 2027	—	1,937
Total Development Units		694

Operating Investment Name (3)
The Cottage of Port St. Lucie	Port St. Lucie, FL	286						95.5%	2,218
Wayford at Innovation Park	Charlotte, NC	210						94.3%	1,994
Total Operating Units		496
Total Units/Average		1,398							$1,992

(1)	Represents the average pro forma effective monthly rent per occupied unit for all expected occupied units during the first full quarter of stabilization.
(2)	None of the development investments had commenced lease-up as of June 30, 2025.
(3)	Operating investments represent stabilized operating properties.

Three Months Ended June 30, 2025 Compared to Three Months Ended June 30, 2024

Revenue

Rental and other property revenues increased $4.8 million, or 40%, to $16.7 million for the three months ended June 30, 2025 as compared to $11.9 million for the same prior year period. The increase was primarily due to: (i) the acquisition of 1,230 units at four residential communities, which was partially offset by sales of 176 units at one residential community and 159 single-family units in our portfolio since April 1, 2024, and (ii) rental rate improvement from our active management and organic market rent growth. Our average rent per occupied unit increased $74, or 4.6%, to $1,689 as compared to $1,615 during the prior year period. Average occupancy decreased 70 basis points from 92.3% to 91.6% on a year over year basis.

Interest income from loan investments amounted to $0.1 million for the three months ended June 30, 2025 as compared to $0.6 million for the same prior year period due to the full payoff of three loan investments since the third quarter of 2024.

Expenses

Property operating expenses increased $2.2 million, or 37%, to $8.2 million for the three months ended June 30, 2025 as compared to $6.0 million for the same prior year period. The increase was primarily due to the acquisition of 1,230 units at four residential communities, which was partially offset by sales of 176 units at one residential community and 159 single-family units in our portfolio since April 1, 2024.

Property management and asset management fee expenses were $1.3 million for the three months ended June 30, 2025 as compared to $1.2 million in the same prior year period. Property management fees are based on a stated percentage of property revenues and asset management fees are based on a stated percentage of capital contributions or assets under management, where applicable.

General and administrative expenses amounted to $2.7 million for the three months ended June 30, 2025 as compared to $2.4 million for the same prior year period. Of the $2.7 million total expense in the second quarter 2025, $1.7 million related to direct costs incurred by us, while the remaining $1.0 million related to the operating expense reimbursement to our Manager, which includes rent, utilities, and IT expenses.

Management fees to related party amounted to $2.6 million for the three months ended June 30, 2025 as compared to $2.2 million for the same prior year period. The increase was due to an increase in equity primarily from our continuous registered offering of Series A Preferred Stock. For the second quarter of 2025, we will pay $0.2 million of the base management fee in C-LTIP Units with the remainder in cash. Prior to the fourth quarter 2024, we paid the base management fee to the Manager as one half (50%) in C-LTIP Units and the remainder in cash.

Acquisition and other transaction costs amounted to $0.1 million for the three months ended June 30, 2025 and zero for the same prior year period. Acquisition costs can vary greatly, and the costs incurred in any given period may be significantly different in future periods.

Depreciation and amortization expenses were $7.2 million for the three months ended June 30, 2025 as compared to $4.8 million for the same prior year period, with the increase primarily due to the acquisition of four residential communities since April 1, 2024. The increase was partially offset by (i) the sales of one residential community and single-family units in our portfolio since April 1, 2024 and (ii) in-place leases being fully amortized at one residential community prior to the second quarter 2025.

Other Income and Expense

Other income and expense amounted to income of $0.2 million for the three months ended June 30, 2025 as compared to expense of $1.2 million for the same prior year period. This was primarily due to a $1.5 million gain on the sale of one preferred equity investment, a $1.0 million decrease in impairment on real estate, and a $0.6 million increase in gain on sales of real estate investments. These income sources were partially offset by a $1.6 million increase in interest expense primarily attributable to an increase in the outstanding debt to $347.3 million at June 30, 2025 as compared to $228.0 million at June 30, 2024.

Income Tax Expense

Income tax expense amounted to income of $0.6 million for the three months ended June 30, 2025 as compared to zero for the same prior year period. The 2025 expense primarily relates to Amira at Westly and three preferred equity investments.

Six Months Ended June 30, 2025 Compared to Six Months Ended June 30, 2024

Revenue

Rental and other property revenues increased $9.9 million, or 44%, to $32.6 million for the six months ended June 30, 2025 as compared to $22.7 million for the same prior year period. The increase was primarily due to: (i) the acquisition of 1,524 units at five residential communities, which was partially offset by sales of 176 units at one residential community and 183 single-family units in our portfolio since January 1, 2024, and (ii) rental rate improvement from our active management and organic market rent growth. Our average rent per occupied unit increased $84, or 5.2%, to $1,692 as compared to $1,608 during the prior year period. Average occupancy decreased 70 basis points from 92.4% to 91.7% on a year over year basis.

Interest income from loan investments amounted to $0.6 million for the six months ended June 30, 2025 as compared to $1.0 million for the same prior year period due to the full payoff of three loan investments since the third quarter of 2024.

Expenses

Property operating expenses increased $4.8 million, or 44%, to $15.8 million for the six months ended June 30, 2025 as compared to $11.0 million for the same prior year period. The increase was primarily due to the acquisition of 1,524 units at five residential communities, which was partially offset by sales of 176 units at one residential community and 183 single-family units in our portfolio since January 1, 2024.

Property management and asset management fee expenses were $2.7 million for the six months ended June 30, 2025 as compared to $2.3 million in the same prior year period. Property management fees are based on a stated percentage of property revenues and asset management fees are based on a stated percentage of capital contributions or assets under management, where applicable.

General and administrative expenses amounted to $5.7 million for the six months ended June 30, 2025 as compared to $5.3 million for the same prior year period. Of the $5.7 million total expense for the six months ended June 30, 2025, $3.7 million related to direct costs incurred by us, while the remaining $2.0 million related to the operating expense reimbursement to our Manager, which includes rent, utilities, and IT expenses.

Management fees to related party amounted to $5.1 million for the six months ended June 30, 2025 as compared to $4.2 million for the same prior year period. The increase was due to an increase in equity primarily from our continuous registered offering of Series A Preferred Stock. For the six months ended June 30, 2025, we will pay $0.4 million of the base management fee in C-LTIP Units with the remainder in cash. Prior to the fourth quarter 2024, we paid the base management fee to the Manager as one half (50%) in C-LTIP Units and the remainder in cash.

Acquisition and other transaction costs amounted to $0.2 million for the six months ended June 30, 2025 and were minimal for the same prior year period. Acquisition costs can vary greatly, and the costs incurred in any given period may be significantly different in future periods.

Depreciation and amortization expenses were $14.7 million for the six months ended June 30, 2025 as compared to $8.8 million for the same prior year period, with the increase primarily due to the acquisition of five residential communities since January 1, 2024. The increase was partially offset by (i) the sales of one residential community and single-family units in our portfolio since January 1, 2024 and (ii) in-place leases being fully amortized at one residential community prior to 2025.

Other Income and Expense

Other income and expense amounted to expense of $1.1 million for the six months ended June 30, 2025 as compared to expense of $0.4 million for the same prior year period. This was primarily due to a $4.3 million increase in interest expense primarily attributable to an increase in the outstanding debt to $347.3 million at June 30, 2025 as compared to $166.7 million at December 31, 2023. This expense was partially offset by a $1.5 million gain on the sale of one preferred equity investment, a $1.1 million increase in gain on sale of real estate investments, and a $1.0 million decrease in impairment on real estate.

Income Tax Expense

Income tax expense amounted to income of $1.0 million for the six months ended June 30, 2025 as compared to zero for the same prior year period. The 2025 expense primarily relates to Amira at Westly and three preferred equity investments.

Net Operating Income

We believe that net operating income (“NOI”) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. NOI also is a computation made by analysts and investors to measure a real estate company’s operating performance.

We believe that this measure provides an operating perspective not immediately apparent from operating income or net income prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses.

However, NOI should only be used as a supplemental measure of our financial performance. The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI, as computed in accordance with GAAP for the periods presented (amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net loss attributable to common stockholders	$(2,484)	$(1,632)	$(5,013)	$(2,652)
Add back: Net loss attributable to Operating Partnership Units	(5,567)	(3,536)	(11,228)	(5,705)
Net loss attributable to common stockholders and unit holders	(8,051)	(5,168)	(16,241)	(8,357)
Net loss attributable to partially owned properties’ noncontrolling interests	(1,302)	(746)	(2,975)	(980)
Real estate depreciation and amortization	7,176	4,783	14,652	8,753
Non-real estate depreciation and amortization	13	41	29	82
Non-cash interest expense	648	415	1,406	666
Unrealized loss on derivatives	456	840	1,234	1,555
(Recovery of) provision for credit losses	(2)	71	(104)	166
Property management and asset management fees	1,336	1,159	2,661	2,291
Management fees to related party	2,606	2,173	5,146	4,244
Acquisition and other transaction costs	135	—	211	4
Corporate operating expenses	2,665	2,434	5,722	5,299
Weather-related losses, net	45	—	45	—
Loss on extinguishment of debt costs	5	—	9	—
Interest income	(1,182)	(1,138)	(2,286)	(2,333)
Preferred dividends	2,254	562	4,264	815
Preferred stock accretion	1,273	181	1,796	181
Other expense, net	15	300	74	60
Income tax expense	626	—	972	—
Income from preferred equity investments	(2,306)	(2,846)	(5,416)	(5,587)
Interest income from loan investments	(95)	(587)	(598)	(1,005)
(Gain on sale) and impairment of real estate investments, net	(858)	707	(1,561)	534
Gain on sale of available-for-sale investments	(1,450)	—	(1,450)	—
Total property income	4,007	3,181	7,590	6,388
Add back: Interest expense	4,523	2,803	9,198	5,349
Net operating income	$8,530	$5,984	$16,788	$11,737

Liquidity and Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, both short- and long-term. Our primary short-term liquidity requirements historically have related to (i) our operating expenses and other general business needs, (ii) investment in real estate, (iii) distributions to stockholders, (iv) committed investments and capital requirements to fund development and renovations at existing properties, and (v) ongoing commitments to repay borrowings, including our maturing debt and the KeyBank Credit Facility.

Our ability to access capital on favorable terms as well as to use cash from operations to continue to meet our short-term liquidity needs could be affected by various risks and uncertainties, including the risks detailed in Part I, Item 1A titled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 20, 2025. While consolidated occupancy excluding units classified as held for sale and down/renovation units remains strong at 93.2% as of June 30, 2025, in future periods we may experience reduced levels of tenant retention, and reduced foot traffic and lease applications from prospective tenants.

In addition, in October 2024, we launched a program to sponsor and raise capital through private placement offerings of Delaware statutory trusts (each, a “DST”) holding residential properties (collectively, the “DST Program”). We expect that the DST Program will give us the opportunity to expand and diversify our capital raise strategies by offering what we believe to be an attractive investment product for investors that may be seeking replacement properties to complete like-kind exchange transactions and create future pipeline acquisition opportunities. In conjunction with the DST Program, our Operating Partnership has issued certain non-interest bearing demand notes in relation to its role as the master tenant (the “Master Tenant”) under certain master leases (the “Master Leases”) related to the DST Program (the “Demand Notes”), which could be called upon if the net operating cash flow is insufficient to pay the rent required under the Master Leases (subject to limited deferral rights) or satisfy its other obligations under the Master Leases. As compensation for the Operating Partnership’s obligations under the Master Leases, we will share in the rent paid by the tenants of the underlying properties in accordance with the waterfall set forth in the applicable Master Lease. As of June 30, 2025, we had two properties (Amira at Westly and Southern Pines Reserve) in our DST Program and had raised net offering proceeds of $45.5 million, issued demand notes of $1.1 million, and had $160.3 million in total net real estate investments associated with the DST Program.

In conjunction with sponsoring of the DST Program, our Operating Partnership is granted an option to acquire DST Interests from the DST Program’s beneficial owners at a later date for an aggregate value equal to such beneficial owner’s pro rata share of the appraised value of the properties, as determined by an independent appraisal firm, less any indebtedness encumbering such beneficial owner’s DST Interest or the beneficial owner’s pro rata share of any indebtedness encumbering the properties, which will be assumed or paid off by our Operating Partnership.

In general, we believe our available cash balances, cash flows from operations, proceeds from the offering of our Series A Preferred Stock, proceeds from the KeyBank Credit Facility (as hereinafter defined, the “revolving credit facility”), proceeds from our DST Program, proceeds from future mortgage debt financings for acquisitions and/or development projects, and other financing arrangements will be sufficient to fund our liquidity requirements with respect to our existing portfolio for the next 12 months. In general, we expect that our results related to our existing portfolio will improve in future periods as a result of anticipated future investments in and acquisitions of residential properties and build-to-rent communities.

We believe we will be able to meet our primary liquidity requirements going forward through, among other sources:

●	$127.6 million in cash available at June 30, 2025;
●	capacity of $50 million, all of which was available on the KeyBank Credit Facility at June 30, 2025 for use in our DST Program;
●	proceeds from future mortgage debt financings for acquisition and/or development projects;
●	cash generated from operating activities; and
●	proceeds from the offering of our Series A Preferred Stock and potential offerings of common and preferred stock, as well as issuances of units of limited partnership interest in our Operating Partnership (“OP Units”).

The following table summarizes our contractual obligations as of June 30, 2025 related to our mortgage notes secured by our properties. At June 30, 2025, the KeyBank Credit Facility had no outstanding balance. Our estimated future required payments on these obligations as of June 30, 2025 were as follows (amounts in thousands):

	Total	2025	2026-2027	2028-2029	Thereafter
Mortgages Payable (Principal)	$347,337	$965	$117,665	$86,152	$142,555
Estimated Interest Payments on Mortgages Payable	88,415	9,033	34,833	22,030	22,519
Total	$435,752	$9,998	$152,498	$108,182	$165,074

Estimated interest payments are based on the stated rates for mortgage notes payable assuming the interest rate in effect for the most recent quarter remains in effect through the respective maturity dates.

At June 30, 2025, we had contractual commitments to fund future cash obligations in certain of our preferred equity investments in the aggregate of $26.2 million. In addition, we made a commitment to fund the total estimated project costs of $56.9 million for the development of Abode Wendell Falls, a 170-unit build-to-rent development project in Wendell, North Carolina. At June 30, 2025, the remaining estimated project costs to complete Abode Wendell Falls was $45.3 million.

As equity capital market conditions permit, we may supplement our capital for short-term liquidity needs with proceeds of potential offerings of our common and preferred stock, as well as the issuance of OP Units. Given the significant volatility in the trading price of REIT equities and our otherwise stable financial condition and liquidity position, we cannot provide assurances that these offerings are a likely source of capital to meet short-term liquidity needs.

On February 13, 2024, our board of directors (the “Board”) authorized a stock repurchase plan for the repurchase of up to an aggregate of $5 million of our outstanding shares of Class A common stock. The repurchase plan had a term of one year and ended in February 2025. We made no repurchases of our Class A common stock under the plan.

On February 28, 2025, our Board authorized a new stock repurchase plan for the repurchase, from time to time, of up to an aggregate of $5 million of our outstanding shares of Class A common stock, with such repurchases to be conducted in accordance with the requirements of Rule 10b-18 of the Exchange Act and subject to Rule 10b-5 of the Exchange Act. The repurchase plan has a term of one year and may be discontinued at any time. The extent to which we repurchase shares of our Class A common stock under the repurchase plan, and the timing of any such repurchases, depends on a variety of factors including general business and market conditions and other corporate considerations. We expect that any repurchases of our Class A common stock will be through open market transactions, subject to market conditions, certain price limitations and other conditions established under the plan. Open market repurchases will be structured to occur in conformity with the method, timing, price and volume requirements of Rule 10b-18 of the Exchange Act. As of June 30, 2025, we had not made any repurchases of our Class A common stock.

Our primary long-term liquidity requirements relate to (i) costs for additional residential investments, including development properties, (ii) repayment of long-term debt and our revolving credit facility, (iii) capital expenditures, (iv) cash redemption requirements related to our Series A Preferred Stock, (v) cash requirements related to our Series A Preferred Stock Safeguard Policy, and (vi) Class A common stock repurchases under our stock repurchase plan.

We intend to finance our long-term liquidity requirements with net proceeds of additional issuances of common and preferred stock, including issuances in connection with the continuous registered offering of our Series A Preferred Stock, our revolving credit facility, as well as future acquisition or project-based borrowings. Our success in meeting these requirements will therefore depend upon our ability to access capital. Further, our ability to access equity capital is dependent upon, among other things, general market conditions for REITs and the capital markets generally, market perceptions about us and our asset class, and current trading prices of our securities.

As we did in the six months ended June 30, 2025, we may also selectively sell consolidated operating assets at appropriate times, which would be expected to generate cash sources for both our short-term and long-term liquidity needs.

We may also meet our long-term liquidity needs through borrowings from a number of sources, either at the corporate or project level. We believe our revolving credit facility will serve as our primary debt source that will continue to enable us to deploy our capital more efficiently and provide capital structure flexibility as we grow our asset base. In addition to restrictive covenants, our revolving credit facility contains material financial covenants. At June 30, 2025, we were in compliance with all covenants under our revolving credit facility. We will continue to monitor the debt markets, including Fannie Mae and Freddie Mac, and as market conditions permit, access borrowings that are advantageous to us.

If we are unable to obtain financing on favorable terms or at all, we would likely need to curtail our investment activities, including acquisitions and improvements to and developments of real properties, which could limit our growth prospects. This, in turn, could reduce cash available for distribution to our stockholders and may hinder our ability to raise capital by issuing more securities or borrowing more money. We also may be forced to dispose of assets at inopportune times to maintain REIT qualification and Investment Company Act exemption.

We expect to maintain a distribution on our Series A Preferred Stock in accordance with the terms which require monthly dividends. While our distributions through June 30, 2025 have been paid from cash flow from operations and in accordance with our policy, distributions in the future may be paid from cash flow from operations, proceeds from the offering of our Series A Preferred Stock, the sales of assets and additional sources, such as from borrowings.

We have preferred equity interests in properties that are in various stages of development and in lease-up, and our preferred equity investments are structured to provide a current and/or accrued preferred return during all phases. Each joint venture in which we own a preferred equity interest is required to redeem our preferred equity interests, plus any accrued preferred return, based on a fixed maturity date, generally in relation to the property’s construction loan or mortgage loan maturity. Upon redemption of the preferred equity interests, our income, FFO, CFFO and cash flows could be reduced below the preferred returns currently being recognized. Alternatively, if the joint ventures do not redeem our preferred membership interest when required, our income, FFO, CFFO and cash flows could be reduced if the development project does not produce sufficient cash flow to pays its operating expenses, debt service and preferred return obligations. We previously held notes receivable investments that were structured as senior loans. In the future, we may make additional notes receivable investments structured as senior loans or through mezzanine financing. The notes receivable provided a current stated return and required repayment based on a fixed maturity date. If the property did not repay the notes receivable upon maturity, our income, FFO, CFFO and cash flows could have been reduced below the stated returns if the property did not produce sufficient cash flow to pay its operating expenses and debt service, or to refinance its debt obligations. As we evaluate our capital position and capital allocation strategy, we may consider alternative means of financing our development loan and preferred equity investment activities at the subsidiary level.

Off-Balance Sheet Arrangements

As of June 30, 2025, we have off-balance sheet arrangements that may have a material effect on our financial condition, revenues or expenses, results of operations, liquidity, capital resources or capital expenditures. At June 30, 2025, we hold preferred equity interests in six joint ventures that are accounted for as available-for-sale debt securities.

Cash Flows from Operating Activities

As of June 30, 2025, we held twenty-one real estate investments, consisting of fifteen consolidated investments and six preferred equity investments, with the twenty-one investments representing an aggregate of 5,038 residential units. During the six months ended June 30, 2025, net cash provided by operating activities was $14.8 million after net loss of $13.2 million was adjusted for the following:

●	non-cash items of $11.6 million;
●	distributions of income and income from preferred equity investments of $10.7 million;
●	an increase in accounts payable and other accrued liabilities of $4.7 million;
●	an increase in due to affiliates of $1.8 million; and
●	a decrease in notes and accrued interest receivable of $0.5 million; offset by:
●	an increase in accounts receivable, prepaids and other assets of $1.3 million.

Cash Flows from Investing Activities

During the six months ended June 30, 2025, net cash used in investing activities was $26.0 million, primarily due to the following:

●	$58.7 million used in the acquisition of real estate investments;
●	$25.0 million used in an investment in an unconsolidated real estate fund;
●	$8.9 million used on capital expenditures;
●	$8.1 million used in investments in preferred equity investments; and
●	$1.6 million used in purchase of rate caps; offset by:
●	$31.7 million of repayments on notes receivable;
●	$30.8 million of proceeds from the sale and redemption of preferred equity investments; and
●	$13.7 million of proceeds from the sales of real estate investments.

Cash Flows from Financing Activities

During the six months ended June 30, 2025, net cash provided by financing activities was $25.0 million, primarily due to the following:

●	$41.5 million of contributions from noncontrolling interests;
●	borrowings of $30.7 million on mortgages payable;
●	net proceeds of $26.0 million from the issuance of shares of Series A Preferred Stock; and
●	proceeds of $20.0 million from borrowings on revolving credit facilities; offset by:
●	$81.0 million of repayments on revolving credit facilities;
●	$4.1 million of cash distributions paid to preferred stockholders;
●	$4.0 million of repayments on mortgages payable;
●	$1.7 million in deferred financing costs;
●	$1.1 million of distributions to noncontrolling interests;
●	$0.5 million of distributions to partially owned properties’ noncontrolling interests;
●	$0.5 million of cash distributions paid to common stockholders; and
●	$0.2 million paid for the redemption of Series A Preferred Stock.

Capital Expenditures

The following table summarizes our total capital expenditures for the six months ended June 30, 2025 and 2024 (amounts in thousands):

	Six Months Ended
	June 30,
	2025	2024
New development	$4,162	$235
Redevelopment/renovations	2,950	1,414
Routine capital expenditures	1,999	1,867
Normally recurring capital expenditures	438	289
Total capital expenditures	$9,549	$3,805

New development represents the expenditures for the planning, land development, and construction of residential homes and communities. Redevelopment and renovation costs are non-recurring capital expenditures for significant projects, such as preparing a unit for rental. The renovation work varies, but may include flooring, cabinetry, paint, plumbing, appliances and other items required to make the unit rent ready. Routine capital expenditures are necessary non-revenue generating improvements that extend the useful life of the property and that are less frequent in nature, such as roof repairs and concrete work/asphalt resurfacing. Normally recurring capital expenditures are necessary non-revenue generating improvements that occur on a regular ongoing basis, such as flooring and appliances.

Funds from Operations and Core Funds from Operations Attributable to Common Stockholders and Unit Holders

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income (loss), computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for notes receivable, preferred equity investments and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition and other transaction costs, non-cash interest, unrealized gains or losses on derivatives, provision for (recovery of) credit losses, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, equity compensation expense, non-recurring income tax, and preferred stock accretion. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and other transaction costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income (loss), including net income (loss) attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income (loss) attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

The table below presents our calculation of FFO and CFFO for the three and six months ended June 30, 2025 and 2024 ($ in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net loss attributable to common stockholders	$(2,484)	$(1,632)	$(5,013)	$(2,652)
Add back: Net loss attributable to Operating Partnership Units	(5,567)	(3,536)	(11,228)	(5,705)
Net loss attributable to common stockholders and unit holders	(8,051)	(5,168)	(16,241)	(8,357)

Real estate depreciation and amortization	7,176	4,783	14,652	8,753
(Gain on sale) and impairment of real estate investments, net	(858)	707	(1,561)	534
Gain on sale of available-for-sale investments	(1,450)	—	(1,450)	—
Adjustment for partially owned properties’ noncontrolling interests	(847)	(606)	(1,541)	(927)
FFO attributable to common stockholders and unit holders	(4,030)	(284)	(6,141)	3

Acquisition and other transaction costs	135	—	211	4
Non-cash interest expense	648	415	1,406	666
Unrealized loss on derivatives	456	840	1,234	1,555
(Recovery of) provision for credit losses	(2)	71	(104)	166
Loss on extinguishment of debt costs	5	—	9	—
Weather-related losses, net	45	—	45	—
Non-real estate depreciation and amortization	13	41	29	82
Other income/expense, net	272	300	256	60
Non-cash equity compensation	1,061	1,627	2,434	3,679
Non-recurring income tax expense	578	—	746	—
Preferred stock accretion	1,273	181	1,796	181
Adjustment for partially owned properties’ noncontrolling interests	(235)	(127)	(413)	(131)
CFFO attributable to common stockholders and unit holders	$219	$3,064	$1,508	$6,265

Per Share and Unit Information:
FFO attributable to common stockholders and unit holders - diluted	$(0.32)	$(0.02)	$(0.49)	$—
CFFO attributable to common stockholders and unit holders - diluted	$0.02	$0.25	$0.12	$0.52

Weighted average common shares and units outstanding - diluted	12,627,545	12,216,122	12,581,451	12,112,339

Operating cash flow, FFO and CFFO may also be used to fund all or a portion of certain capitalizable items that are excluded from FFO and CFFO.

Presentation of this information is intended to assist the reader in comparing the sustainability of the operating performance of different REITs, although it should be noted that not all REITs calculate FFO or CFFO the same way, so comparisons with other REITs may not be meaningful. FFO or CFFO should not be considered as an alternative to net income (loss) attributable to common stockholders or as an indication of our liquidity, nor is either indicative of funds available to fund our cash needs, including our ability to make distributions. Both FFO and CFFO should be reviewed in connection with other GAAP measurements.

Distributions

Declaration Date	Record Date	Amount	Paid / Payable Date
Class A common stock
March 11, 2025	March 25, 2025	$0.125	April 4, 2025
March 11, 2025	June 25, 2025	0.125	July 3, 2025
March 11, 2025	September 25, 2025	0.125	October 3, 2025
March 11, 2025	December 24, 2025	0.125	January 5, 2026
Class C common stock
March 11, 2025	March 25, 2025	$0.125	April 4, 2025
March 11, 2025	June 25, 2025	0.125	July 3, 2025
March 11, 2025	September 25, 2025	0.125	October 3, 2025
March 11, 2025	December 24, 2025	0.125	January 5, 2026
Series A Preferred Stock (1)
October 14, 2024	December 24, 2024	$0.125	January 3, 2025
January 15, 2025	January 24, 2025	0.125	February 5, 2025
January 15, 2025	February 25, 2025	0.125	March 5, 2025
January 15, 2025	March 25, 2025	0.125	April 4, 2025
April 15, 2025	April 25, 2025	0.125	May 5, 2025
April 15, 2025	May 23, 2025	0.125	June 5, 2025
April 15, 2025	June 25, 2025	0.125	July 3, 2025
Series A Preferred Enhanced Special Dividend (2)
October 14, 2024	December 24, 2024	$0.010417	January 3, 2025
January 15, 2025	January 24, 2025	0.010417	February 5, 2025
January 15, 2025	February 25, 2025	0.010417	March 5, 2025
January 15, 2025	March 25, 2025	0.010417	April 4, 2025
April 15, 2025	April 25, 2025	0.010417	May 5, 2025
April 15, 2025	May 23, 2025	0.010417	June 5, 2025
April 15, 2025	June 25, 2025	0.010417	July 3, 2025

(1)

Holders of record of newly issued Series A Preferred Stock shares that are held only a portion of the applicable monthly dividend period will receive a prorated dividend based on the actual number of days in the applicable dividend period during which each such share of Series A Preferred Stock was outstanding.

(2)

Holders of record of Series A Preferred Stock shares are entitled to an enhanced special dividend equal to the amount by which (i) the Stated Value of the Series A Preferred Stock multiplied by (a) the sum of (I) the average of the one-month Term SOFR for each day commencing on the 26th of the prior month to the 25th of the applicable month, plus (II) two percent, divided by (b) twelve, exceeds (ii) the standard monthly dividend of $0.125 per share of Series A Preferred Stock. The enhanced special dividend will be aggregated with the standard monthly dividend so as to effect a dividend rate on the Series A Preferred Stock that is subject to a 6.5% minimum and 8.5% maximum annual rate.

A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that we will continue to declare dividends or at this rate. Holders of OP Units, LTIP Units and C-LTIP Units are entitled to receive “distribution equivalents” at the same time as dividends are paid to holders of our Class A common stock.

Our Board will determine the amount of dividends to be paid to our stockholders. The determination of our Board will be based on several factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT status for federal income tax purposes. As a result, our distribution rate and payment frequency may vary from time to time. However, to maintain our REIT status for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income”, as defined by the Internal Revenue Code of 1986, determined without regard to the dividends paid deduction and excluding net capital gains, to our stockholders each year. While our policy is generally to pay distributions from cash flow from operations, we may declare distributions in excess of funds from operations.

Significant Accounting Policies and Critical Accounting Estimates

Our significant accounting policies and critical accounting estimates are disclosed in Note 2, “Basis of Presentation and Summary of Significant Accounting Policies,” of our Consolidated Financial Statements.

Subsequent Events

Other than the items disclosed in Note 18 “Subsequent Events” to our interim Consolidated Financial Statements for the period ended June 30, 2025, no material events have occurred that required recognition or disclosure in these financial statements. Refer to Note 18 of our interim Consolidated Financial Statements for discussion.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

We are exposed to interest rate risk primarily through borrowing activities. There is inherent roll-over risk for borrowings as they mature and are renewed at current market rates. The extent of this risk is not quantifiable or predictable because of the variability of future interest rates and our future financing requirements. We are not subject to foreign exchange rates or commodity price risk, and all our financial instruments were entered into for other than trading purposes.

Our interest rate risk is monitored using a variety of techniques. The table below ($ in thousands) presents the principal payments and the weighted average interest rates on outstanding debt, by year of expected maturity, to evaluate the expected cash flows and sensitivity to interest rate changes. Fair value adjustments and unamortized deferred financing costs, net, of approximately $(8.7) million are excluded. At June 30, 2025, the KeyBank Credit Facility had no outstanding balance.

	2025	2026	2027	2028	2029	Thereafter	Total
Mortgage Notes Payable	$965	$33,558	$84,107	$5,702	$80,450	$142,555	$347,337
Weighted Average Interest Rate	3.96%	4.18%	7.21%	5.75%	5.11%	5.18%	5.56%

The fair value of mortgages payable is estimated at $343.8 million at June 30, 2025.

The table above incorporates those exposures that exist at June 30, 2025; it does not consider those exposures or positions which could arise after that date. As a result, our ultimate realized gain or loss with respect to interest rate fluctuations will depend on the exposures that arise during the period and interest rates.

At June 30, 2025, we had interest rate caps and swaps, which are not accounted for as hedges, that we primarily use as part of our interest rate risk management strategy. Our interest rate caps and swaps mitigate our exposure to interest rate risk by providing a ceiling on the underlying interest rate for $101.0 million of our debt.

Based on our debt outstanding and interest rates in effect at June 30, 2025, a 100-basis point increase or decrease in interest rates on the portion of our debt bearing interest at variable rates would increase interest expense by approximately $58,000 or decrease interest expense by approximately $58,000, respectively, for the quarter ended June 30, 2025.

Item 4. Controls and Procedures

Disclosure Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As required by Rule 13a-15(b) and Rule 15d-15(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our management, including our Chief Executive Officer and Chief Financial Officer, evaluated, as of June 30, 2025, the effectiveness of our disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e) and Rule 15d-15(e). Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective as of June 30, 2025 to provide reasonable assurance that information required to be disclosed by us in this report filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the Exchange Act and is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosures.

We believe, however, that a controls system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the controls systems are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud or error, if any, within a company have been detected.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal controls over financial reporting that occurred during the quarter ended June 30, 2025 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

None.

Item 1A. Risk Factors

Other than the following, there have been no material changes to our potential risks and uncertainties as presented in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 20, 2025.

Your interests could be subordinated and/or diluted by the incurrence of additional debt, the issuance of additional shares of preferred stock, including additional shares of Series A Preferred Stock, and by other transactions.

As of June 30, 2025, our total indebtedness was approximately $347.3 million. We may incur significant additional debt in the future. The Series A Preferred Stock is subordinate to all our existing and future debt and liabilities and those of our subsidiaries. Our future debt may include restrictions on our ability to pay dividends to preferred stockholders in the event of a default under the debt facilities or under other circumstances. In addition, our charter currently authorizes the issuance of up to 250,000,000 shares of preferred stock in one or more classes or series, of which 30,000,000 have been classified as shares of Series A Preferred Stock. As of June 30, 2025, we had issued and outstanding 5,815,552 shares of Series A Preferred Stock. The issuance of additional preferred stock on parity with or senior to the Series A Preferred Stock or any other class or series of preferred stock would dilute the interests of the holders of shares of preferred stock of the applicable class or series, and any issuance of preferred stock senior to the Series A Preferred Stock or any other class or series of preferred stock, or any issuance of additional indebtedness, could affect our ability to pay dividends on, redeem or pay the liquidation preference on any or all of the foregoing class or series of preferred stock. We may issue preferred stock on parity with the Series A Preferred Stock without the consent of the holders of the Series A Preferred Stock. Other than the right of holders to cause us to redeem the Series A Preferred Stock upon a change of control, none of the provisions relating to the Series A Preferred Stock or any other class or series of preferred stock relate to or limit our indebtedness or afford the holders of shares thereof protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of such shares.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

During the quarter ended June 30, 2025, none of our directors or officers (as defined in Section 16 of the Exchange Act) adopted or terminated a “Rule 10b5-1 trading arrangement” or a “non-Rule 10b5-1 trading arrangement” (each as defined in Item 408(a) and (c), respectively, of Regulation S-K).

Item 6. Exhibits

3.1	Second Articles of Amendment and Restatement of Bluerock Homes Trust, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 6, 2022

3.2	Amended and Restated Bylaws of Bluerock Homes Trust, Inc., incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 6, 2022

3.3	Articles Supplementary of the Company, dated December 1, 2022, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 5, 2022

3.4

Articles Supplementary of the Company, dated January 24, 2023, incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-269415) filed on January 25, 2023

3.5	Articles Supplementary of the Company, dated March 14, 2023, incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K filed on March 22, 2023

4.1

Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated April 2, 2014, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on April 8, 2014

4.2

Thirteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated September 22, 2022, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Bluerock Residential Growth REIT, Inc. on September 22, 2022

4.3

Fourteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated December 1, 2022, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 5, 2022

4.4

Fifteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated January 24, 2023, incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-269415) filed on January 25, 2023

10.1

Purchase and Sale Agreement by and between BHM DST Acquisitions, LLC, and Hawthorne Pines, LLC, dated as of April 8, 2025, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 11, 2025

10.2	Bluerock Homes Trust, Inc. Amended and Restated Equity Incentive Plan for Individuals, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 12, 2025

10.3	Bluerock Homes Trust, Inc. Amended and Restated Equity Incentive Plan for Entities, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 12, 2025

31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements, incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 17, 2025

99.2	Presentation, dated June 4, 2025, incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 4, 2025

101.1

The following information from the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2025, formatted in iXBRL (inline eXtensible Business Reporting Language): (i) Balance Sheets; (ii) Statements of Operations and Comprehensive Income; (iii) Statement of Stockholders’ Equity; (iv) Statements of Cash Flows; (v) notes to consolidated financial statements.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

DATE: August 13, 2025	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer
(Principal Executive Officer)

DATE: August 13, 2025	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer
(Principal Financial Officer, Principal Accounting Officer)

EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, R. Ramin Kamfar, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Bluerock Homes Trust, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this based on such evaluation; and

d.

Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 13, 2025	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Christopher J. Vohs, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Bluerock Homes Trust, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this based on such evaluation; and

d.

Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 13, 2025	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as created by Section § 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Bluerock Homes Trust, Inc. (the “Company”) hereby certify, to such officers’ knowledge, that:

(i)

The accompanying Quarterly Report on Form 10-Q for the period ended June 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 13, 2025	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer
(Principal Executive Officer)

August 13, 2025	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).